[CONFORMED COPY]

Exhibit 4(f)1

NEW ORLEANS PUBLIC SERVICE INC.

TO

BANK OF MONTREAL TRUST COMPANY

AND

Z. GEORGE KLODNICKI,

AS TRUSTEES
____________
Mortgage and Deed of Trust
____________
Dated as of May 1, 1987
____________

NEW ORLEANS PUBLIC SERVICE INC.

TO

BANK OF MONTREAL TRUST COMPANY

and

Z. GEORGE KLODNICKI, AS TRUSTEES

Mortgage and Deed of Trust

Table of Contents     The Table of Contents was not a part of the Mortgage and Deed of Trust as executed.

Page
Parties    1
Recitals    1

Description of bonds	1

General form of coupon bond	1

General form of coupon	4

General form of fully registered bond	4
General form of fully registered bond

(reverse)	6
Form of trustee’s authentication

certificate on all bonds	7

Compliance with legal requirements	7
Granting clause     7
Agreement as to after-acquired property     9
Properties excepted from Lien of Indenture     9
Habendum     9
Grant in Trust     10
Defeasance clause     10
Covenant clause     10
ARTICLE I
DEFINITIONS

Sec. 1.01	Explanatory statement 10

Construction of accounting terms	11

Evidence of approval of signer	11
Requests and applications to be accompanied by

certificates and opinions	11

Sec. 1.02	“Adjusted Net Earnings” defined in Section 1.07 hereof 11

“affiliate”	11

“Board of Directors”	11

“City”	11

“Company”	11

“Cost” defined in Section 1.04(III) hereof	11

“Co-Trustee”	11

“Daily Newspaper”	11

“Defaults” defined in Section 12.01 hereof	12

“Deferred Grand Gulf I Costs” defined in the Granting Clause hereof	12

“Engineer”	12

“Engineer’s Certificate”	12

“Excepted Encumbrances” defined in Section 1.06 hereof	12

“Federal Bankruptcy Act”	12

“Fuel Transportation Facilities”	12

“Funded Cash” defined in Section 1.05 hereof	12

“Funded Property” defined in Section 1.05 hereof	12

“Grand Gulf I”	12

“Grand Gulf I Costs”	12

“Independent”	13

“Independent Engineer’s Certificate”	13

“Investment Securities”	13
“the Lien hereof”, “the Lien of the Indenture” and

“the Lien of this Indenture”	13

“Mortgage” or “Indenture”	13

Sec. 1.03	“the Mortgaged and Pledged Property” 13

“Municipalization Interest” defined in the granting clause hereof	14

“Net Earning Certificate” defined in Section 1.07 hereof	14

“1944 Mortgage” defined in the granting clause hereof	14

“Officers’ Certificate”	14

“Opinion of Counsel”	14

“Original Trustee” and “Original Co-Trustee”	14

“Outstanding”	14

“prior lien”	14

“Property Additions” defined in Section 1.04 hereof	14

“Rate Agreement” defined in the granting clause hereof	15
“Rate Recovery Mortgage Bonds”, “Rate Recovery General
and Refunding Mortgage Bonds” and

“Rate Recovery First Mortgage Bonds”	15

“Resolution”	15

“Responsible Officers”	15

“Retired Bonds”	15

“Space Satellites”	16

“Trustee”	16

“Trustees”	16

“underwriter” defined in Section 16.12 hereof	16

Sec. 1.04	(I) “Property Additions” 16

(II) Provisions for netting Property Additions	17

(III) “Cost”	18

Sec. 1.05	“Funded Property” 19

“Funded Cash”	20

Sec. 1.06	“Excepted Encumbrances” 20

Sec. 1.07	“Net Earning Certificate” 22

Construction of phrases relating to property retirement	23

Interest payment in foreign coin or currency	24
ARTICLE II
FORMS, EXECUTION, REGISTRATION AND EXCHANGE OF BONDS

Sec. 2.01	Series and form of bonds 24
One or more series may be expressed in one or more

foreign languages-English text shall prevail	25
Form of each series shall specify the descriptive title, designation, date of bonds, rate or rates of interest, medium of payment, dates of maturity, dates for payment of interest, and place

for payment of principal and interest	26
May also contain provisions for:

(a)	Additional places for payment, registration and transfer 26

(b)	Reimbursement of taxes 26
Sinking fund, put options, and conversion of bonds into stock     26

(c)	Exchanges of bonds 26

(d)	Redemption 26

(e)	Splitting of interest and principal payments 26

(f)	Complying with laws, rules, regulations or usage 26

(g)	Wire or electronic transfer of funds 26

(h)	Other terms and conditions 26

Sec. 2.02	Kinds and denominations of bonds. 26

Sec. 2.03	Date of and interest on fully registered bonds 26

Dates and designation of coupon bonds	27

Sec. 2.04	Legends on bonds 27

Sec. 2.05	Surrender of bonds upon exchange 27

Authentication and issuance of new bonds	27

Charges for exchanges and transfers of bonds	27

Sec. 2.06	Registration and transfer books 27

Sec. 2.07	Execution of bonds 28

Matured coupons to be detached before authentication of bonds	28

Sec. 2.08	Temporary bonds 28

Sec. 2.09	Replacement of stolen, lost, destroyed or mutilated bonds 29

Indemnity and charges	29

Sec. 2.10	Trustee’s certificate on bonds 29

Sec. 2.11	Bonds may be paid in foreign countries and in foreign currencies 29
ARTICLE III
GENERAL PROVISIONS AS TO ISSUE OF BONDS

Sec. 3.01	Aggregate amount of bonds which may be secured by Indenture 29

Sec. 3.02	Company free to determine price, etc., for bonds 30
ARTICLE IV
ISSUANCE OF RATE RECOVERY MORTGAGE BONDS

Sec. 4.01	Requirements for issuance 30

ARTICLE V
ISSUANCE OF BONDS UPON THE BASIS
OF PROPERTY ADDITIONS

Sec. 5.01	Additional bonds issuable on basis of Property Additions 31

Sec. 5.02	No bonds issuable under Article V on basis of Funded Property 31

Sec. 5.03	Bonds issuable under Article V to specified percentage of Cost or fair value of Property Additions after making certain

deductions and additions	31

Sec. 5.04	Net Earning requirements for issue on Property Additions 31

Sec. 5.05	Bond application papers for issue on Property Additions 31

Determination of Cost, fair value and fair market value	35
ARTICLE VI
ISSUANCE OF BONDS UPON RETIREMENT OF CERTAIN
BONDS PREVIOUSLY OUTSTANDING HEREUNDER OR
UNDER THE 1944 MORTGAGE

Sec. 6.01	Bond application papers for issues in refunding certain Retired Bonds 35

Net Earning Certificate in certain cases	36
ARTICLE VII
ISSUANCE OF BONDS UPON DEPOSIT OF CASH WITH TRUSTEE

Sec. 7.01	Bond application papers for issues against deposited cash. 36

Sec. 7.02	Withdrawal of cash deposited under Section 7.01 37

Sec. 7.03	Company may direct application of cash deposited

under Section 7.01 to purchase, pay or redeem bonds	37
ARTICLE VIII
COMPLIANCE WITH THE TRUST INDENTURE ACT OF 1939

Sec. 8.01	Reservation of right to comply with the Trust Indenture Act of 1939 38
ARTICLE IX
PARTICULAR COVENANTS OF THE COMPANY

Sec. 9.01	Possession 38

Maintenance of Lien	38

Right to mortgage	38

Sec. 9.02	Payment of principal and interest 38

Cancellation of paid coupons	38

Sec. 9.03	(a) Appointment of qualified Trustee 38

(b)	Office or agency for presentation of bonds, coupons, notices, etc. 39
Results of failure to maintain such offices     39

(c)	Duty of paying agent other than Trustee 39

(d)	Duty of Company acting as paying agent 39

(e)	Delivery to Trustee of sums held by other paying agent 39

(f)	All sums to be held subject to Section 19.03 40

Sec. 9.04	Payments of taxes, etc. 40

Sec. 9.05	Insurance on property 40

Application of insurance proceeds	41

Deductible provision	42

Sec. 9.06	Maintenance of Mortgaged and Pledged Property 42
Independent Engineer’s Certificate on maintenance

of Mortgaged and Pledged Property	43
Retirement from plant account of property

no longer useful in business	45

Sec. 9.07	Maintenance of corporate existence and franchises 45

Sec. 9.08	Recording, filing, etc. 45

Annual Opinion of Counsel	45

Instruments of further assurance	46

Sec. 9.09	(a) Company to furnish Trustee information as to names

and addresses of bondholders	46
(b)    Preservation by Trustee of such information     46
(c)    Trustee shall make such information available or mail

communications to bondholders in certain circumstances	46
(d)    Trustee and paying agent not accountable by reason of

disclosing or mailing material pursuant to subdivision (c)	47

Sec. 9.10	(1) Company agrees to file with Trustee copies of annual reports which the Company may be required to file

with the Securities and Exchange Commission	47
(2)    Company agrees to file with Trustee and
Securities and Exchange Commission certain
additional information with respect to compliance

with certain conditions and covenants of Indenture	48
(3)    Company agrees to transmit to bondholders summaries
of such information as may be required by

Securities and Exchange Commission	48

Sec. 9.11	Books of record and account 48

Faithful performance of covenants, conditions, etc.	48

Sec. 9.12	Deposit with Trustee of certain property

upon discharge of prior lien	48

Sec. 9.13	Trustee’s Special Notice when Company property or stock
is taken by eminent domain or is purchased by any

governmental authority	49
Holder’s right to have Company purchase bonds,

notice of purchase to the Trustee and right of revocation	49

Sec. 9.14	Annual Certificate of no default. 50

Sec. 9.15	Restriction on issuance of bonds under the 1944 Mortgage 50

Sec. 9.16	Compliance with maintenance and replacement fund

provisions of the 1944 Mortgage	50

Sec. 9.17	Compliance with applicable laws .... 50

Sec. 9.18	Dividend Covenant 50

ARTICLE X
REDEMPTION OR PURCHASE OF BONDS

Sec. 10.01	What bonds redeemable 51

Sec. 10.02	Redemption of a part only of bonds 51

Notice of redemption	51

Mailing notice	51

Sec. 10.03	Bonds due on redemption date if price deposited and notice given 52

Sec. 10.04	Redemption money held in trust until paid to holders on

surrender of bonds	52

When bonds cease to bear interest	52

Partial redemption of registered bonds	52

Sec. 10.05	Purchase of bonds with cash held by Trustee 52

Company may designate series	53

Solicitation of offers to sell	53

Sec. 10.06	Bonds paid, purchased or redeemed hereunder to be cancelled 53

Destruction of bonds and coupons	53
ARTICLE XI
POSSESSION, USE AND RELEASE OF MORTGAGED AND PLEDGED PROPERTY

Sec. 11.01	Company’s possession and enjoyment 53

Sec. 11.02	What Company may do without release or consent by Trustee 54

(1)	Replacement of machinery, equipment, tools, etc. 54

(2)	Cancellation of rights of way 54

(3)	Surrender or assent to modification of franchises, etc. 54

Sec. 11.03	Release of property 54

(1)	Officers’ Certificate 54

(2)	Engineer’s Certificate 54

(3)	Cash equal to amount by which fair value of property
released exceeds the sum of:

(a)	Purchase money obligations received 55

(b)	Cost or fair value of Property Additions made basis

of release	55

(c)	Principal amount of bonds which Company

waives right to issue	56

(d)	Principal amount of obligations secured by

purchase money mortgage	56

(e)	Taxes and expenses 56

(4)	Opinion of Counsel on Property Additions 57

(5)	Opinion of Counsel on purchase money mortgage, etc. 57

(6)	Opinion of Counsel if franchise to be released 57

(7)	Opinion of Counsel on conditions and covenants 57
Assignment, filing and recordation of purchase

money mortgages; Opinion of Counsel	57

Conditions if release based on Property Additions, etc.	58
When Property Additions made basis for release

do not become Funded Property	58

Disposition of consideration received upon release	59

Substituted property to become subject to Lien	59

Sec. 11.04	Release of real estate unimproved for Company’s business 59

Any consideration received by Company to be deposited hereunder	60

Sec. 11.05	Withdrawal or application of moneys received for releases, etc. 60
Such moneys may be:

(1)	Withdrawn on basis of Property Additions 60

(2)	Withdrawn on basis of right to issue bonds 60

(3)	Applied to purchase bonds 61

(4)	Applied to redeem bonds 61

Requirements for withdrawal of moneys	61

When withdrawal does not represent Funded Property	61

Release of purchase money mortgage obligations	62

Principal and interest on purchase money mortgage obligations	63

Disposition of bonds deposited under this Section	63

Sec. 11.06	Release of property taken by eminent domain or

purchased by governmental body	63

Application of proceeds	64

Sec. 11.07	If Mortgaged and Pledged Property in hands of receiver

or trustee, it may exercise powers conferred on Company	64
Notwithstanding default, Trustee may release

Mortgaged and Pledged Property	64

Purchaser in good faith not put on inquiry	64

Sec. 11.08	Alternative method of release of certain

Mortgaged and Pledged Property	64

Sec. 11.09	Quitclaim of property not subject to Lien 65
ARTICLE XII
REMEDIES OF TRUSTEES AND BONDHOLDERS UPON DEFAULT

Sec. 12.01	Definition of “Defaults” 65

Sec. 12.02	Trustees’ issuance of Notice of Default 66

Sec. 12.03	Declaration of principal and accrued interest due upon Default 66

Holders of specified percentage of bonds may annul declaration	67

Sec. 12.04	Trustee or Co-Trustee may take possession of and operate

Mortgaged and Pledged Property on Default	67

When Trustees shall surrender possession to Company	68

Sec. 12.05	Power of Trustees to sell all the Mortgaged and Pledged Property 68

Sec. 12.06	Judicial proceedings by Trustees 68

Remedies cumulative	68

Delay, etc., not a waiver of rights	68

Sec. 12.07	Holders of specified percentage of bonds may

direct judicial proceedings by Trustees	69
Bonds owned by Company or affiliates not included in

determining percentages for certain purposes	69

Sec. 12.08	Appointment of receiver 69

Sec. 12.09	All bonds to become due and payable upon sale of property 69

Sec. 12.10	Purchase by bondholders at sale of property 70

Sec. 12.11	Receipt of Trustees or officer making sale to be discharge to purchaser 70

Effect of sale on rights of Company	70

Sec. 12.12	Disposition of proceeds of sale.

Order of application	70

Sec. 12.13	Waiver by Company of advantage of any appraisement,
valuation, stay, extension or redemption laws,

and of rights to marshal assets	71

Sec. 12.14	Payment of principal and interest to Trustees upon

occurrence of certain defaults	71

Judgment may be taken by Trustees	72

Proofs of claim	72
Lien of Indenture not to be affected by judgment or

levy of execution by Trustees	72

Application of moneys collected by Trustees	73

Sec. 12.15	Possession of bonds unnecessary in action by Trustees 73

Bondholders not necessary parties to action	73

Sec. 12.16	Limitation upon right of bondholders to institute

certain legal proceedings	73

Right of bondholders to receive and enforce payment not impaired	74

Sec. 12.17	Company may waive period of grace 74

If enforcement proceedings abandoned, status quo is established	74
ARTICLE XIII
EVIDENCE OF RIGHTS OF BONDHOLDERS
AND OWNERSHIP OF BONDS

Sec. 13.01	Execution of instruments by bondholders 74

Proof of execution	74

(a)	Acknowledgment 74

(b)	Certificate of trust company, bank, etc. 74

Consent or vote binding on future holder of bond	75

Sec. 13.02	Evidence of ownership of temporary or coupon bonds 75

Evidence of ownership of registered bonds	75

Inspection of bonds	75
ARTICLE XIV
IMMUNITY OF INCORPORATORS, SUBSCRIBERS TO THE
CAPITAL STOCK, STOCKHOLDERS, OFFICERS AND DIRECTORS

Sec. 14.01	Liability of officers, etc., released and waived 75
ARTICLE XV
EFFECT OF MERGER, CONSOLIDATION, ETC.

Sec. 15.01	Company may merge, consolidate, etc., upon certain terms 76

Covenant against impairment of Lien thereby	76

Assumption of obligation by successor	76

Sec. 15.02	Right of successor corporation 76

Execution of Indenture	77

Issuance of bonds, etc., on basis of Property Additions

by successor corporation	77

Sec. 15.03	Extent of Lien of Indenture upon property of successor corporation 78
ARTICLE XVI
CONCERNING THE TRUSTEES

Sec. 16.01	Qualification of Trustee 78

Acceptance of trust -- duties in general	79

Sec. 16.02	Extent of Trustees’ liability -- in general 79

Sec. 16.03	Recitals deemed made by Company 80

Sec. 16.04	Trustees not liable for debts incurred in operating property.

Trustees, etc., may own bonds	80

Sec. 16.05	Trustees may give notices incidental to action by it 80

Sec. 16.06	Notice by Trustees to Company -- mailing 80

Sec. 16.07	Trustees protected in relying on Certificates, etc. 81

Trustees may consult counsel	81

Responsibility in selection of experts	81

Sec. 16.08	Moneys deposited with Trustees to be held in trust 81

Interest on moneys with Trustees	81

Sec. 16.09	Compensation of Trustees -- lien therefor 81

Sec. 16.10	Trustees may rely on facts established by certificate from Company 82

Sec. 16.11	Action to be taken by Trustees and Co-Trustee

who becomes creditor of Company	83

Sec. 16.12	Action to be taken by Trustees and Co-Trustee

acquiring conflicting interest	86

Definition of conflicting interest	87

Sec. 16.13	Trustees and Co-Trustee to transmit certain reports to bondholders 91
Copies of reports to be filed with stock exchanges

and Securities and Exchange Commission	92

Sec. 16.14	Resignation or removal of Trustees and Co-Trustee 93

Sec. 16.15	Appointment of successor Trustee and successor Co-Trustee 93

Sec. 16.16	Appointment of additional trustees or co-trustees 94

Conditions affecting such appointment	95

Notice by bondholders to Trustee, notice to all trustees	95
Contents, filing, etc. of instrument appointing trustee

Incapacity, etc., of separate trustee or co-trustee	96

Sec. 16.17	Acceptance by successor trustee 96

Requirements of predecessor trustee upon retiring	96

Sec. 16.18	Merger or consolidation of Trustee 96

Delivery of bonds authenticated by predecessor Trustee	96

Authentication by successor Trustee	97

Sec. 16.19	Appointment of successor Trustee by Company 97

Sec. 16.20	Estates, rights, etc. of Trustees are in joint tenancy 97
Notice, etc. on behalf of Company delivered to Trustee

deemed delivered to both Trustee and Co-Trustee	97

Sec. 16.21	Necessity for Co-Trustee 97

ARTICLE XVII
DISCHARGE OF MORTGAGE

Sec. 17.01	Execution of requisite deeds and instruments 97
Bonds for payment of which money or obligations
of the United States are deposited are deemed

paid -- proviso	98
ARTICLE XVIII
MEETINGS AND CONSENTS OF BONDHOLDERS

Sec. 18.01	Modifications of Indenture -- in general 98

Sec. 18.02	Call and notice of meeting of bondholders 99

Place when called by Trustee	99

Written notice	99

Publication	99

When notice not required	99

Sec. 18.03	Attendance at meetings 99

Trustee may make regulations as to deposits of bonds	99

Certificate in lieu of production of unregistered bonds	100

Sec. 18.04	Persons entitled to vote at meetings 100

When production of bonds and further proof necessary	100

Proxies -- Acknowledgment	101

Sec. 18.05	Temporary Chairman and Secretary
Permanent Chairman and Secretary

Inspectors of Votes	101

Sec. 18.06	Quorum 101

Notice of adjournment	102

Sec. 18.07	Vote necessary for modification, alteration, etc., of Indenture 102

Limitations on right of modification	102

Bonds owned, held by, or for account of Company not counted	103

Sec. 18.08	Record of meeting 103

Conclusiveness of meeting	103

Copy of resolution to be mailed to bondholders	104

Proof of mailing to be filed with Trustees	104

Effect of failure to mail	104

Approval of resolution by Company	104

Effective date of resolution	104

Sec. 18.09	Notation of action taken may be made on bonds 104

New bonds	104

When supplemental instrument may be executed	104

Sec. 18.10	(A) Trustee may receive written consent of bondholders
in lieu of holding a meeting    104

(B) Acknowledgment of written consent	104

(C)	Revocation of consent 105

ARTICLE XIX
MISCELLANEOUS

Sec. 19.01	Benefits restricted to parties and to holders of bonds and coupons 106

Sec. 19.02	Investment of cash by Trustee in certain securities 106
Such securities held by Trustee as part of Mortgaged

and Pledged Property	106
Retirement of bonds with funds in excess of specified

amount held by Trustee for specified period	106

Sec. 19.03	Deposits for bonds and coupons not claimed for specified

period to be returned to Company on demand	107

Sec. 19.04	Rights may be waived or surrendered by Company 107
Company may enter into further covenants for benefit

of one or more series of bonds	107

Trustee may join with Company in execution of instruments	107

Sec. 19.05	Formal requirements of certificates and opinions hereunder 107

Sec. 19.06	Concerning court costs and counsel fees in certain suits hereunder 108

Sec. 19.07	Successors and assigns 108

Sec. 19.08	In event of conflict, Trust Indenture Act Provisions herein to control 108

Sec. 19.09	Effect of Indenture under Louisiana law 108

Sec. 19.10	Reference is to Trust Indenture Act in force on the

date of execution hereof-exceptions	109

Sec. 19.11	Titles of Articles of Indenture, marginal sectional,
marginal Article references and

table of contents not part thereof	109

Sec. 19.12	Execution in counterparts 109

Sec. 19.13	Amendment of principal amount of Bonds which

may be issued under the Indenture	109

Sec. 19.14.	Governing law 109
ARTICLE XX
DESCRIPTION OF PROPERTY
Property Description     109
Testimonium     154
Signatures and seals     154
Acknowledgments     156
Summary of recording data     159

INDENTURE, dated as of the 1st day of May, 1987, made and entered into by and among NEW ORLEANS PUBLIC SERVICE INC., a corporation of the State of Louisiana, whose post office address is 317 Baronne Street, New Orleans, Louisiana 70112 (hereinafter sometimes called the Company), party of the first part, and BANK OF MONTREAL TRUST COMPANY, a corporation of the State of New York, whose principal office is located at Two Wall Street, New York, New York 10005 (hereinafter sometimes called the Trustee), and Z. GEORGE KLODNICKI, whose post office address is 87 Prospect Avenue, Westwood, New Jersey 07675 (hereinafter sometimes called the Co-Trustee), parties of the second part (the Trustee and the Co-Trustee being hereinafter collectively sometimes called the Trustees);
WHEREAS, the Company deems it necessary to borrow money for its corporate purposes and to issue its bonds therefor from time to time in one or more series, and to mortgage and pledge its property hereinafter described or mentioned to secure the payment of the same, such bonds to be at the election of the Company coupon bonds (which may be bearer bonds if at the time permitted by law) and/or fully registered bonds, authenticated by the certificate of the Trustee and issuable as in this Indenture hereinafter provided, such coupon bonds, coupons, fully registered bonds and Trustee’s authentication certificate to be substantially in the forms following, respectively, with such insertions, omissions and variations as the Board of Directors of the Company may determine in accordance with the provisions of this Indenture:
[GENERAL FORM OF COUPON BOND]

NEW ORLEANS PUBLIC SERVICE INC.

__________ Bond

__________ Series due __________

No. __________    $__________

NEW ORLEANS PUBLIC SERVICE INC., a corporation of the State of Louisiana (hereinafter called the Company), for value received, hereby promises to pay to the bearer, or, if this bond be registered, to the registered owner hereof, at the office or agency of the Company in __________, __________ dollars on __________, __________, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay interest thereon from the date hereof at the rate of __________ per centum per annum in like coin or currency at such office or agency on __________ and __________ in each year, until the principal of this bond shall have become due and payable, and to pay interest on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue interest at the rate then borne by this bond plus one per centum (1%) per annum. The interest accrued on the principal hereof prior to such principal becoming due and payable shall be paid only upon presentation and surrender of the interest coupons therefor hereto attached as they severally mature.

This bond is one of a series of bonds of the Company issuable in series and is one of a series known as its __________ Bonds, __________ Series due __________, all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with, any indenture supplemental thereto, called the Mortgage), dated as of May 1, 1987, executed by the Company to Bank of Montreal Trust Company and Z. George Klodnicki, as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms hereinafter used. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.
The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided.
This bond is negotiable and shall pass by delivery unless registered as to principal at the office or agency of the Company in __________, and such registration noted hereon, after which no valid transfer hereof can be made, except at such office or agency, until after registered transfer to bearer, but after such registered transfer to bearer this bond shall be again transferable by delivery. Such registration, however, shall not affect the negotiability of the coupons, which shall always remain payable to bearer and transferable by delivery. The Company and the Trustees may deem and treat the bearer of this bond if it be not registered as to principal, or, if this bond is registered as herein authorized, the person in whose name the same is registered, as the absolute owner hereof, and the bearer of any coupon hereunto appertaining as the absolute owner hereof, whether or not this bond or such coupon shall be overdue, for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.
As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of fifteen days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.
No recourse shall be had for the payment of the principal or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.
Neither this bond nor the coupons hereto attached shall become obligatory until Bank of Montreal Trust Company, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.
IN WITNESS WHEREOF, NEW ORLEANS PUBLIC SERVICE INC. has caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive Officer, President

or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof, and interest coupons bearing the facsimile signature of its Treasurer or an Assistant Treasurer to be attached hereto, as of ________, __________.
NEW ORLEANS PUBLIC SERVICE INC.

By

ATTEST:

__________________

[GENERAL FORM OF COUPON]
No. __________    $__________

On __________, ____, unless the bond hereafter mentioned shall have previously become due and payable, NEW ORLEANS PUBLIC SERVICE INC. will pay to bearer, upon surrender of this coupon, at its office or agency in __________, __________ dollars in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, being __________ months’ interest then due on its _________________ Bond, _____________ Series due _____________, No. __________

__________________

[GENERAL FORM OF FULLY REGISTERED BOND]
________________ BOND

_____________ Series due _____________
No. __________    $__________

NEW ORLEANS PUBLIC SERVICE INC., a corporation of the State of Louisiana (hereinafter called the Company), for value received, hereby promises to pay to __________, or registered assigns, at the office or agency of the Company in __________, __________ dollars on __________, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon from __________, _______, if the date of this bond is prior to ____________, or, if the date of this bond is on or after _________________, from the __________ or __________ next preceding the date of this bond (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of __________ per centum per annum in like coin or currency at such office or agency on __________ and __________ in each year, until the principal of this bond shall have become due and payable, and to pay interest on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue interest at the rate then borne by this bond plus one per centum (1%) per annum. [The following provision may be included here at the Company’s option: provided, however, if the date hereof is after any record date, as hereinafter provided, with respect to any interest payment date and prior to such interest payment date, then interest shall be payable only from such interest payment date unless the Company shall default in the payment of the interest due on such interest payment date, in which case interest shall be payable from the next preceding interest payment date to which interest has been paid, or, if no such interest has been paid on the bonds, from _________________.
The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business (whether or not a business day) on the __________ or __________ (herein called “record dates”), as the case may be, next preceding such interest payment date.] At the option of the Company, interest may be payable by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.

[The provisions hereinafter indicated for the reverse of the bond may instead be inserted here. Otherwise, the following statement shall be included here if provisions are continued on the reverse of the bond: ADDITIONAL PROVISIONS OF THIS BOND ARE SET FORTH ON THE REVERSE HEREOF AND SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.]
This bond shall not become obligatory until Bank of Montreal Trust Company, the Trustee under the Mortgage, or its respective successor thereunder, shall have signed the form of authentication certificate endorsed hereon.
IN WITNESS WHEREOF, New Orleans Public Service Inc. has caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated:	NEW ORLEANS PUBLIC SERVICE INC.

By:

ATTEST:

__________________

[General Form of Fully Registered Bond]

(Reverse)

NEW ORLEANS PUBLIC SERVICE INC.
This bond is one of a series of bonds of the Company issuable in series and is one of a series known as its __________ Bonds, __________ Series due __________ , all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the Mortgage), dated as of May 1, 1987, executed by the Company to Bank of Montreal Trust Company and Z. George Klodnicki, as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms hereinafter used. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.
The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided.
This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in _____________________, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.
[The following paragraph may be omitted or modified if a record date is established or if such paragraph is otherwise inapplicable.]
As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of fifteen days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.
No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.
[FORM OF TRUSTEE’S AUTHENTICATION
CERTIFICATE ON ALL BONDS]

TRUSTEE’S AUTHENTICATION CERTIFICATE
This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned mortgage.
BANK OF MONTREAL TRUST COMPANY,
as Trustee,

By
Authorized Officer

; and

WHEREAS, all things necessary to make this Indenture a valid, binding and legal instrument for the security of said bonds, have been performed, and the issue of said bonds, subject to the terms of this Indenture, has been in all respects duly authorized;
NOW, THEREFORE, THIS INDENTURE WITNESSETH: That NEW ORLEANS PUBLIC SERVICE INC., in consideration of the premises and of Ten Dollars ($10) to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued hereunder, according to their tenor and effect and the performance of all provisions hereof (including any instruments supplemental hereto and any modification made as in this Indenture provided) and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed and granted a security interest in, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm and grant a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 hereof), unto Z. George Klodnicki and (to the extent of its legal capacity to hold the same for the purposes hereof) to BANK OF MONTREAL TRUST COMPANY, as Trustees, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, (1) all rights, legal and equitable, of the Company (whether in accordance with Paragraph 32 of that certain Resolution No. R-86-112, adopted by the Council of the City of New Orleans on March 20, 1986 and accepted by the Company on March 25, 1986 (said Resolution as so adopted and accepted being herein sometimes called the “Rate Agreement”), or pursuant to other regulatory authorization or by operation of law or otherwise), in the event of the purchase and acquisition by the City of New Orleans (the “City”) (or any other governmental authority or instrumentality or designee thereof) of properties and assets of the Company, to recover and receive payment and compensation from the City (or from such other governmental authority or instrumentality or designee thereof or any other person) of an amount equal to the aggregate uncollected balance of (A) the deferrals of Grand Gulf I Costs and the deferred carrying charges accrued thereon (collectively, the “Deferred Grand Gulf I Costs”) that have accumulated prior to the City or such other entity providing official notice to the Company of the City’s or such other entity’s intent to effect such purchase and acquisition and (B) if and to the extent that the City or such other entity and the Company agree that the City or such other entity is liable for all or a portion of the aggregate uncollected balance of such deferrals accumulating thereafter or a court of final resort so holds, such deferrals that have accumulated subsequent to such notice (said rights of the Company, together with the proceeds and products thereof, herein being sometimes called the “Municipalization Interest”); and (2) all properties of the Company specifically described in Article XX hereof and all other properties of the Company real, personal and mixed, of the kind or nature specifically mentioned herein or of any other kind or nature (except any hereinbefore or hereinafter expressly excepted), now owned or, subject to the provisions of Section 15.03 hereof, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained in this Indenture) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, electric, gas and water lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as hereinbefore or hereinafter expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described.
TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 11.01 hereof) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.
IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 15.03 hereof, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any hereinbefore or hereinafter expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien hereof as if such property, rights and franchises were now owned by the Company and were specifically described herein and granted and conveyed hereby.

PROVIDED that, except as hereinbefore provided with respect to the Municipalization Interest, the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby granted or intended to be granted, and the same are hereby expressly excepted from the Lien hereof and the operation of this Indenture, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereinbefore or hereafter specifically pledged, paid, deposited, delivered or held hereunder or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or hereafter covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien hereof; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; and (7) the Company’s franchise to be a corporation; provided, however, that the property and rights expressly excepted from the lien and operation of this Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII hereof by reason of the occurrence of a Default.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 hereof), unto Z. GEORGE KLODNICKI and (to the extent of its legal capacity to hold the same for the purposes hereof) to BANK OF MONTREAL TRUST COMPANY, and their successors and assigns forever.
IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth, for the equal pro rata benefit and security of all and each of the bonds and coupons issued and to be issued hereunder, or any of them, in accordance with the terms of this Indenture, without preference, priority or distinction as to the lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject to the provisions hereinafter set forth in reference to extended, transferred or pledged coupons and claims for interest; it being intended that, subject as aforesaid, the lien and security of all of said bonds and coupons of all series issued or to be issued hereunder shall take effect from the date of the initial issuance of bonds hereunder, and that the lien and security of this Indenture shall take effect from said date as though all of the said bonds of all series were actually authenticated and delivered and issued upon such date.
PROVIDED, HOWEVER, these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on said bonds, together with the premium, if any, payable on such of said bonds as may have been called for redemption prior to maturity, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal, interest and premium, if any, and if the Company shall also pay or cause to be paid all other sums payable hereunder by it, then this Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.
IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto that all such bonds and coupons are to be authenticated, delivered and issued, and that all property subject or to become subject hereto is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustees and their successor or successors in such trust, for the benefit of those who shall hold said bonds and interest coupons, or any of them, as follows:

ARTICLE I

DEFINITIONS

Section 1.01.    The terms defined in the next succeeding six Sections hereof, numbered from 1.02 to 1.07, both inclusive, shall (except as herein otherwise expressly provided) for all purposes of this Indenture, and of any indenture supplemental hereto, have the respective meanings in such Sections specified. Any term defined in Section 303 of the Trust Indenture Act of 1939, as amended, and not defined in this Indenture shall have the meaning assigned to such term in such Section 303 as in force on the date of the execution of this Indenture.

The accounting terms used in this Indenture shall be construed in accordance with sound accounting practices.
The acceptance by the Trustee of any document the signer of which is required by some provision hereof to be approved by the Trustee, shall be sufficient evidence of its approval of the signer within the meaning of this Indenture, unless the Trustee shall object in writing within a reasonable time.
Every request or application by the Company for action by the Trustee under any of the provisions of this Indenture shall be accompanied by the Officers’ Certificate and the Opinion of Counsel provided for in Section 19.05 hereof.
Section 1.02.    The term “Adjusted Net Earnings” is defined in Section 1.07 hereof.
The term “affiliate” means a person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another person.
The term “Board of Directors” means either the board of directors of the Company or any duly authorized committee of said board.
The term “City” shall have the meaning specified in the granting clause.
The term “Company” shall mean the party of the first part hereto, New Orleans Public Service Inc., and subject to the provisions of Article XV hereof, shall also include its successors and assigns. For the purposes of (i) clause (2) of subdivision (c) of Section 9.03 hereof, (ii) the second paragraph of Section 12.07 hereof, (iii) the second and third paragraphs of Section 12.14 hereof, (iv) Section 16.11 hereof, (v) Section 16.12 hereof and (vi) paragraph (3) of subdivision (a) of Section 16.13 hereof, the word “Company” shall be deemed to mean and refer to the Company and any other obligor on the bonds secured hereby.
The term “Cost” with respect to Property Additions is defined in Section 1.04 (III) hereof.
The term “Co-Trustee” shall mean Z. George Klodnicki and shall also include his successors and assigns.
The term “Daily Newspaper” shall mean a newspaper of general circulation in the relevant area, printed in the English language and customarily published on each business day, whether or not published on Saturdays, Sundays or holidays. In the event that successive weekly publications in a Daily Newspaper are required hereunder they may be made (unless otherwise expressly provided herein) on the same or different days of the week and in the same or in different Daily Newspapers. In case, by reason of the suspension of publication of any Daily Newspaper, or by reason of any other cause, it shall be impractical without extraordinary expense to make publication of any notice in a Daily Newspaper as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall be deemed the equivalent of the required publication of such notice in a Daily Newspaper.
The term “Defaults” is defined in Section 12.01 hereof.
The term “Deferred Grand Gulf I Costs” shall have the meaning specified in the granting clause.
The term “Engineer” shall mean an individual who is an engineer or a co‑partnership or a corporation engaged in an engineering business, who or which, unless required to be independent, may be employed by the Company.
The term “Engineer’s Certificate” shall mean a certificate signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President of the Company and by an Engineer (who may be an employee of the Company) appointed by the Board of Directors of the Company; provided, however, if any property or securities are to be released from the lien of this Indenture, the Engineer’s Certificate as to the fair value of such property or securities and as to matters referred to in clause (f) of subdivision (2) of Section 11.03 hereof shall be made by an Independent Engineer, appraiser, or other expert, if the fair value of such property or securities and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificates required by this Indenture, is ten per centum (10%) or more of the aggregate principal amount of the bonds at the time Outstanding; but such a certificate of an Independent Engineer, appraiser, or other expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificates required by this Indenture is less than Twenty-five Thousand Dollars ($25,000) or less than one per centum (1%) of the aggregate of (x) the principal amount of the bonds at the time Outstanding hereunder and (y) the principal amount of the bonds at the time Outstanding, as therein defined, under the 1944 Mortgage. If and to the extent required by the provisions of Section 19.05 hereof, each such certificate shall include the statements provided for in such Section.
The term “Excepted Encumbrances” is defined in Section 1.06 hereof.
The term “Federal Bankruptcy Act” shall mean the Bankruptcy Reform Act of 1978 and any amendments thereto, or any law substituted therefor.

The term “Fuel Transportation Facilities” shall mean railroad cars, barges and other transportation equipment (other than trucks) used or to be used primarily for the transportation of coal, oil, nuclear fuel or other fuel.
The term “Funded Cash” is defined in Section 1.05 hereof.
The term “Funded Property” is defined in Section 1.05 hereof.
The term “Grand Gulf I” shall mean Unit No. 1 of the Grand Gulf Nuclear Electric Generating Station, a 1,250 megawatt electric generating unit located in Claiborne County, Mississippi.
The term “Grand Gulf I Costs” shall mean the Company’s non-fuel costs associated with the Company’s purchase of capacity and energy from Grand Gulf I.
The term “Independent”, when applied to any accountant, Engineer, appraiser or other expert, shall mean such a person who (a) is in fact independent, (b) does not have any direct material financial interest in the Company or in any other obligor upon the bonds or in any affiliate of the Company or of such other obligor and (c) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions, appointed by the Chairman of the Board, Chief Executive Officer, President or a Vice President of the Company and who is approved by the Trustee in the exercise of reasonable care.
The term “Independent Engineer’s Certificate” shall mean a certificate signed by an Independent Engineer. If and to the extent required by the provisions of Section 19.05 hereof, each such certificate shall include the statements provided for in such Section.
The term “Investment Securities” shall mean any of the following obligations or securities on which neither the Company nor any affiliate of the Company is the obligor: (a) bonds or other obligations of the United States of America; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in national or state banks (which may include the Trustee) having a combined capital and surplus of not less than Ten Million Dollars ($10,000,000), or savings and loan or homestead or like associations having total assets of not less than Forty Million Dollars ($40,000,000); (c) bankers’ acceptances drawn on and accepted by commercial banks (which may include the Trustee) having a combined capital and surplus of not less than Ten Million Dollars ($10,000,000); (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico, or any political subdivision of any of the foregoing, which are rated in any of the three highest rating categories by a nationally recognized rating agency; (e) bonds or other obligations of any agency or instrumentality of the United States of America; (f) commercial or finance company paper which is rated in any of the three highest rating categories by a nationally recognized rating agency; (g) corporate debt securities rated in any of the three highest rating categories by a nationally recognized rating agency; and (h) any other obligations or securities which may lawfully be purchased by the Trustee and which are rated in any of the three highest rating categories by a nationally recognized rating agency.
The terms “the Lien hereof”, “the Lien of the Indenture” and “the Lien of this Indenture” shall mean the lien created by these presents (including the after-acquired property clauses hereof) and the lien created by any subsequent conveyance or delivery to or pledge with the Trustee hereunder or otherwise (whether made by the Company or any other corporation or any individual or copartnership) effectively constituting any property a part of the security held by the Trustee upon the terms and trusts and subject to the covenants, conditions and uses specified in this Indenture.

The terms “Mortgage” (being referred to in the general forms of bonds) or “Indenture” shall mean this instrument and all indentures supplemental hereto.
Section 1.03.    The term “the Mortgaged and Pledged Property” shall mean as of any particular time the property (including the Municipalization Interest, securities and other personal property) which at said time is subject or intended to be subject to the Lien of this Indenture whether such Lien be created by these presents (including the after-acquired property clauses hereof) or by subsequent conveyance or delivery to or pledge with the Trustee hereunder or otherwise (whether made by the Company or any other corporation or any individual or copartnership).

The term “Municipalization Interest” shall have the meaning specified in the granting clause.
The term “Net Earning Certificate” is defined in Section 1.07 hereof.
The term “1944 Mortgage” shall mean the Company’s Mortgage and Deed of Trust, dated as of July 1, 1944, as supplemented, to The Chase National Bank of the City of New York, The Chase Manhattan Bank (National Association), successor, and Carl E. Buckley, Joseph A. Payne, successor.
The term “Officers’ Certificate” shall mean a certificate signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company. If and to the extent required by the provisions of Section 19.05 hereof, each such certificate shall include the statements provided for in such Section.
The term “Opinion of Counsel” shall mean an opinion in writing signed by counsel (who may be of counsel to the Company) appointed by the Board of Directors of the Company. If and to the extent required by the provisions of Section 19.05 hereof, each such opinion shall include the statements provided for in such Section.
The term “Original Trustee” shall mean Bank of Montreal Trust Company. The term “Original Co-Trustee” shall mean Z. George Klodnicki.
The term “Outstanding”, subject to the provisions of Sections 12.07 and 18.07 hereof, shall mean as of any particular time with respect to bonds issued or issuable under this Indenture all bonds which theretofore shall have been authenticated and delivered by the Trustee under this Indenture, except (a) bonds theretofore paid, retired, redeemed, discharged or cancelled, or bonds for the purchase, payment or redemption of which money in the necessary amount shall have been deposited with or shall then be held by the Trustee with irrevocable direction so to apply the same, provided that, in the case of redemption, the notice required by Article X hereof shall have been given or have been provided for to the satisfaction of the Trustee, (b) bonds deposited with or held in pledge by the Trustee under any of the provisions of this Indenture, including any so held under any sinking or other fund, and (c) bonds authenticated and delivered hereunder, upon transfer of which or in exchange or substitution for and/or in lieu of which other bonds have been authenticated and delivered under any of the provisions of this Indenture.
The term “prior lien” as used herein shall not include the lien of the 1944 Mortgage.
The term “Property Additions” is defined in Section 1.04 hereof.
The term “Rate Agreement” shall have the meaning specified in the granting clause.

The terms “Rate Recovery Mortgage Bonds”, “Rate Recovery General and Refunding Mortgage Bonds” and “Rate Recovery First Mortgage Bonds” shall mean bonds authenticated and delivered under Article IV hereof.
The term “Resolution” shall mean a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date certified.
The term “Responsible Officers” of the Trustee shall mean and include the chairman or vice chairman of the board of directors of the Trustee, the chairman or vice chairman of the executive committee of said board, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller, any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject; and the term “Responsible Officer” shall mean and include any of said officers.
The term “Retired Bonds” shall mean: (1) any bonds authenticated and delivered under Article V, VI or VII of this Indenture (and not having been made the basis under any of the provisions of this Indenture of the authentication and delivery of bonds, the withdrawal of cash or the release of property, subject to the provisions of Section 11.03 and Section 11.05 hereof permitting the revocation of the waiver of the right to the authentication and delivery of bonds) that shall have been purchased, paid, retired, redeemed or cancelled or surrendered to the Trustee for cancellation or for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or shall then be held by the Trustee with irrevocable direction so to apply the same (provided that any such purchase, payment, retirement, redemption, cancellation or surrender of bonds shall have been, or is to be, effected otherwise than with cash which, after giving effect to the provisions of Sections 1.05 and 11.05 hereof, is then deemed to be or to have been Funded Cash, and, in the case of redemption, the notice required therefor shall have been given or have been provided for to the satisfaction of the Trustee); and (2) any bonds Outstanding, as therein defined, under the 1944 Mortgage on January 1, 1987 (and not having been made the basis under any of the provisions of this Indenture of the authentication and delivery of bonds, or the withdrawal of cash or the release of property under the 1944 Mortgage, subject to the provisions of Sections 59 and 61 thereof permitting the revocation of the waiver of the right to the authentication and delivery of bonds thereunder), which subsequent thereto shall have been paid, retired, redeemed, discharged or cancelled or surrendered to the Trustee under the 1944 Mortgage for cancellation, or for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or shall then be held by the Corporate Trustee under the 1944 Mortgage with irrevocable direction so to apply the same (provided that any such purchase, payment, retirement, redemption, cancellation or surrender of bonds shall have been, or is to be, effected otherwise than with cash which, after giving effect to the provisions of Sections 5 and 61 of the 1944 Mortgage, is then deemed to be or to have been Funded Cash under subdivision (b), (c) or (d) of the definition of Funded Cash), provided that, in the case of redemption, the notice required by Article X of the 1944 Mortgage shall have been given or have been provided for to the satisfaction of the Corporate Trustee under the 1944 Mortgage as evidenced by an Officers’ Certificate. For purposes of any Officers’ Certificate delivered pursuant to Section 6.01(3) hereof, bonds otherwise conforming to the requirements of this definition, which will, concurrently with the authentication and delivery of the bonds as to which said Officers’ Certificate pertains, be surrendered to the Trustee hereunder or to the Corporate Trustee under the 1944 Mortgage, as the case may be, for cancellation (otherwise than upon exchanges or transfers of bonds), shall be deemed to be “Retired Bonds”.
The term “Space Satellites” shall mean any form of solar power satellites, space satellites, space stations and other analogous facilities whether or not in the Earth’s atmosphere.
The term “Trustee” shall mean Bank of Montreal Trust Company and shall also include its successors and assigns.
The term “Trustees” shall mean the Trustee and the Co-Trustee.
The term “underwriter” is defined in the last paragraph of Section 16.12 hereof.
Section 1.04.    (I) The term “Property Additions” shall mean all property of the following description acquired by the Company after December 31, 1986: all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power, all distribution systems; all service systems; all supply systems; Fuel Transportation Facilities; all power houses, gas plants, Space Satellites, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generator and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, and pipe lines (including, but not limited to, gas pipe lines for supplying fuel to the Company’s plants), gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; and other property, real or personal, and improvements, extensions, additions, renewals or replacements, acquired by the Company by purchase, consolidation, merger, donation, construction, erection or in any other way whatsoever, or in the process of construction or erection and used or useful or to be used in or in connection with the business of generating, manufacturing, exploring for and developing, producing, transmitting, transporting, distributing, supplying or managing the use of energy or fuel in any form, including, without limitation, electricity or gas for light, heat, power, refrigeration or other purposes or of generating, manufacturing, producing, transmitting, transporting, distributing or supplying water for drinking, power, heat or other purposes or steam or hot water for power, heat or other purposes. The Term “Property Additions” shall not, however, include (1) any shares of stock, bonds, notes or other obligations or other securities or contracts, leases, or operating agreements, bills, notes and other instruments, accounts receivable, general intangibles or choses in action, or (2) except as herein otherwise specifically provided, going value, good will, franchises or governmental permits or licenses granted to or acquired by the Company, as such, separate and distinct from the property operated thereunder or in connection therewith or incident thereto, or (3) any merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft, and fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; or rolling stock, buses, motor coaches, automobiles or other vehicles, or any aircraft (other than Fuel Transportation Facilities and Space Satellites), or (4) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system, or timber, minerals, mineral rights and royalties, or (5) any property, the cost of acquiring, making or constructing which is chargeable to operating expenses.
(I)When any Property Additions are certified to the Trustee in any certificate in any application under any of the provisions of this Indenture as the basis either of the authentication and delivery of bonds or of the release of property or the withdrawal of cash (except in the case of the release of property, or the withdrawal of cash representing the proceeds of insurance on or of the release of property or payment of or on account of obligations secured by purchase money mortgages, in each case on the basis of Property Additions acquired or constructed within ninety (90) days prior to the date of the application for such release, or to the receipt by the Trustee of such cash, or subsequent to such application or receipt of cash),
(A)there shall be deducted from the Cost or fair value thereof to the Company, as the case may be (as of the date so certified), an amount equal to the Cost (or as to Property Additions of which the fair value to the Company at the time the same became Funded Property was less than the Cost as determined pursuant to this Section, then such fair value in lieu of Cost) of all Funded Property of the Company retired subsequent to December 31, 1986 (other than the Funded Property, if any, in connection with the application for the release of which such certificate is filed) and not theretofore deducted from the Cost or fair value to the Company of Property Additions theretofore certified to the Trustee, and
(B)there may, at the option of the Company, be added to such Cost or fair value, as the case may be, the sum of
(a)the principal amount of any obligations secured by purchase money mortgages and any cash (other than proceeds of such purchase money obligations), not theretofore so added and which the Company then elects so to add, received by the Trustee or the trustee or other holder of any prior lien, in either case representing the proceeds of insurance on, or of the release or other disposition of, Funded Property retired;
(b)ten-sevenths (10/7ths) of the principal amount of any bond(s) or fraction of a bond, not theretofore so added and which the Company then elects so to add, the right to the authentication and delivery of which under the provisions of Section 5.01 hereof shall have been waived as the basis of the release of Funded Property retired; and
(c)the Cost to the Company of any Property Additions not theretofore so added and which the Company then elects so to add, to the extent that the same shall have been substituted for Funded Property retired;
provided, however, that the aggregate of the amounts added under clause (B) above shall in no event exceed the amounts deducted under clause (A) above and provided further, that neither any reduction in the Cost or book value of property recorded in the plant account of the Company nor the transfer of any amounts appearing in such account to intangible and/or adjustment accounts otherwise than in connection with actual retirements of physical property abandoned, destroyed, released or disposed of, or retired from plant account, shall be deemed to be Funded Property retired for the purposes of this Section.
(II)The term “Cost” with respect to Property Additions made the basis under any of the provisions of this Indenture of the authentication and delivery of bonds, or the withdrawal of cash or the release of property shall mean the sum of (i) any cash forming a part of such Cost, (ii) an amount equivalent to the fair market value in cash (as of the date of delivery) of any securities delivered in payment therefor or for the acquisition thereof, (iii) the principal amount of any prior lien bonds secured by prior lien upon such Property Additions, outstanding at the time of their acquisition, and (iv) the principal amount of any other indebtedness incurred or assumed as all or part of the Cost to the Company of such Property Additions; provided, however, that, notwithstanding any other provision of this Indenture, in any case where Property Additions shall have been acquired (otherwise than by construction) by the Company without any consideration consisting of cash, property or securities or the incurring or assumption of indebtedness, no determination of Cost shall be required, and wherever in this Indenture provision is made for Cost or fair value, the Cost, in such case, shall mean an amount equal to the fair value thereof.
In case any Property Additions are shown by the Engineer’s Certificate provided for in subdivision (3) of Section 5.05 hereof to include property which has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company, the Cost thereof may include the amount of cash or the value of any portion of the securities paid or delivered for any rights and intangible property simultaneously acquired for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term Property Additions as defined herein may include such rights and intangible property.
For the purposes of the deductions required by this Section, the Cost and/or the fair value to the Company of Funded Property retired shall be determined as follows: in the case of property which was owned by the Company on December 31, 1986, the Cost thereof shall be the Cost as shown on the books of the Company, or if not so separately shown, the Cost as estimated by the Company; and in the case of Property Additions retired, the Cost or the fair value thereof to the Company shall be the Cost or the fair value thereof to the Company as shown by the Engineer’s Certificate or Independent Engineer’s Certificate furnished to the Trustee at the time such Property Additions became Funded Property, or, if not separately shown in such certificate, shall be such portion of the Cost or the fair value to the Company of Property Additions shown in such certificate as shall be allocated to such Property Additions retired in any Engineer’s Certificate subsequently delivered to the Trustee, and in case such Property Additions shall not have been included in any Engineer’s Certificate or Independent Engineer’s Certificate theretofore furnished to the Trustee, the Cost or the fair value thereof to the Company shall be as shown, as of the time when they become Funded Property, in an Engineer’s Certificate then delivered to the Trustee.
Section. 1.05.    The term “Funded Property” shall mean:
(1)all property, except property expressly excepted from the Lien of this Indenture, owned by New Orleans Public Service Inc. on December 31, 1986;
(2)all Property Additions to the extent that the same shall have been made the basis of the authentication and delivery of bonds under this Indenture;
(3)all Property Additions to the extent that the same shall have been made the basis of the release of property from the Lien of this Indenture, subject, however, to the provisions of Section 11.03 hereof;

(4)all Property Additions to the extent that the same shall have been substituted (otherwise than under the release or cash withdrawal provisions hereof) for Funded Property retired;
(5)all Property Additions to the extent that the same shall have been made the basis of the withdrawal of any Funded Cash, as hereinafter defined, held by the Trustee hereunder subject, however, to the provisions of Section 9.05 hereof and clause (a) of Section 11.05 hereof, and except to the extent that any such Property Additions shall no longer be deemed to be Funded Property in accordance with the provisions of clause (b) of Section 11.05 hereof; and
(6)all Property Additions to the extent that the same shall have been made the basis of the release, or substituted for cash made the basis of the release, from the lien of the 1944 Mortgage of property that had been made the basis of the authentication and delivery of bonds thereunder, or that had been substituted for such property.
In the event that in any certificate filed with the Trustee in connection with any of the transactions referred to in clauses (2), (3), (5) and (6) of this Section only a part of the Cost or fair value of the Property Additions described in such certificate shall be required for the purposes of such certificate, then such Property Additions shall be deemed to be Funded Property only to the extent so required for the purpose of such certificate.
All Funded Property that shall be retired on the books of the Company from plant account (but not including Funded Property removed from plant account on the books of the Company as a result of or reflecting action of any regulatory authority having jurisdiction over the rates and services of the Company requiring or mandating a direct or indirect disallowance of plant costs for ratemaking purposes under circumstances in which the Trustee shall have been furnished, within 180 days subsequent to such action of such regulatory authority, a certificate signed by an Independent Engineer, appraiser or other expert complying with the requirements of Section 19.05 hereof and stating the signer’s opinion to the effect that (i) such Funded Property is used or useful or to be used in or in connection with the business of generating, manufacturing, exploring for and developing, producing, transmitting, transporting, distributing, supplying or managing the use of energy or fuel in any form, including, without limitation, electricity or gas for light, heat, power, refrigeration or other purposes or of generating, manufacturing, producing, transmitting, transporting, distributing or supplying water for drinking, power, heat or other purposes or steam or hot water for power, heat or other purposes and (ii) the fair value of such Funded Property to the Company immediately following such action of such regulatory authority is at least equal to the fair value thereof to the Company immediately prior to such action) or abandoned, destroyed, released or otherwise disposed of shall for the purpose of Section 1.04 hereof be deemed Funded Property retired and for other purposes of this Indenture shall thereupon cease to be Funded Property but as in this Indenture provided may at any time thereafter again become Funded Property.
The term “Funded Cash” shall mean:
(a)cash, held by the Trustee hereunder, to the extent that it represents the proceeds of insurance on or the release of or the taking by eminent domain of property or the proceeds of the release of obligations secured by purchase money mortgage which obligations have been delivered to the Trustee pursuant to Article XI hereof and used as a credit in any application for the release of property hereunder, or the proceeds of payment to the Trustee on account of the principal of obligations secured by purchase money mortgage which obligations have been delivered to it pursuant to Article XI hereof and used as a credit in any application for the release of property hereunder; and
(b)any cash deposited with the Trustee under Section 7.01 and/or 9.12 hereof.

Section 1.06.    The term “Excepted Encumbrances” shall mean as of any particular time any of the following:
(c)liens for taxes, assessments or governmental charges not then delinquent and liens for worker’s compensation awards and similar obligations not then delinquent and undetermined liens or charges incidental to construction or repair work, and liens for taxes, assessments or governmental charges then delinquent but the validity of which is being contested at the time by the Company in good faith as provided in Section 9.04 hereof;
(d)any liens securing indebtedness, neither assumed nor guaranteed by the Company nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Company for substation, transmission line, transportation line, distribution line or right of way purposes;
(e)rights reserved to or vested in any municipality or public authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of the Company;
(f)rights reserved to or vested in others to take or receive any part of the power, gas, oil or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of the Company;
(g)easements, restrictions, exceptions or reservations in any property and/or rights of way of the Company for the purpose of roads, pipe lines, distribution lines, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purposes for which such property and/or rights of way are held by the Company;
(h)rights reserved to or vested in any municipality or public authority to control or regulate any property of the Company, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by the Company;
(i)any obligations or duties, affecting the property of the Company, to any municipality or public authority with respect to any franchise, grant, license or permit;
(j)any controls, liens, restrictions, regulations, easements, exceptions or reservations of any governmental authority applying to the property or facilities of the Company;
(k)any controls, liens, restrictions, regulations, easements, exceptions or reservations of any governmental authority applying particularly to Space Satellites; or
(l)the lien of the 1944 Mortgage.
Notwithstanding the foregoing provisions of this Section 1.06, “Excepted Encumbrances” with respect to the Municipalization Interest shall mean as of any particular time only rights reserved to or vested in any municipality or public authority to control or regulate the rates of the Company with respect to the recovery of Deferred Grand Gulf I Costs or to purchase or otherwise acquire (whether directly or through an agency or designee thereof) the electric properties and assets of the Company.
Section 1.07.    The term “Net Earning Certificate” shall mean a certificate signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President of the Company and an accountant, who unless required to be independent, may be an officer or employee of the Company, stating:
(A)the Adjusted Net Earnings of the Company for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the first day of the month in which the application for the authentication and delivery under this Indenture of bonds then applied for is made, specifying:

(1)its operating revenues, which may include revenues collected by the Company subject to possible refund at a future date, with the principal divisions thereof;
(2)its operating expenses, with the principal divisions thereof, including, without limitation, all expenses and accruals for repairs and maintenance and all appropriations out of income for property retirement in respect of all property owned by the Company;
(3)the amount remaining after deducting the amount required to be stated in such certificate by clause (2) of this Section from the amount required to be stated therein by clause (1) of this Section;
(4)its rental revenues (net) not otherwise included in such certificate;
(5)the sum of the amounts required to be stated in such certificate by clauses (3) and (4) of this Section;
(6)its other income or loss (net);
(7)the amount, if any, by which the amount of other income or loss (net) required to be stated in such certificate by clause (6) of this Section exceeds, without regard to whether such net amount constitutes income or loss, ten per centum (10%) of the amount required to be stated in such certificate by clause (5) of this Section;
(8)the amount remaining after reducing the amount required to be stated in such certificate by clause (6) of this Section by the amount required to be stated therein by clause (7) of this Section; and
(9)the Adjusted Net Earnings of the Company for such period of twelve (12) consecutive calendar months (being the sum of the amounts required to be stated in such certificate by clauses (5) and (8) of this Section);
(B)the Annual Interest Requirements, being the interest requirements, if any, for twelve (12) months upon:
(i)all bonds Outstanding hereunder at the date of such certificate, except any for the payment of which the bonds applied for are to be issued; provided that, if any such series of Outstanding bonds bears interest at a variable rate, then the interest on such series of bonds shall be computed at the average annual rate in effect for such series during the period of twelve (12) consecutive calendar months (or any portion thereof in which bonds of such series are Outstanding) being used for the calculation of Adjusted Net Earnings; and if such Outstanding bonds have been issued after the end of such twelve (12) consecutive calendar months, then computed at the initial rate upon issuance;
(ii)all bonds then applied for in pending applications, including the application in connection with which such certificate is made, computed at the initial rate upon issuance;
(iii)all bonds Outstanding, as therein defined, under the 1944 Mortgage and the principal amount of all other indebtedness (except indebtedness for the payment of which the bonds applied for are to be issued and indebtedness for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or be held by the Trustee or the trustee or other holder of a lien prior to the Lien of this Indenture upon property subject to the Lien of this Indenture with irrevocable direction so to apply the same; provided that, in the case of redemption, the notice required therefor shall have been given or have been provided for to the satisfaction of the Trustee), outstanding in the hands of the public on the date of such certificate and secured by lien prior to the Lien of this Indenture upon property subject to the Lien of this Indenture, if said indebtedness has been assumed by the Company or if the Company customarily pays the interest upon the principal thereof.

In calculating such Adjusted Net Earnings, all the Company’s expenses for taxes (other than income, profits and other taxes measured by, or dependent on, net income), assessments, rentals and insurance shall be included in its operating expenses, or otherwise deducted from its revenues and income; provided, however, that no expenses or provisions for interest on any of its indebtedness or for the amortization of debt discount, premium and expense, or loss on reacquired debt, amortization of property (other than depreciation or other similar provisions for property retirement), or for other amortization, or for any other extraordinary charge to income of whatever kind or nature, or for refunds of revenues previously collected by the Company subject to possible refund, or for any improvement or sinking fund or other device for the retirement of any indebtedness, shall be required to be included in operating expenses to be deducted from, or shall be otherwise required to be deducted from, its revenues or its other income and no extraordinary items of any kind or nature shall be included in calculating such Adjusted Net Earnings.
If any of the property of the Company owned by it at the time of the making of any Net Earning Certificate shall have been acquired during or after any period for which Adjusted Net Earnings of the Company are to be computed, the Adjusted Net Earnings of such property (computed in the manner in this Section provided for the computation of the Adjusted Net Earnings of the Company) during such period or such part of such period as shall have preceded the acquisition thereof, to the extent that the same have not otherwise been included and unless such property shall have been acquired in exchange or substitution for property the earnings of which have been included, may, at the option of the Company, be included in the Adjusted Net Earnings of the Company for all purposes of this Indenture, and shall be included if such property has been operated as a separate unit or if the earnings therefrom are readily ascertainable.
In any case where a Net Earning Certificate is required as a condition precedent to the authentication and delivery of bonds, such certificate shall also be made and signed by an independent public accountant, if the aggregate principal amount of bonds then applied for plus the aggregate principal amount of bonds authenticated and delivered hereunder since the commencement of the then current calendar year (other than those with respect to which a Net Earning Certificate is not required, or with respect to which a Net Earning Certificate made and signed by an independent public accountant has previously been furnished to the Trustee) is ten per centum (10%) or more of the sum of (a) the aggregate principal amount of the bonds at the time Outstanding hereunder and (b) the aggregate principal amount of the bonds at the time Outstanding, as therein defined, under the 1944 Mortgage; but no Net Earning Certificate need be made and signed by any person other than the Chairman of the Board, Chief Executive Officer, President or a Vice President and an accountant, as to dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports.
Each such certificate shall include the statements required by Section 19.05 hereof.
The phrase “appropriations out of income for property retirement”, and other phrases of similar import shall be deemed to include not only charges made upon a retirement accounting theory but also charges made on any depreciation or other accounting theory intended to provide for retirement of property.
Unless otherwise specifically provided with respect to a series of bonds, if interest on any bonds Outstanding hereunder is payable solely in the coin or currency of a foreign nation, then the Annual Interest Requirements for such bonds shall be based upon the estimated value (on a date within 10 days prior to the date of the application for the authentication and delivery under this Indenture of bonds in connection with which such Net Earning Certificate is delivered) of such foreign coin or currency in The City of New York, New York in the written opinion of an independent appraiser or other expert delivered to the Trustee.

ARTICLE II

FORMS, EXECUTION, REGISTRATION AND EXCHANGE OF BONDS

Section 2.01.    So long as any of the bonds issued under the 1944 Mortgage are outstanding, bonds issued hereunder (other than bonds issued pursuant to Article IV hereof) shall be known as “General and Refunding Mortgage Bonds” and thereafter may be entitled “First Mortgage Bonds” upon the discharge of the lien of the 1944 Mortgage. Upon such discharge, holders of General and Refunding Mortgage Bonds shall have the right to exchange their bonds for bonds entitled First Mortgage Bonds. Bonds issued pursuant to Article IV hereof shall be known as “Rate Recovery General and Refunding Mortgage Bonds”, and upon the discharge of the lien of the 1944 Mortgage may thereafter be entitled “Rate Recovery First Mortgage Bonds.” At the option of the Company, the bonds issued hereunder may be issued in one or more series, the bonds of each series maturing on such date or dates and bearing interest at such rate or rates as the Board of Directors of the Company prior to the authentication thereof may determine. The form of each series of bonds issued hereunder and of the coupons to be attached to the coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company. The bonds and coupons of any one or more series may be expressed in one or more foreign languages, if also expressed in the English language. The English text shall govern the construction thereof and both or all texts shall constitute but a single obligation. The English text of the coupon bonds, coupons, fully registered bonds and the Trustee’s authentication certificate shall be respectively of substantially the tenor and purport hereinbefore recited; provided, however, that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds (which, as to bonds authenticated and delivered pursuant to Article V, VI or VII hereof, may contain the words “General and Refunding Mortgage Bond” or when bonds are no longer Outstanding, as therein defined, under the 1944 Mortgage, may contain the words, “First Mortgage Bond”, and, as to bonds authenticated and delivered pursuant to Article IV hereof, shall contain the words “Rate Recovery” and may contain the words “General and Refunding Mortgage Bond” or when bonds are no longer Outstanding, as therein defined, under the 1944 Mortgage, may contain the words “First Mortgage Bond”), the designation of the series, the date of the coupon bonds of that series, the rate or rates of interest to be borne by the bonds of that series, the coin or currency in which payable (which need not be coin or currency of the United States of America), the date or dates of maturity, the dates for the payment of interest, and a place or places for the payment of principal and interest. Any series of bonds to the extent issued in registered form may have provisions providing for record dates for the payment of interest. Any series of bonds may also have such omissions or modifications or contain such other provisions not prohibited by the provisions of this Indenture as the Board of Directors may, in its discretion, cause to be inserted therein, including, but not limited to, the following:
(a)specifying any additional place or places, either in the United States of America or elsewhere, for the payment of principal and/or interest and/or a place or places for the registration of bonds and/or the transfer of bonds;
(b)expressing any obligation of the Company for the payment of the principal of the bonds of that series or the interest thereon, or both, without deduction for taxes and/or for the reimbursement of taxes in case of payment by the bondholders, it being agreed that such obligation may be limited to taxes imposed by any taxing authorities of a specified class and may exclude from its operation or be limited to any specified tax or taxes or any portion thereof; and/or expressing any obligation of the Company for the creation of a sinking fund or other analogous device for the bonds of that series, and/or expressing an obligation of the Company for the redemption, purchase or other acquisition of the bonds of that series at the election of bondholders upon the occurrence of specified events, and/or expressing any obligation of the Company to permit the conversion of bonds of that series into capital stock of the Company or of any other corporation of any designated class or classes;
(c)permitting the bondholders to make, at a specified place or places, any or all of the following exchanges, viz., exchanges of coupon bonds for fully registered bonds; exchanges of fully registered bonds for coupon bonds; exchanges of coupon bonds for coupon bonds of other authorized denominations; exchanges of fully registered bonds for fully registered bonds of other authorized denominations; exchanges of bonds of one series for bonds of another series; exchanges of bonds containing the words “General and Refunding Mortgage” for bonds containing the words “First Mortgage” when bonds are no longer Outstanding, as therein defined, under the 1944 Mortgage; and exchanges of bonds of one series for bonds of a successor to the Company, whether by merger, consolidation or sale or other disposition of all or substantially all the assets of the Company; and such privilege of exchange may in any case be made subject to such conditions, limitations or restrictions as the Board of Directors may determine and the privilege of exchange may in any case be conferred upon the holders of bonds of one or more denominations and withheld from the holders of bonds of other denominations of the same series and may in any case be conferred on the holders of fully registered bonds and withheld from the holders of coupon bonds or vice versa;
(d)reserving to the Company the right to redeem all or any part of the bonds of that series before maturity at a time or times and at a redemption price or prices to be specified in the form of bond;
(e)reserving to the Company the right to create fully registered bonds that may be registered as to the payment of principal to one holder and to the payment of interest to another holder;
(f)complying with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or conforming to usage;
(g)expressing an obligation of the Company to make payments of principal, premium (if any) and interest on the bonds of that series by wire or other electronic transfer of funds to or for the order of the holder or holders thereof; and/or
(h)in any other respect expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under this Indenture.
Section 2.02.    Any series of bonds may be executed, authenticated and delivered originally as coupon bonds and/or as fully registered bonds, of such denomination or denominations as the Board of Directors of the Company may from time to time authorize.

Section 2.03.    Unless otherwise specifically provided with respect to a series of bonds, fully registered bonds shall be dated as of the date of authentication. Unless other provisions (including, but not limited to, provisions establishing record dates for the payment of interest) are specifically provided with respect to a series of bonds, fully registered bonds shall bear interest from the beginning of the current interest period for that series; provided, however, that if any fully registered bond shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any bond or bonds upon which interest is in default, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such fully registered bond shall have been delivered, unless otherwise specifically provided with respect to a series of bonds. The coupon bonds of each series of bonds issued hereunder shall be dated as of such date as may be determined by the Board of Directors of the Company and designated in the form established for such series.

Section 2.04.    Any bond may have imprinted thereon or included therein any legend or legends required in order to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage, and the Board of Directors of the Company by Resolution may at any time amend the form of any legend to be used on bonds then Outstanding so as to comply with any such law, rule or regulation, or so as to conform to usage.

Section 2.05.    Unless otherwise specifically provided with respect to a series of bonds, in all cases in which the privilege of exchanging bonds exists and is exercised, the bonds to be exchanged shall be surrendered at such place or places as shall be designated by the Board of Directors of the Company for the purpose, with all unmatured coupons appertaining thereto (in the case of coupon bonds) and the Trustee shall authenticate and the Company shall deliver in exchange therefor the bond or bonds which the bondholder making the exchange shall be entitled to receive, having attached thereto, in the case of coupon bonds, all unmatured coupons appertaining thereto. In case at the time of any such exchange, interest on the bonds of such series is in default, all coupon bonds of such series surrendered for exchange and delivered in exchange shall have attached thereto all matured coupons in default unless such coupons have heretofore been previously surrendered. All bonds so surrendered for exchange shall be in bearer form, or if registered, accompanied by a written instrument or instruments of transfer wherever required by the Company duly executed by the registered owner or his duly authorized attorney. All bonds so surrendered for exchange and the coupons appertaining thereto shall be cancelled by the Trustee. Upon any transfer of bonds as permitted by the next succeeding Section, and upon any exchange of bonds, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge and in addition may charge a sum not exceeding a sum, if any, provided as a term of such series of bonds for each bond authenticated and delivered upon any such transfer or exchange, which sum shall be paid by the party requesting such transfer or exchange as a condition precedent to the exercise of the privilege of making such transfer or exchange. The Company shall not be required to make transfers or exchanges of bonds of any series for a period of fifteen (15) days next preceding any interest payment date of said series (unless such series has a record date for the payment of interest), or next preceding any designation of bonds of said series to be redeemed. The Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

Section 2.06.    The Company shall keep, at such place or places as shall be designated for the purpose, books for the registration and transfer of bonds issued hereunder, which, at all reasonable times, shall be open for inspection by the Trustee; and upon presentation for such purpose at any such place or places, the Company will register or cause to be registered therein, and permit to be transferred thereon, under such reasonable regulations as it may prescribe, any bonds issued under this Indenture and entitled to registration or transfer at such office. Upon the registration of any coupon bond as to principal, the fact of such registration shall be noted on such bond. Upon the transfer of any registered bond, the Trustee shall authenticate and the Company shall issue in the name of the transferee or transferees a new registered bond or new registered bonds of the same series for a like principal amount. All registered bonds so surrendered for transfer shall be cancelled by the Trustee.

Section 2.07.    All bonds authenticated and delivered hereunder shall, from time to time, be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents, whose signature may be facsimile, and its corporate seal shall be thereon impressed or imprinted and attested by its Secretary or one of its Assistant Secretaries, whose signature may be facsimile. The coupons to be attached to coupon bonds shall bear the facsimile signature of the Treasurer or any Assistant Treasurer of the Company. In case any of the officers who shall have signed any bonds or attested the seal thereon, or whose facsimile signature appears on any coupon, shall cease to be such officer of the Company before the bonds so signed and/or sealed shall have been actually authenticated and delivered by the Trustee or issued by the Company, such bonds nevertheless may be authenticated, delivered and/or issued with the same force and effect as though the person or persons who signed such bonds and/or attested the seal thereon and/or whose facsimile signature appears on any coupon had not ceased to be such officer or officers of the Company. Before authenticating any coupon bonds, the Trustee shall cut off and cancel all matured coupons thereto attached (except as otherwise provided or permitted in Sections 2.05 and 2.09 hereof).

Section 2.08.    There may be authenticated and delivered and issued from time to time in lieu of (or in exchange for) any definitive bond or bonds issued or issuable under this Indenture one or more temporary bonds substantially of the tenor of the bonds hereinbefore described, with or without one or more coupons, and with or without the privilege of registration as to principal only, or as to both principal and interest, and such temporary bond or bonds may be in such denomination or denominations as the Board of Directors of the Company may determine. Until a definitive bond or bonds secured hereby are delivered in exchange therefor, each such temporary bond or bonds shall be entitled to the Lien and benefit of this Indenture. Upon the exchange by the Company of definitive coupon bonds or definitive fully registered bonds for temporary bonds (which exchange the Company shall make on request of, and without charge to, the holder, when definitive bonds are ready for delivery) such temporary bond or bonds and any unmatured coupons appertaining thereto shall be cancelled by the Trustee. When and as interest is paid upon any unregistered temporary bond without coupons, the fact of such payment shall be noted thereon and interest due on any temporary bond which is represented by a coupon shall be paid only upon presentation and surrender of such coupon for cancellation. Unregistered temporary bonds without coupons of any series shall bear interest from the beginning of the current interest period for bonds of that series in which such unregistered temporary bonds without coupons shall be authenticated. The holder of one or more temporary bonds may exchange the same on the surrender thereof, for cancellation, in bearer form with all unmatured coupons, if any, appertaining thereto, or, if registered, accompanied by a written instrument or instruments of transfer, wherever required by the Company, duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company, and shall be entitled to receive a temporary bond or bonds of the same series of like aggregate principal amount of such other denominations as the Board of Directors of the Company may determine to issue in exchange.

Section 2.09.    Upon receipt by the Company and the Trustee of evidence satisfactory to them of the theft, loss, destruction or mutilation of any bond Outstanding hereunder and/or the coupons appertaining thereto, and of indemnity satisfactory to them, and upon payment, if the Company or the Trustee shall require it, of a reasonable charge and upon reimbursement to the Company and the Trustee of all reasonable expense incident thereto, and upon surrender and cancellation of such bond, if mutilated, and the coupons appertaining thereto, if any, the Company may execute, and the Trustee shall thereupon authenticate and deliver, a new bond of like tenor and of the same series with all unpaid coupons, if any, appertaining thereto in lieu of such stolen, lost, destroyed or mutilated bond and coupons, if any, or if any such bond or any coupon shall have matured or be about to mature, instead of issuing a substituted bond or coupon the Company may pay the same without surrender thereof. Any indemnity bond shall name as obligees the Company, the Trustee, and if requested by the Company, any paying agent.

Section 2.10.    No bond shall be secured hereby unless there shall be endorsed thereon the certificate of the Trustee, substantially in the form hereinbefore recited, that it is one of the bonds (or temporary bonds) of the series therein designated, herein described or provided for; and such certificate on any such bond shall be conclusive evidence that such bond has been duly authenticated and delivered by the Trustee and when delivered by the Company will be secured hereby.

Section 2.11.    The Company may provide for the payment of principal of and/or interest on bonds of any series at one or more places in foreign countries, and/or in the coin or currency of any foreign nation.

ARTICLE III

GENERAL PROVISIONS AS TO ISSUE OF BONDS

Section 3.01.    The issue of bonds secured hereby is limited to Ten Billion Dollars ($10,000,000,000) in aggregate principal amount at any one time Outstanding; provided, however, that the foregoing limitation shall not be construed to prevent the making of further agreements by indenture or indentures supplemental hereto, pursuant to the provisions of Section 19.13 hereof, so that the aggregate principal amount of bonds at any one time Outstanding which may be secured by this Indenture as amended, after the making and recording of any such supplemental indenture, shall be decreased to the amount specified in the last such supplemental indenture.
Whenever under any of the provisions of this Indenture the Company is entitled to make the waiver of the right to the authentication and delivery of bonds the basis of the withdrawal of cash or the release of property at the basis of any credit under this Indenture, such right to the authentication and delivery of bonds shall be determined as though the aggregate principal amount of bonds at any one time Outstanding were not limited by the foregoing provisions of this Section; and the waiver of the right to the authentication and delivery of bonds may, in accordance with the respective provisions of this Indenture, be made the basis of any such withdrawal, release or other credit notwithstanding the fact that at the time bonds shall be Outstanding hereunder to the full aggregate principal amount at the time permitted under the foregoing provisions of this Section.
Section 3.02.    Nothing in this Indenture contained shall limit the power of the Board of Directors of the Company (in conformity with applicable law) to fix the price at which the bonds authenticated and delivered under any of the provisions of this Indenture may be issued, exchanged, sold or disposed of, but any or all of said bonds may be issued, exchanged, sold or disposed of upon such terms and for such consideration as the Board of Directors of the Company may deem fit.

ARTICLE IV

ISSUANCE OF RATE RECOVERY MORTGAGE BONDS

Section 4.01.    The Trustee shall, from time to time, upon the written order or orders of the Company signed by its Chairman of the Board, Chief Executive Officer, President or a Vice President and its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer, authenticate and deliver under this Section 4.01 bonds of one or more series constituting Rate Recovery Mortgage Bonds, with a maturity not later than May 1, 1998, registered as to principal and in an aggregate principal amount not exceeding Two Hundred Eighty Million Dollars ($280,000,000), but only after the Trustee shall have received the following:
(1)the Resolution provided for in subdivision (1) of Section 5.05 hereof;
(2)the Officers’ Certificate provided for in subdivision (2) of Section 5.05 hereof;

(3)an Officers’ Certificate stating that (a) the bonds then applied for are to be authenticated and delivered under this Section 4.01 and are to constitute Rate Recovery Mortgage. Bonds, (b) the aggregate principal amount of all Outstanding bonds authenticated and delivered under this Section 4.01, including the bonds then applied for, will not exceed fifty per centum (50%) of the uncollected balance of the Deferred Grand Gulf I Costs as of the end of the most recent month preceding the authentication and delivery of bonds being applied for as to which financial statements of the Company are available and in any event as of a date not more than fifty-one (51) days prior to the date of such authentication and delivery, (c) the uncollected balance of Deferred Grand Gulf I Costs referred to in clause (b) above is either (i) properly recorded as an asset on the books of the Company in accordance with generally accepted accounting principles and practices in use at the time by companies operating like properties, or (ii) if not so recorded in accordance with such generally accepted accounting principles and practices, is nevertheless recorded as an asset on the books of the Company reflecting the terms of a rate order or authorization then in effect, issued or granted by a regulatory authority having jurisdiction over the retail rates and services of the Company, providing for the recovery of such Deferred Grand Gulf I Costs (in which case, such Officers’ Certificate shall be accompanied by a certificate made and signed by an independent public accountant to such effect), and (d) the Company will apply the net proceeds to be received from the issuance of the bonds then so applied for to finance (or refinance, including by way of reimbursement for expenditures previously made) its Deferred Grand Gulf I Costs;
(4)a Net Earning Certificate showing the Adjusted Net Earnings of the Company to be as required by Section 5.04 hereof;
(5)an Opinion of Counsel as provided for in subdivision (8) of Section 5.05 hereof; and
(6)copies of the certificates, or other documents, if any, specified in the Opinion of Counsel provided for in Subdivision (5) of this Section.

ARTICLE V

ISSUANCE OF BONDS UPON THE BASIS OF PROPERTY ADDITIONS

Section 5.01.    The Trustee shall, from time to time, upon the written order or orders of the Company signed by its Chairman of the Board, Chief Executive Officer, President or a Vice President and its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer, authenticate and deliver bonds hereunder of one or more series upon the basis of Property Additions, but only in accordance with and subject to the conditions, provisions and limitations set forth in this Article V.

Section 5.02.    No bonds shall be authenticated and delivered at any time under the provisions of this Article V upon the basis of Funded Property.

Section 5.03.    Bonds of any one or more series may be authenticated and delivered under the provisions of this Article V upon the basis of Property Additions for a principal amount not exceeding seventy per centum (70%) of the balance of the Cost or of the fair value thereof to the Company (whichever shall be less) after making any deductions and any additions pursuant to Section 1.04 hereof.

Section 5.04.    No bonds shall be authenticated and delivered upon the basis of Property Additions or pursuant to Section 4.01 hereof, unless, as shown by a Net Earning Certificate, the Adjusted Net Earnings

of the Company for the period therein referred to shall have been in the aggregate at least equivalent to twice the Annual Interest Requirements as shall be specified, pursuant to the provisions of subdivision (B) of Section 1.07 hereof, in such Net Earning Certificate.

Section 5.05.    No bonds shall be authenticated or delivered hereunder by the Trustee upon the basis of Property Additions until the Trustee shall have received the following:
(7)a Resolution requesting the Trustee to authenticate and deliver bonds, (a) specifying the principal amount of bonds called for, the series thereof and any other matters with respect thereto required by this Indenture, and (b) specifying the officer or officers of the Company to whom, or upon whose written order, such bonds shall be delivered;
(8)an Officers’ Certificate complying with the requirements of Section 19.05 hereof and stating that (a) to the knowledge of the signers none of the events which itself or with a lapse of time or the giving of notice or both would constitute a Default hereunder has occurred and is continuing and (b) the aggregate principal amount of all Outstanding bonds authenticated and delivered under Section 4.01 hereof will not exceed sixty-six and two-thirds per centum (66-2/3%) of the uncollected balance of the Deferred Grand Gulf I Costs recorded as assets on the books of the Company in accordance with the standards set forth in clause (c)(i) or clause (c)(ii) of Subdivision (3) of Section 4.01 (such Officers’ Certificate, in the case of the recording of such Deferred Grand Gulf I Costs in accordance with the standards set forth in such clause (c)(ii), to be accompanied by the certificate of an independent public accountant required thereby) as of the end of the most recent month preceding the authentication and delivery of bonds being applied for as to which financial statements of the Company are available and in any event as of a date not more than fifty-one (51) days prior to the date of such authentication and delivery;
(9)an Engineer’s Certificate made and dated not more than ninety (90) days prior to the date of such application:
(a)describing in reasonable detail the Property Additions made the basis of the application;
(b)stating that all the Property Additions made the basis of the application are Property Additions as defined in Section 1.04 hereof;
(c)stating that such Property Additions are desirable for use in the proper conduct of the business of the Company;
(d)stating that such Property Additions, to the extent of the Cost or fair value thereof (whichever is less) to the Company made the basis of the application, do not consist of Funded Property;
(e)stating, except as to Property Additions acquired, made or constructed wholly through the delivery of securities, that the amount of cash forming all or part of the Cost thereof was equal to or more than an amount to be stated therein;
(f)briefly describing, with respect to any Property Additions acquired, made or constructed in whole or in part through the delivery of securities, the securities so delivered and stating the date of such delivery;
(g)stating what part, if any, of such Property Additions includes property which within six months prior to the date of acquisition thereof by the Company has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and showing whether or not the fair value thereof to the Company is less than Twenty-five Thousand Dollars ($25,000) and whether or not the fair value thereof to the Company is less than one per centum (1%) of the aggregate of (x) the principal amount of the bonds at the time Outstanding hereunder and (y) the principal amount of the bonds Outstanding, as therein defined, under the 1944 Mortgage;

(h)stating, except as to Property Additions in respect to the fair value to the Company of which a statement is to be made in an Independent Engineer’s Certificate as provided for in subdivision (4) of this Section, that the fair value to the Company as of the date of such certificate of such Property Additions is a specified amount;
(i)stating the amount required to be deducted under the provisions of subdivision (A) of Section 1.04 hereof and the amount elected to be added under the provisions of clauses (a), (b) and (c) of subdivision (B) of Section 1.04 hereof in respect of Funded Property retired of the Company; and
(j)stating that the easements, restrictions, exceptions, reservations or rights, if any, of the character mentioned in clauses (e) and (f) of Section 1.06 hereof, to which any property or rights of way included in such Property Additions are subject, and the defects, irregularities and deficiencies in titles of the character mentioned in said clauses of any property or rights of way included in such Property Additions do not materially impair the use of such property or rights of way for the purposes for which the same are held by the Company;
4.In case any Property Additions are shown by the Engineer’s Certificate provided for in subdivision (3) above to include property which within six months prior to the date of acquisition thereof by the Company has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and such certificate does not show the fair value thereof to the Company, as of the date of such certificate, to be less than Twenty-five Thousand Dollars ($25,000) or less than one per centum (1%) of the aggregate of (x) the principal amount of the bonds at the time Outstanding hereunder and (y) the principal amount of the bonds Outstanding, as therein defined, under the 1944 Mortgage, a further certificate consisting of an Independent Engineer’s Certificate stating as to such Property Additions which have been so used or operated and (at the option of the Company) as to any other Property Additions included in the Engineer’s Certificate provided for in subdivision (3) of this Section that the then aggregate fair value thereof to the Company, as of the date of such Independent Engineer’s Certificate, in the opinion of the signer is a specified amount; and in the case of the authentication and delivery of bonds, the fair value to the Company in the opinion of the signer of any property so used or operated which has been subjected to the Lien of this Indenture since the commencement of the then current calendar year as the basis for the authentication and delivery of bonds, and as to which an Independent Engineer’s Certificate has not previously been furnished to the Trustee;
5.In case any Property Additions are shown by the Engineer’s Certificate provided for in subdivision (3) above to have been acquired, made or constructed in whole or in part through the delivery of securities, a written appraisal of an engineer, appraiser or other expert person, firm or corporation, stating in the opinion of the signer the fair market value in cash of such securities at the time of delivery thereof in payment for or for the acquisition of such Property Additions;
6.A Net Earning Certificate showing the Adjusted Net Earnings of the Company to be as required by Section 5.04 hereof;
7.an Opinion of Counsel complying with the requirements of Section 19.05 hereof and stating the signer’s opinion to the effect that:
(k)(except as to paving, grading and other improvements to, under or upon public highways, bridges, parks or other public property of analogous character) this Indenture is, or upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will be, a lien on all the Property Additions made the basis of such application, subject to no lien thereon prior or equal to the Lien of this Indenture except Excepted Encumbrances, and that the Company has the right to remove any such Property

Additions which are located on any leasehold or which are on property as to which the Company has an easement, prior to or upon the termination of such leasehold or easement, without compensation or other remuneration and free of any lien prior or equal to the Lien of this Indenture, except Excepted Encumbrances; and
(l)the Company has corporate authority to operate the Property Additions in respect to which such application is made; and
(1)an Opinion of Counsel complying with the requirements of Section 19.05 hereof and stating the signer’s opinion to the effect that:
(m)the issue of the bonds has been duly authorized by the Company;
(n)the issue of the bonds has been duly authorized by any and all governmental authorities the consent of which is requisite to the legal issue of such bonds, specifying any officially authenticated certificates, or other documents, by which such consent is or may be evidenced, or that no consent of any governmental authorities is requisite;
(o)the Company has sold or contracted to sell or to issue for value such bonds, or contracted to pledge such bonds to secure other indebtedness of a principal amount not less than seventy-five per centum (75%) of the principal amount of such bonds; and
(p)the requirements of any tax law applicable to the issuance of the bonds have been complied with;
9.copies of the instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel provided for in subdivision (7) above; and
10.copies of the certificates, or other documents, if any, specified in the Opinion of Counsel provided for in subdivision (8) above.
If, in order to render the Opinion of Counsel provided for in subdivision (7) or subdivision (8) above, the signer thereof shall deem it necessary that additional facts or matters be stated in the Engineer’s Certificate provided for in subdivision (3) above, then in such event the Engineer’s Certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.
The amount of the Cost of any Property Additions and the fair value thereof to the Company and the fair market value in cash of any securities so delivered in payment therefor or for the acquisition thereof and the amount of any deductions and any additions made pursuant to Section 1.04 hereof shall be determined for the purposes of this Article V by the appropriate certificate provided for in this Section.

ARTICLE VI

ISSUANCE OF BONDS UPON RETIREMENT OF CERTAIN
BONDS PREVIOUSLY OUTSTANDING HEREUNDER OR
UNDER THE 1944 MORTGAGE

Section 6.01.    The Trustee shall, from time to time, upon the written order or orders of the Company signed by its Chairman of the Board, Chief Executive Officer, President or a Vice President and its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer, authenticate and deliver bonds hereunder of one or more series of a principal amount equal to and on the basis of the principal amount of any Retired Bonds, but only after the Trustee shall have received the following:
(1)the Resolution provided for in subdivision (1) of Section 5.05 hereof;
(2)the Officers’ Certificate provided for in subdivision (2) of Section 5.05 hereof;

(3)an Officers’ Certificate stating that specific Retired Bonds (in principal amount not less than the principal amount of bonds in respect of which such written order or orders for authentication and delivery is or are made under this Section) have theretofore been sold or issued for value or pledged to secure indebtedness of a principal amount not less than seventy-five per centum (75%) of the principal amount of such Retired Bonds and are the basis for such written order or orders;
(4)the Opinion of Counsel provided for in subdivision (8) of Section 5.05 hereof; and
(5)copies of the certificates, or other documents, if any, specified in the Opinion of Counsel provided for in subdivision (4) of this Section.
In case (i) an application for the authentication and delivery of bonds under any of the provisions of this Indenture, which shall have contained a Net Earning Certificate, shall have been made to the Trustee subsequent to the delivery to the Trustee hereunder or the Corporate Trustee under the 1944 Mortgage of an irrevocable direction to apply moneys to any such purchase, payment, retirement and/or redemption of, or subsequent to the cancellation or surrender for cancellation of, any bonds previously authenticated and delivered under this Indenture or the 1944 Mortgage on the basis of which other bonds are to be authenticated and delivered pursuant to the provisions of this Article VI, and in such Net Earning Certificate the annual interest requirements on any such bonds to be authenticated and delivered shall not have been included, or (ii) the Retired Bonds on the basis of which other bonds are to be so authenticated and delivered mature by their terms at a date more than one year after the date of authentication and delivery of the bonds applied for and bear a lower interest rate than the bonds applied for, or (iii) the Retired Bonds on the basis of which other bonds are to be so authenticated and delivered were retired pursuant to the provisions of Section 39 of the 1944 Mortgage or pursuant to any sinking or improvement fund provision set forth in the 1944 Mortgage, then the Trustee shall in such a case also receive a Net Earning Certificate showing the Adjusted Net Earnings to be as required by Section 5.04 hereof. For purposes of clause (ii) of the immediately preceding sentence, in the event Retired Bonds on the basis of which other bonds are to be authenticated and delivered bear (or, as to such Retired Bonds no longer Outstanding hereunder, bore) interest at a variable rate, then the interest rate on such Retired Bonds shall be deemed to be the annual interest rate thereon in effect immediately prior to the retirement thereof.
Any and all coupon bonds delivered to the Trustee pursuant to this Article shall have attached thereto all unmatured coupons appertaining thereto.

ARTICLE VII

ISSUANCE OF BONDS UPON DEPOSIT OF CASH WITH TRUSTEE

Section 7.01.    The Trustee shall, from time to time, upon the written order or orders of the Company signed by its Chairman of the Board, Chief Executive Officer, President or a Vice President and its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer, authenticate and deliver bonds hereunder of one or more series upon deposit with the Trustee by the Company of cash equal to the aggregate principal amount of the bonds so requested to be authenticated and delivered but only after the Trustee shall have received:
(6)the Resolution provided for in subdivision (1) of Section 5.05 hereof;
(7)the Officers’ Certificate provided for in subdivision (2) of Section 5.05 hereof;
(8)a Net Earning Certificate showing the Adjusted Net Earnings of the Company to be as required by Section 5.04 hereof;

(9)the Opinion of Counsel provided for in subdivision (8) of Section 5.05 hereof; and
(10)copies of the certificates, or other documents, if any, specified in the Opinion of Counsel provided for in subdivision (4) of this Section.

Section 7.02.    All cash deposited with the Trustee under the provisions of the next preceding Section hereof shall be held by the Trustee as a part of the Mortgaged and Pledged Property, and may be withdrawn from time to time by the Company, upon application of the Company to the Trustee evidenced by a Resolution, in an amount equal to the principal amount of each bond or fraction of a bond to the authentication and delivery of which the Company shall be entitled under Article V or VI of this Indenture by virtue of compliance with all applicable provisions of this Indenture (except as hereinafter in this Section otherwise provided).

Upon any such application for withdrawal the Company shall comply with all applicable provisions of this Indenture relating to the authentication and delivery of such bond(s) or fraction of a bond except that the Company shall not be required to comply with any earning requirement or to deliver to the Trustee any Resolution, Net Earning Certificate or Opinion of Counsel such as is described in subdivisions (1), (6) and (8) of Section 5.05 hereof.
Any withdrawal of cash under this Section shall operate as a waiver by the Company of its right to the authentication and delivery of the bond(s) or fraction of a bond on which it is based and such bond(s) or fraction of a bond may not thereafter be authenticated and delivered hereunder, and any Property Additions which have been made the basis of any such right to the authentication and delivery of bond(s) or fraction of a bond so waived shall have the status of Funded Property and shall be deemed to have been made the basis of the withdrawal of such cash, and any bonds which have been made the basis of any such right to the authentication and delivery of bond(s) or fraction of a bond so waived shall be deemed to have been made the basis of the withdrawal of such cash.
Section 7.03.    If at any time the Company shall so direct, any sums deposited with the Trustee under the provisions of Section 7.01 hereof may be used or applied to the purchase, payment or redemption of bonds in the manner and subject to the conditions provided in subdivisions (3) and (4) of Section 11.05 hereof; provided, however, that none of such cash shall be applied to the payment of more than the principal amount of any bonds so purchased, paid or redeemed, except to the extent that the aggregate principal amount of all bonds theretofore, and of all bonds then to be, purchased, paid and/or redeemed with cash deposited under Section 7.01 hereof shall have exceeded the aggregate cost for principal, interest, brokerage and premium, if any, on all bonds theretofore, and on all bonds then to be, purchased, paid and/or redeemed with cash so deposited.

ARTICLE VIII

COMPLIANCE WITH THE TRUST INDENTURE ACT OF 1939

Section 8.01.    The Company reserves the right without any consent or other action by holders of bonds to make such amendments to this Indenture as shall be necessary from time to time in order to qualify this Indenture under the Trust Indenture Act of 1939, as amended, as in force on the date of the making of any such amendment, including, without limitation, the substitution of a separate trustee for any security not applicable to all holders of bonds, provided that no such amendment shall, without the consent of the holder of any bona issued under this Indenture affected thereby, impair or affect the right of such holder to receive payment of the principal of (and premium, if any) and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, or permit the creation of any lien ranking prior to, or on a parity with, the Lien of this Indenture with respect to any of the property mortgaged and pledged thereunder or permit the deprivation of such bondholder of a lien upon the Mortgaged and Pledged Property for the security of his bonds (subject only to the lien of taxes for the then current year, the lien of taxes, assessments or governmental charges not then due and delinquent and to any mortgage or other liens existing upon said property which are prior to this Indenture at the time of such amendment), and holders of any bonds Outstanding under this Indenture by acceptance of such bonds, agree and consent to the making of any such amendments.

ARTICLE IX

PARTICULAR COVENANTS OF THE COMPANY

Section 9.01.    The Company hereby covenants that it is lawfully possessed of all the Mortgaged and Pledged Property; that it will maintain and preserve the Lien of this Indenture so long as any of the bonds issued hereunder are Outstanding; that (subject to the provisions of Section 15.03 hereof) all property of the Company hereafter acquired, made or constructed and wheresoever situated, except any hereinbefore or hereinafter expressly excepted, shall be subject to the Lien of this Indenture just as though said property was now owned by the Company and described herein; and that it has good right and lawful authority to mortgage and pledge the Mortgaged and Pledged Property, as provided in and by this Indenture.

Section 9.02    The Company hereby covenants that it will duly and punctually pay the principal of and interest and premium, if any, on all bonds Outstanding hereunder, according to the terms thereof; and that as the coupons appertaining to said bonds are paid they will be cancelled

Section 9.03.    (a) The Company hereby covenants that, whenever necessary to avoid or fill a vacancy in the office of Trustee, the Company will in the manner provided in Section 16.15 hereof appoint a Trustee so that there shall be at all times a Trustee hereunder which shall at all times be a bank or trust company having its principal office and place of business in the United States of America, if there be such a bank or trust company willing and able to accept the trust upon reasonable or customary terms, and which shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia, with (i) in respect of the Original Trustee, a combined capital and surplus of at least Five Million Dollars ($5,000,000) and (ii) in respect of any successor Trustee appointed hereunder, a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) and, in either such case, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority.
(b)    The Company hereby covenants that it will keep an office or agency, while any of the bonds issued hereunder are Outstanding, at any and all places at which the principal of or interest on any of said bonds and coupons appurtenant thereto shall be payable, where bonds entitled to be registered, transferred, exchanged, or converted may be presented or surrendered for registration, transfer, exchange or conversion, where notices, presentations and demands to or upon the Company in respect of such bonds or coupons as may be payable at such places or in respect of this Indenture may be given or made, and for the payment of the principal thereof and interest and premium, if any, thereon. The Company will from time to time give the Trustee written notice of the location of such office or offices or agency or agencies, and in case the Company shall fail to maintain such office or offices or agency or agencies or to give the Trustee written notice of the location thereof, then in addition to any other remedy or right arising as a result of the violation of the covenants contained in this Section, the Company agrees that any such notice, presentation or demand in respect of said bonds or coupons or of this Indenture may be given or made, unless other provision is expressly made herein, to or upon the Trustee at its principal office, and the Company hereby authorizes such presentation and demand to be made to and such notice to be served on the Trustee in either of such events and the principal of and interest and premium, if any, on said bonds shall in such event be payable at said office of the Trustee.
(c)    The Company hereby covenants that, if it shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee, subject to the provisions of this Section, (1) that such paying agent shall hold in trust for the benefit of the bondholders or the Trustee all sums held by such paying agent for the payment of the principal of or interest on the bonds (and premium, if any); and (2) that such paying agent shall give the Trustee notice of any default by the Company in the making of any deposit with it for the payment of the principal of or interest on the bonds (and premium, if any), and of any default by the Company in the making of any such payment. Such paying agent shall not be obligated to segregate such sums from other funds of such paying agent except to the extent required by law.
(d)    The Company hereby covenants that, if the Company acts as its own paying agent, it will, on or before each due date of each installment of principal or interest on the bonds, set aside and segregate and hold in trust for the benefit of the bondholders or the Trustee a sum sufficient to pay such principal or interest so becoming due on the bonds (and premium, if any) and will notify the Trustee of such action, or of any failure to take such action.
(e)    Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release or satisfaction of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent as required by this Section, such sums to be held by the Trustee upon the trusts in this Indenture contained.
(f)    Anything in this Section to the contrary notwithstanding, the holding of sums in trust as provided in this Section is subject to the provisions of Section 19.03 hereof.
Section 9.04.    The Company hereby covenants that it will pay all taxes and assessments and other governmental charges lawfully levied or assessed upon the Mortgaged and Pledged Property, or upon any part thereof or upon any income therefrom or upon the interest of the Trustee in the Mortgaged and Pledged Property, before the same shall become delinquent, and will duly observe and conform to all valid requirements of any governmental authority relative to any of the Mortgaged and Pledged Property, and all covenants, terms and conditions upon or under which any of the Mortgaged and Pledged Property is held; that it will not suffer any lien to be hereafter created upon the Mortgaged and Pledged Property, or any part thereof, or the income therefrom, prior to the Lien hereof, other than Excepted Encumbrances, and other than, in the case of property hereafter acquired, vendors’ liens, purchase money mortgages and any lien thereon at the time of the acquisition thereof and within four months after any lawful claim or demand for labor, materials, supplies or other objects has become delinquent which if unpaid would or might by law be given precedence over the Lien of this Indenture as a lien or charge upon any of the Mortgaged and Pledged Property, or the income therefrom, it will pay or cause to be discharged or make adequate provisions to satisfy or discharge the same; provided, however, that nothing in this Section contained shall require the Company to observe or conform to any requirement of governmental authority or to cause to be paid or discharged, or to make provision for, any such lien or charge, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings; and provided that nothing in this Section contained shall require the Company to pay, discharge or make provisions for any tax, assessment or other governmental charge, the validity of which shall not be so contested if adequate security for the payment of such tax, assessment or other governmental charge and for any damages which may reasonably be anticipated from failure to pay the same shall be given to the Trustee; provided, further, however, that it will not suffer any lien to be hereafter created upon that part of the Mortgaged and Pledged Property constituting the Municipalization Interest, or any part thereof, other than the Lien of this Indenture and Excepted Encumbrances; and that, save as aforesaid, it will not suffer any matter or thing whereby the Lien hereof might or could be impaired in contravention of the provisions hereof.

Section 9.05.    The Company hereby covenants that it will keep or cause to be kept all the property subject to the Lien hereof insured against fire, flood, lightning, windstorm, hail, explosion and other risks to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties (all such risks being hereinafter referred to in this Section as the “Specified Hazards”), to a reasonable amount, by reputable insurance companies, any loss, except as to materials and supplies and except as to any particular loss less than Five Million Dollars ($5,000,000), to be made payable to the Trustee as the interest of the Trustee may appear and/or to the holder of any other lien prior hereto upon property subject to the Lien hereof, if the terms thereof require losses so to be made payable; or that it will, in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by the Specified Hazards at least equal in protection to the method or plan of protection against loss by the Specified Hazards of companies similarly situated and operating properties subject to similar hazards, and that if it shall adopt such other method or plan, it will, except as to materials and supplies and except as to any particular loss less than Five Million Dollars ($5,000,000), pay to the Trustee on account of any loss sustained by reason of the destruction or damage of such property by any of the Specified Hazards, an amount of cash equal to such loss less any amounts otherwise paid to the Trustee, or to the trustee or other holder of any mortgage or any other lien prior hereto upon property subject to the Lien hereof, if the terms thereof require losses so to be paid. Any amounts of cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture be deemed to be proceeds of insurance. In case of the adoption of such other method or plan of protection, the Company shall also furnish to the Trustee a certificate of an actuary or other qualified person appointed by the Company with respect to the adequacy of such method or plan. There shall be delivered to the Trustee, on or before October 1 of each year and also whenever the Trustee shall make request therefor, a detailed statement, signed by the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company, of any insurance policies covering the Specified Hazards then outstanding and in force upon the aforesaid property, or any part thereof, including, or by reference to former statements including, the names of the insurance companies which have issued the policies and the amounts and expiration dates thereof, together with a detailed statement, signed by the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company, of such other method or plan, if any.

All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance against loss by any of the Specified Hazards shall, subject to the requirements of any other lien prior hereto upon property subject to the Lien hereof, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company to reimburse the Company for an equal amount spent in the rebuilding or renewal of the property destroyed or damaged, upon receipt by the Trustee of (1) an Officers’ Certificate requesting such reimbursement, (2) an Engineer’s Certificate stating the amounts so expended and the nature of such rebuilding or renewal and the fair value to the Company of the property rebuilt or renewed and if

(A) within six months prior to the date of acquisition thereof by the Company, such property has been used or operated by a person or persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company, and
(B) the fair value to the Company of such property as set forth in such Engineer’s Certificate is not less than Twenty-five Thousand Dollars ($25,000) and not less than one per centum (1%) of the aggregate principal amount of the bonds at the time Outstanding under this Indenture, the Engineer making such certificate shall be an Independent Engineer, and (3) an Opinion of Counsel that the property so rebuilt or renewed is subject to the Lien hereof to the same extent as was the property so destroyed or damaged; provided, however, that to the extent that moneys paid by the Trustee to the Company for reimbursement, as aforesaid, shall represent the proceeds of property that was not Funded Property destroyed or damaged by any of the Specified Hazards, the property so rebuilt or renewed (for which reimbursement is so made), shall not be deemed to be Funded Property.
Any such money not so applied within eighteen (18) months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding or renewal then in progress and uncompleted shall not have been given to the Trustee by the Company within such eighteen (18) months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes and subject to the conditions provided in Section 11.05 hereof.
Anything in this Indenture to the contrary notwithstanding, the Company may have insurance policies covering any of the Specified Hazards with a deductible provision in a dollar amount per occurrence not exceeding Five Million Dollars ($5,000,000) or, when Rate Recovery Mortgage Bonds are no longer Outstanding, three per centum (3%) of the bonds Outstanding hereunder on the date such policy goes into effect if such three per centum (3%) is in excess of Five Million Dollars ($5,000,000); provided, however, such dollar amount may be exceeded to the extent such dollar amount per occurrence is below the deductible amount in effect as to such insurance on property of similar character insured by companies similarly situated and operating like property.
The Company hereby further covenants that it will procure and maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or occurring as a result of the operation of its business, and workmen’s compensation or similar insurance as may be required under federal law or the laws of the State of Louisiana, in each case from reputable insurance companies in such amounts and with such terms as are comparable to companies similarly situated and operating like properties.
Section 9.06.    The Company will not, except as herein permitted, do or suffer any act or thing whereby the Mortgaged and Pledged Property might or could be impaired; provided, however, that the Company shall not be deemed, for purposes of this Section, to have suffered the Mortgaged and Pledged Property to be impaired if the plant account on the books of the Company is reduced solely as a result of or to reflect action of any regulatory authority having jurisdiction over the rates and services of the Company mandating or requiring a direct or indirect disallowance of costs for ratemaking purposes. The Company will at all times maintain, preserve and keep the Mortgaged and Pledged Property, as an operating system or systems, in good repair, working order and condition. The Company will from time to time make all needful and proper repairs, replacements, additions, betterments and improvements, so that the operations and business of and pertaining to the Mortgaged and Pledged Property, as an operating system or systems, shall at all times be conducted properly and advantageously; and whenever any portion of the Mortgaged and Pledged Property shall have been worn out or destroyed or shall have become obsolete or otherwise unfit for use, the Company will procure substitutes of at least equal utility and efficiency, so that at all times the efficiency of the Mortgaged and Pledged Property, as an operating system or systems, shall be fully maintained.

Nothing herein contained, however, shall be held to prevent the Company from permanently discontinuing the operation of or reducing the capacity of any of its plants or properties, if, in the judgment of the Company, any such action which affects the Mortgaged and Pledged Property is necessary or desirable in the conduct of the business of the Company, or if the Company is ordered so to do by regulatory authority having jurisdiction in the premises, or if the Company intends to sell or dispose of the same and within a reasonable time shall endeavor to effectuate such sale; nor shall anything herein contained be construed to prevent the Company from taking such action with respect to the use of its plants and properties as is proper under the circumstances, including the cessation or omission to exercise rights, permits, licenses, privileges or franchises which, in the judgment of the Company, can no longer be profitably exercised or availed of; provided, however, the Company covenants that it will, within sixty (60) days after its determination permanently to discontinue the operation of any of its plants or properties subject to the Lien of this Indenture of a Cost, determined as provided in Section 1.04 hereof, in any one case in excess of Five Million Dollars ($5,000,000) or in the aggregate in any period of twelve (12) consecutive calendar months in excess of Ten Million Dollars ($10,000,000), furnish the Trustee for information purposes with an Officers’ Certificate setting forth the Cost, as so determined, to the Company of the plants, or properties, the operation of which the Company shall have determined so to discontinue.
Whenever (but not more often than once in any period of five (5) years) the holders of at least twenty-five per centum (25%) in principal amount of the bonds Outstanding hereunder shall deliver to the Trustee and to the Company a written statement that they have reasonable grounds to believe that the Mortgaged and Pledged Property has not been adequately maintained, as an operating system or systems, in good repair, working order and condition and request the Company to furnish to the Trustee an Independent Engineer’s Certificate stating whether or not the Mortgaged and Pledged Property, as an operating system or systems, has been maintained in good repair, working order and condition, and whether or not there is any property subject to the Lien of this Indenture which should be retired on the books of the Company as having ceased permanently to be used or useful in the business of the Company and which has not been so retired, the Company shall cause such Independent Engineer’s Certificate to be furnished to the Trustee within a reasonable time after such request. If such Independent Engineer shall report that the Mortgaged and Pledged Property, as an operating system or systems, has not been maintained in good repair, working order and condition, he shall state clearly in his report the character and extent of, and, if longer than one year, the time reasonably necessary to make good such deficiency and, if he shall report that there is property subject to the Lien of this Indenture which should be retired on the books of the Company as having ceased permanently to be used or useful in the business of the Company and which has not been so retired, his report shall briefly describe such property. Said report shall be placed on file by the Trustee and shall be open to inspection by any bondholder at any reasonable time.
If the Company, within thirty (30) days after the filing of the report of such Independent Engineer, objects in writing delivered to the Trustee to the findings of such Independent Engineer as to the character and extent of such maintenance deficiency and/or to the property which should be retired upon the books of the Company, then the character and extent of such maintenance deficiency, if any, and/or the property, if any, so to be retired upon the books of the Company shall be forthwith referred to three arbitrators selected in the following manner: The Trustee, within ten (10) days after the expiration of said period of thirty (30) days, shall name one arbitrator and give notice of such selection to the Company. Within ten (10) days after receipt of such notice, the Company shall name one arbitrator and give notice of such selection to the Trustee, and failure so to do shall entitle the Trustee to name an arbitrator to represent the Company. The two thus selected shall, within ten (10) days after the appointment of the arbitrator representing the Company, select a third arbitrator, but if said arbitrators are unable, within said ten (10) days, to agree upon such third arbitrator, then, upon the election of either the Company or the Trustee, any District Judge of the United States of America for the District in which the Trustee has its principal place of business may appoint such third arbitrator, upon application to said District Judge by either party after five (5) days’ notice thereof to the other party. The written decision of a majority of such arbitrators shall be filed as soon as practicable with the Trustee and a copy thereof delivered to the Company, and shall be binding upon the Trustee, the Company and the bondholders.
Within one year from the date of the report of such Independent Engineer or the date of such decision of arbitrators, whichever is later, or such longer period as may be reported by such Independent Engineer or the arbitrators, as the case may be, to be reasonably necessary to make good any such deficiency, no statement contained in any report of any Independent Engineer filed with the Trustee, as hereinbefore in this Section provided, shall be deemed to be in any way evidence or proof of a failure to comply with the provisions of this Section.
The Company shall, with all reasonable speed, do or cause to be done such maintenance work as may be necessary to make good any such maintenance deficiency as shall have been determined to exist as hereinabove provided at the time of the report of such Independent Engineer or at the time of such decision of arbitrators, as the case may be, whereupon such Independent Engineer or such arbitrators, as the case may be (or, in case of his or their refusal or inability to act, some other Independent Engineer), shall report in writing to the Trustee whether such deficiency has been made good.
Unless the Trustee shall be so advised in writing by such Independent Engineer or arbitrators, as the case may be, within one year from the date of the report of such Independent Engineer or the date of such decision of arbitrators, as the case may be, or such longer period as may be reported by such Independent Engineer or the arbitrators, as the case may be, to be reasonably necessary for the purpose, that such deficiency has in all material respects been made good, the Company shall be deemed to have defaulted in the due performance of the covenants of this Section, so far as concerns the maintenance of the Mortgaged and Pledged Property.
All expenses incurred pursuant to this Section shall be borne by the Company.
In the event that any regulatory authority having jurisdiction over the Company shall determine that the expenditures for repairs and maintenance necessary to make good any such maintenance deficiency as shall have been so determined would be excessive or shall, by order or regulation, prohibit, in whole or in part, such expenditures for repairs and maintenance, then, upon filing with the Trustee a certified copy of such order or a copy of such regulation, as the case may be, the Company shall, so long as such order or such regulation remains in effect, be relieved from compliance with the covenants contained in this Section, in regard to the maintenance of the Mortgaged and Pledged Property, to the extent that such expenditures for repairs and maintenance shall have been held excessive or shall be prohibited.
The Company covenants that it will promptly retire on its books of account any of the Mortgaged and Pledged Property included in plant account (except real estate held for the purpose of sale or resale) that has, in the opinion of the Company, ceased permanently to be used or useful in its business or which pursuant to the provisions of this Section any Independent Engineer has reported to the Company more than thirty (30) days prior thereto (without written objection thereto having been delivered to the Trustee by the Company), or any arbitrators have determined, should be retired on the books of the Company as having ceased permanently to be used or useful in the business of the Company.
Notwithstanding the foregoing provisions of this Section 9.06, nothing herein contained shall be held to require the Company to retire, other than solely for purposes of this Indenture, any of the Mortgaged and Pledged Property in the event that the Company is ordered not to retire such Mortgaged and Pledged Property by regulatory authority having jurisdiction in the premises.
Section 9.07.    The Company hereby covenants that it will, subject to the provisions of Article XV hereof, at all times maintain its corporate existence and right to carry on business, and duly procure all renewals and extensions thereof, if and when any shall be necessary and, subject to the provisions of this Indenture, will use its best efforts to maintain, preserve and renew all the rights, powers, privileges and franchises owned by it, affecting the Mortgaged and Pledged Property.

Section 9.08.    The Company hereby covenants that it will cause this Indenture and all indentures and instruments supplemental hereto or notices in respect thereof to be promptly recorded and filed and re-recorded and re-filed in such manner and in such places, as may be required by law in order fully to preserve and protect the security of the bondholders and all rights of the Trustee, and will furnish to the Trustee:
(a)Promptly after the execution and delivery of this Indenture and of each supplemental indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Indenture or such supplemental indenture or notice in respect thereof has been properly recorded and filed, so as to make effective the lien intended to be created thereby, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such lien effective. It shall be a compliance with this subdivision (a) if (1) the Opinion of Counsel herein required to be delivered to the Trustee shall state that this Indenture or such supplemental indenture or notice in respect thereof has been received for record or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of counsel (if such is the case), such receipt for record or filing makes effective the lien intended to be created by this Indenture or such supplemental indenture, and (2) such opinion is delivered to the Trustee within such time, following the date of the execution and delivery of this Indenture or such supplemental indenture, as shall be practicable having due regard to the number and distance of the jurisdictions in which this Indenture or such supplemental indenture is required to be recorded or filed.
(b)On or before May 1 of each year, beginning May 1, 1988, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken, since the date of the most recent Opinion of Counsel furnished pursuant to this subdivision (b) or the first Opinion of Counsel furnished pursuant to subdivision (a) of this Section, with respect to the recording, filing, re-recording, and re-filing of this instrument and each notice with respect thereto and of each indenture supplemental to this instrument, as is necessary to maintain the Lien hereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lien.
The Company hereby covenants that it will execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Indenture and to make subject to the Lien hereof any property hereafter acquired, made or constructed, intended to be subject to the Lien hereof, and to transfer to any new trustee or co-trustee or co-trustees, the estate, powers, instruments or funds held in trust hereunder.
Section 9.09.    (a) The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee between May 15 and June 1 and between November 15 and December 1 in each year after June 1, 1987, and at such other times as the Trustee may request in writing, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company or of its paying agents, as to the names and addresses of the holders of bonds obtained since the date as of which the next previous list, if any, was furnished. Any such list may be dated as of a date not more than fifteen (15) days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date; and, provided, that the Company need not furnish or cause to be furnished any such list with respect to bonds with respect to which the Trustee maintains the books for the registration and transfer of bonds as provided for in Section 2.06.
(b)    The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of bonds (1) contained in the most recent list, if any, furnished to it as provided in subdivision (a) of this Section, (2) received by it in the capacity of paying agent hereunder, and (3) filed with it within two preceding years pursuant to the provisions of paragraph (2) of subdivision (c) of Section 16.13 hereof. The Trustee may (1) destroy any list furnished to it as provided in subdivision (a) of this Section upon receipt of a new list so furnished; (2) destroy any information received by it as paying agent upon delivery to itself as Trustee, not earlier than forty-five (45) days after an interest payment date of the bonds, of a list containing the names and addresses of the holders of bonds obtained from such information since the delivery of the next previous list, if any; (3) destroy any list delivered to itself as Trustee which was compiled from information received by it as paying agent upon the receipt of a new list so delivered; and (4) destroy any information received by it pursuant to the provisions of paragraph (2) of subdivision (c) of Section 16.13 hereof, but not until two years after such information has been filed with it.
(c)    In case three or more holders of bonds (hereinafter referred to as “Applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such Applicant has owned a bond for a period of at least six months preceding the date of such application, and such application states that the Applicants desire to communicate with other holders of bonds with respect to their rights under this Indenture or under the bonds, and is accompanied by a copy of the form of proxy or other communication which such Applicants propose to transmit, then the Trustee shall, within five (5) business days after the receipt of such application, at its election either
(1)afford to such Applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subdivision (b) of this Section; or
(2)inform such Applicants as to the approximate number of holders of bonds whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subdivision (b) of this Section, and as to the approximate cost of mailing to such bondholders the form of proxy or other communication, if any, specified in such application.
If the Trustee shall elect not to afford to such Applicants access to such information, the Trustee shall, upon the written request of such Applicants, mail to each bondholder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subdivision (b) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment or provision for the payment of the reasonable expenses of mailing, unless within five (5) days after such tender the Trustee shall mail to such Applicants and file with the Securities and Exchange Commission together with a copy of the material to be mailed a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of bonds, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections, or if said Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such Applicants respecting their application.
(d)    Neither the Trustee nor any paying agent shall be held accountable by reason of the disclosure of information as to names and addresses or the mailing of any material pursuant to any request made under subdivision (c) of this Section.
Section 9.10.    The Company covenants and agrees:
(3)to file with the Trustee within fifteen (15) days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as such Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with such Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents, or reports pursuant to either of such sections, then to file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
(4)to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Section 19.05 hereof, as to compliance with conditions or covenants, compliance with which is subject to verification by accountants, but no such certificate or opinion shall be required as to (A) dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports, or (B) the amount and value of Property Additions, except as provided in Section 5.05 hereof, or (C) the adequacy of depreciation, maintenance, or repairs; and
(5)to transmit to the holders of bonds, in the manner and to the extent provided in subdivision (c) of Section 16.13 hereof with respect to reports pursuant to subdivision (a) of Section 16.13 hereof, such summaries of any information, documents and reports required to be filed by the Company pursuant to subdivisions (1) and (2) of this Section as may be required by the rules and regulations prescribed from time to time by the Securities and Exchange Commission.

Section 9.11.    The Company hereby covenants that it will, in accordance with sound accounting practices, keep books of record and account of all dealings or transactions of, or in relation to, the plants, properties, business and affairs of the Company.

The Company hereby covenants that it will not issue, or permit to be issued, any bonds hereunder in any manner other than in accordance with the provisions of this Indenture and that it will faithfully observe and perform all the conditions, covenants and requirements of this Indenture and of all indentures supplemental hereto and of the bonds issued hereunder.
Section 9.12.    Subject to the rights of the bondholders under the 1944 Mortgage, the Company hereby covenants that, upon the cancellation and discharge of any lien prior hereto (upon property subject to the Lien hereof), securing indebtedness, the Company will cause all cash, purchase money obligations and other property then held by the trustee or other holder of such lien, which were received by such trustee or other holder by reason of the release of, or the purchase by a governmental authority or its designee of, or which represents the proceeds of the taking by eminent domain of, or insurance on, any of the Mortgaged and Pledged Property (including all proceeds of or substitution for any thereof) to be paid and/or delivered to and/or deposited with the Trustee hereunder, to be held as part of the Mortgaged and Pledged Property, any such cash and/or purchase money obligations constituting a part thereof to be paid over, withdrawn, used or applied in the manner, to the extent, and for the purposes and subject to the conditions provided in Section 11.05 hereof with respect to cash and purchase money obligations deposited under the provisions of Section 11.03 hereof, and any other property constituting a part thereof to be subject to use and release as provided with respect to such property in Article XI hereof. Nothing in this Indenture contained shall be deemed to limit the right of any successor to the Company under the provisions of Article XV hereof which shall not have caused this Indenture or any indenture executed as in Section 15.02 hereof provided to become a lien upon any of the properties or franchises of the successor corporation (except as contemplated by clauses (a), (b) and (c) of Section 15.03 hereof) to increase the indebtedness secured by lien upon any of its, properties or franchises not subject to the Lien of this Indenture or of any such indenture executed as in Section 15.02 hereof provided.

Section 9.13.    Should all or substantially all of the Mortgaged and Pledged Property or common stock constituting a majority of the voting power of the common stock of the Company be taken by the exercise of the power of eminent domain or by the exercise by any governmental authority or instrumentality or designee thereof of the right to purchase or otherwise acquire the same, or should such Mortgaged and Pledged Property or common stock be voluntarily sold, transferred or otherwise conveyed to such governmental authority or instrumentality or designee thereof (in any case whether or not the Lien of the Indenture is released with respect to such Mortgaged and Pledged Property), then, in any such event, the Company shall, upon receipt, deposit the net proceeds of any such taking, sale, transfer or other conveyance with the Trustee and immediately request the Trustee, and upon receipt of such request the Trustee shall take all requisite action, (A) to mail written notice thereof to each registered holder of any Outstanding bond registered as to principal and interest or as to principal only to him at his last address appearing upon the registry books and (B) in the event any Outstanding bond shall be neither registered as to principal and interest nor registered as to principal only, to cause notice thereof to be published, concurrently with such mailing, in one Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, and in one Daily Newspaper of general circulation in the City of New Orleans, Louisiana, such notice (hereinafter referred to in this Section as the “Trustee’s Special Notice”), whether mailed or published, to state that it is given pursuant to this Section and that the holder of any bond or bonds then Outstanding hereunder shall have the right to require the Company to redeem such bond or bonds on the terms and subject to the conditions hereinafter in this Section set forth.

Upon the mailing and, if required, publication of the Trustee’s Special Notice, the holder of any bond or bonds Outstanding hereunder may, within forty-five (45) days from the date of the Trustee’s Special Notice, give the Trustee written notice of such holder’s intent to have his bond or bonds redeemed by the Company on the sixtieth (60) day following the date of the Trustee’s Special Notice, upon delivery and surrender of such bond or bonds accompanied by such documentation as the Trustee or the Company may require. Unless on or prior to the forty-fifth (45) day following the date of the Trustee’s Special Notice, such holder shall have, by further written notice to the Trustee, withdrawn or revoked such written notice of intent to have his bond or bonds so redeemed, the Company shall, on the sixtieth (60) day following the date of the Trustee’s Special Notice, redeem any such bond or bonds which are properly delivered and surrendered for that purpose at a price of one hundred per centum (100%) of the principal amount thereof, plus accrued interest thereon to the date of such redemption. Any such net proceeds not required for the redemption of bonds hereunder shall be promptly paid to the Company by the Trustee.
Section 9.14.    (a) The Company hereby covenants that it will deliver to the Trustee, on or before May 1, 1988 and each May 1 thereafter, a written statement signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, stating, as to each signer thereof, that, to the best of his knowledge, the Company has fulfilled all its obligations under this Indenture throughout the preceding calendar year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.
(b)    The Company hereby covenants that within five (5) business days after any of the Chairman of the Board, Chief Executive Officer, President or a Vice President of the Company having responsibility for financial or accounting matters becomes aware of the occurrence of any event which itself or with a lapse of time or the giving of notice or both would constitute a Default hereunder (except any such event relating to default by the Company in the performance of its obligations pursuant to clause (1) or clause (2) of Section 9.10 hereof), it will give notice of such event to the Trustee specifying the nature and status thereof.
Section 9.15.    The Company hereby covenants that it will not issue any additional bonds under the 1944 Mortgage, and that upon the payment in full of all indebtedness secured thereby the Company will promptly take all necessary action to obtain and effect the release and cancellation of the lien of the 1944 Mortgage upon any of the Mortgaged and Pledged Property and the discharge and satisfaction of the 1944 Mortgage.

Section 9.16.    The Company hereby covenants that, so long as the 1944 Mortgage has not been discharged or satisfied, it will duly and punctually comply with the provisions of Sections 38 and 39(I) of the 1944 Mortgage.

Section 9.17.    To the extent that lack of compliance could reasonably be expected to have a material adverse effect on its business, prospects, profits, properties or condition (financial or otherwise) (except to the extent that the Company is contesting the same in good faith by timely and appropriate legal action diligently pursued), the Company will comply with applicable statutes, regulations, orders and restrictions of the United States of America, foreign countries, states and municipalities, and agencies and instrumentalities of the foregoing, in respect of the conduct of its business and the ownership of its property

Section 9.18.    The Company covenants that it will comply with the limitation on dividends to which it is subject under the Statement of Policy regarding First Mortgage Bonds subject to the Public Utility Holding Company Act of 1935, as in effect at the time, in connection with each issuance of bonds under the Indenture and subject to such Act.

ARTICLE X

REDEMPTION OR PURCHASE OF BONDS

Section 10.01.    Such of the bonds of any series issued hereunder as are, by their terms, redeemable before maturity, may, at the option of the Company or pursuant to the requirements of this Indenture, be redeemed at such times, in such amounts and at such prices as may be specified therein and in accordance with the provisions of the three next succeeding Sections numbered from 10.02 to 10.04, both inclusive.

Section 10.02.    If less than all the Outstanding bonds of any series are to be redeemed, the particular bonds to be redeemed shall be selected by the Trustee from the Outstanding bonds of such series which have not previously been called for redemption by such method as the Trustee shall deem fair and appropriate. Notwithstanding the foregoing, special provisions for the selection of the particular bonds to be redeemed within a particular series may be provided by a supplemental indenture to this Indenture.

Unless otherwise provided as to a particular series of bonds, notice of intention to redeem to owners and/or holders of any bonds which are not registered as to principal and interest or principal only shall be given, by or on behalf of the Company, by publication in one Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, and in one Daily Newspaper of general circulation in the City of New Orleans, Louisiana, once before the date fixed for redemption, the publication to be at least thirty (30) days prior to the date fixed for redemption. If less than all bonds of any particular series are to be redeemed, unless otherwise provided as to a particular series of bonds, the numbers of any bonds to be redeemed which are not so registered shall be included in such notice and may be stated as follows: individually; in groups from one number to another number, both inclusive, except such as shall have been previously called for redemption or otherwise retired; or in any other way satisfactory to the Trustee.
Unless otherwise provided as to a particular series of bonds, notice of intention to redeem to the registered owner of any bond registered as to principal and interest or as to principal only which is to be redeemed in whole or part shall be mailed by or on behalf of the Company, not less than thirty (30) days before the date fixed for redemption, to him at his last address appearing upon the registry books.
Failure duly to give such notice by publication and/or by mailing to the owner or holder of any bond designated for redemption in whole or part shall not affect the validity of the proceedings for the redemption of any other bond.
Unless otherwise provided as to a particular series of bonds, if at the time of publication or mailing of any notice of redemption the Company shall not have deposited with the Trustee and/or irrevocably directed the Trustee to apply, from money held by it available to be used for the redemption of bonds, an amount in cash sufficient to redeem all of the bonds called for redemption, including accrued interest to such date fixed for redemption, such notice shall state that it is subject to the receipt of the redemption moneys by the Trustee before the date fixed for redemption (unless such redemption is mandatory) and such notice shall be of no effect unless such moneys are so received before such date.

The Trustee, upon the request of the Company evidenced by a Resolution delivered to the Trustee at least ten (10) days prior to the date on which notice of redemption must first be published or mailed (unless a shorter notice shall be accepted by the Trustee as sufficient) shall, for and on behalf of and in the name of the Company, call for redemption bonds secured hereby (whether or not the Trustee shall hold at the time of such call cash sufficient for such redemption) provided that, if cash sufficient for such purpose is not so held and such redemption is not mandatory, the notice shall state that it is subject to the receipt of the redemption moneys by the Trustee before the date fixed for redemption and such notice shall be of no effect unless such moneys are so received before such date.
Section 10.03.    Publication of the notice of redemption, if required, having been completed as above provided, or if mailing is required, notice of redemption having been mailed, as in Section 10.02 hereof provided, and the Company having before the redemption date specified in the notice of redemption deposited with the Trustee (and/or having irrevocably directed the Trustee to apply, from money held by it available to be used for the redemption of bonds) an amount in cash sufficient to redeem all of the bonds called for redemption, including accrued interest, the bonds called for redemption shall become due and payable on such redemption date. The foregoing conditions for such bonds so becoming due and payable shall not apply to any redemption of bonds which is mandatory pursuant to other provisions of this Indenture.

Section 10.04    All moneys held by the Trustee for the redemption of bonds shall, subject to the provisions of Section 19.03 hereof, be held in trust for account of the holders of the bonds so to be redeemed, and shall be paid to them, respectively, upon presentation and surrender of said bonds, with (if required by the Company) all unmatured coupons, if any, appertaining thereto. Coupons maturing on or prior to the date fixed for redemption shall remain payable in accordance with their terms. On and after such date fixed for redemption, if the moneys for the redemption of the bonds to be redeemed shall be held by the Trustee for the purpose, such bonds shall cease to bear interest (except such bonds as shall have been properly presented for payment on, or within one year after, the date fixed for redemption and shall not have been paid) and shall cease to be entitled to the Lien of this Indenture and the coupons for interest, if any, maturing subsequent to the date fixed for redemption shall be void.

If any fully registered bond shall be called for redemption in part only, the notice of redemption shall specify the principal amount thereof to be redeemed, and such fully registered bond shall be presented for cancellation properly endorsed for transfer at or after the date fixed for the redemption of said bonds so called for redemption, and thereupon the payment with respect to said bond shall be made upon surrender of said bond so endorsed, and coupon bonds or fully registered bonds for the unpaid balance of the principal amount of the fully registered bond so presented and surrendered shall be executed by the Company and authenticated and delivered by the Trustee without charge therefor to the holder thereof.
Section 10.05.    Except as may be otherwise provided in any indenture supplemental hereto, at any time, upon the request of the Company, expressed by an Officers’ Certificate, the Trustee shall, to the extent that such bonds are available for such purchase, apply all or any part of the cash held by it under any provision of this Indenture, subject to the provisions of Sections 7.03, 9.12, and 10.04 hereof, or any cash deposited with it by the Company for the purpose, to the purchase (including a purchase from the Company) of bonds then Outstanding hereunder of such series as the Company may designate. Before making any such purchase the Trustee may, and upon request of the Company shall, by notice published once in one Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, and in one Daily Newspaper of general circulation in the City of New Orleans, Louisiana, advertise for written proposals (to be received by it on or before a specified date) to sell to it on or before a subsequent specified date bonds of the series designated by the Company then Outstanding hereunder, and the Trustee, to the extent, as nearly as is possible, of such funds then in its hands and requested by the Company to be so applied, shall purchase the bonds so offered at the price or prices most favorable to the Company, and reasonable notice shall be mailed by the Trustee to the holder or holders of the bonds whose proposals shall have been accepted. The Trustee shall, upon request of the Company, invite offers of bonds for sale to it in any other usual manner. The Trustee in its discretion may reject any or all proposals in whole or in part, and shall reject any or all proposals in whole or in part if on the same day after opening said proposals it has actual knowledge that it can purchase the requisite amount of such bonds or any part thereof at a price more favorable to the Company than it could by accepting said proposals. All offers by holders shall be subject to acceptance of a portion thereof unless otherwise expressed in the offers and all advertisements for written proposals shall so state.

Section 10.06.    All bonds issued hereunder paid, retired or redeemed under any of the provisions of this Indenture or purchased by the Trustee as provided in Section 10.05 hereof and all appurtenant coupons, if any, shall forthwith be cancelled by the Trustee, and the Trustee may periodically destroy any such cancelled coupon bonds and deliver to the Company a certificate of such destruction and deliver any such cancelled fully registered bonds to the Company.

ARTICLE XI

POSSESSION, USE AND RELEASE OF MORTGAGED
AND PLEDGED PROPERTY

Section 11.01.    Unless one or more Defaults shall have occurred and be continuing, the Company shall be suffered and permitted to possess, use and enjoy the Mortgaged and Pledged Property (except: (a) such cash as is expressly required to be deposited with the Trustee; (b) to the extent not herein otherwise provided, such securities as are expressly required to be deposited with the Trustee; and (c) such payment and compensation, including cash, as may be received by or on behalf of the Company in respect of the Municipalization Interest), and to receive, use and dispose of the tolls, rents, revenues, issues, earnings, income, products and profits thereof, with power in the ordinary course of business, freely and without let or hindrance on the part of the Trustee or of the bondholders, except as herein otherwise expressly provided to the contrary, to exercise any and all rights under choses in action, contracts, franchises and claims.

Section 11.02.    Unless the Company is in default in the payment of the interest on any of the bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the Trustee:
(6)sell or otherwise dispose of, free from the Lien of this Indenture, any machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements, or furniture, or any other fixtures or personalty, then subject to the Lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company upon replacing the same by, or substituting for the same, machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements, or furniture, or any other fixtures or personalty, of at least equal value to that of the property sold or otherwise disposed of and subject to the Lien hereof, subject to no liens prior hereto except liens to which the property sold or otherwise disposed of was subject;

(7)cancel or make changes or alterations in or substitutions of any and all right of way grants; and
(8)surrender or assent to the modification or replacement of any right, power, franchise, license, governmental consent or permit under which it may be operating (except any such right, power, franchise, license, governmental consent or permit, the surrender or assent to the modification or replacement of which might impair the Lien of this Indenture upon the Municipalization Interest), provided that, in the opinion of the Board of Directors of the Company (such opinion to be stated in a Resolution to be filed with the Trustee), any such surrender, modification or replacement which affects the Mortgaged and Pledged Property is necessary or desirable in the conduct of the business of the Company.

Section 11.03.    Unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, the Company may obtain the release of any of the Mortgaged and Pledged Property (except the Municipalization Interest or cash then held by the Trustee) (provided, however, that obligations secured by purchase money mortgage deposited with the Trustee shall not be released except as provided in Section 11.04 hereof), and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof upon the application of the Company and receipt by the Trustee of the following:
(9)an Officers’ Certificate complying with the requirements of Section 19.05 hereof and describing in reasonable detail the property to be released and requesting such release, and stating that the Company is not in default in the payment of the interest on any bonds then Outstanding hereunder and that no Default has occurred and is continuing;
(10)an Engineer’s Certificate, made and dated not more than ninety (90) days prior to the date of such application, stating:
(q)that the Company has sold, leased, granted an undivided interest in, exchanged, dedicated or disposed of, or intends or has agreed to sell, lease, grant an undivided interest in, exchange, dedicate or dispose of, or that a governmental body or agency has exercised a right to order the Company to divest itself of, the property to be released;
(r)the fair value, in the opinion of the signers, of the property (or securities) to be released;
(s)the fair value, in the opinion of the signers, of any portion thereof that is Funded Property;
(t)that (except in any case where a governmental body or agency has exercised a right to order the Company to divest itself of such property) such release is in the opinion of the signers desirable in the conduct of the business of the Company;
(u)the amount of cash and/or principal amount of obligations secured by purchase money mortgage received or to be received for any portion of said property sold to any Federal, State, County, Municipal or other governmental bodies or agencies or public corporations, districts or authorities; and
(v)that in the opinion of the signers such release will not impair, the security under this Indenture in contravention of the provisions hereof;
(1)an amount in cash (including any amount in cash deposited with the Trustee pursuant to the requirements of Section 9.12 hereof which the Company elects, as evidenced by an Officers’ Certificate, to be also credited against the cash to be held pursuant to this subdivision (3)), to be held by the Trustee as part of the Mortgaged and Pledged Property, equivalent to the amount, if any, by which the fair value of the property to be released, as specified in the Engineer’s Certificate provided for in subdivision (2) above, exceeds the aggregate of the following items:

(w)the principal amount, subject to the limitations stated below in this subdivision (3), of any obligations delivered to the Trustee, to be held as part of the Mortgaged and Pledged Property, consisting of obligations secured by purchase money mortgage upon the property released;
(x)the Cost or fair value to the Company (whichever is less) of any Property Additions made the basis of the application which are not then Funded Property (after making any deductions and any additions pursuant to the provisions of Section 1.04 hereof) as shown by a further Engineer’s Certificate (made and dated no more than ninety (90) days prior to the date of such application) delivered to the Trustee; provided, however, that Property Additions acquired, made or constructed within ninety (90) days prior to the date of such application for release, or subsequently thereto, may, at the option of the Company, not have deducted therefrom the deductions nor added thereto the additions pursuant to Section 1.04 hereof;
(y)the principal amount of each bond or fraction of a bond to the authentication and delivery of which the Company shall be entitled under the provisions of Section 6.01 hereof, by virtue of compliance with all applicable provisions of Section 6.01 (except as hereinafter in this Section otherwise provided); provided, however, that (except as hereinafter in this Section otherwise provided) the application for such release shall operate as a waiver by the Company of such right to the authentication and delivery of each such bond or fraction thereof on the basis of which right such property is released and to such extent no such bond or fraction thereof may thereafter be authenticated and delivered hereunder, and any bonds which have been made the basis of any such right to the authentication and delivery of bond(s) or fraction of a bond so waived shall be deemed to have been made the basis of the release of such property;
(z)the principal amount, subject to the limitations stated below in this subdivision (3), of any obligations secured by purchase money mortgage upon the property to be released and/or any amount in cash, that is evidenced to the Trustee by a certificate of the holder of a lien prior hereto, as the case may be, to have been received by it in accordance with the provisions of such lien prior hereto in consideration for the release of such property or any part thereof from such lien prior hereto; and
(aa)any taxes and expenses incidental to such sale, exchange, dedication or disposal;
provided, however, that (i) no obligations secured by purchase money mortgage upon any property being released from the Lien hereof shall be used as a credit in any application for such release unless all obligations secured by such purchase money mortgage shall be delivered to the Trustee or to the trustee or other holder of a lien prior hereto; (ii) in case the total principal amount of obligations secured by purchase money mortgage upon property being released shall exceed seventy-five per centum (75%) of the fair value of such property, as specified in the Engineer’s Certificate provided for in subdivision (2) above, the aggregate credit which may be used pursuant to clause (a) and clause (d) of this subdivision (3) in respect of such obligations shall not exceed seventy-five per centum (75%) of the fair value of the property to be released, as specified in such Engineer’s Certificate; and (iii) no obligations secured by purchase money mortgage shall be used as a credit in any application for the release of property hereunder, if the aggregate credit in respect of such obligations to be used by the Company pursuant to clause (a) and clause (d) of this subdivision (3) plus the aggregate credits used by the Company pursuant to said clause (a) and clause (d) in all applications for the release of property theretofore released from the Lien hereof on the basis of purchase money obligations theretofore delivered to and then held by the Trustee or the trustee or other holder of a lien prior hereto shall, immediately after the release then being applied for, exceed fifteen per centum (15%) of the aggregate of (x) the principal amount of the bonds at such time Outstanding under this Indenture and (y) the principal amount of the bonds Outstanding, as therein defined, under the 1944 Mortgage;
(1)in the case where the release is on the basis of Property Additions, an Opinion of Counsel as required by Section 5.05(7) hereof;
(2)in case any obligations secured by purchase money mortgage upon the property to be released are included in the consideration for such release and are delivered to the Trustee or to the holder of a lien prior hereto in connection with any release of such property, an Opinion of Counsel stating that, in his or their opinion, such obligations are valid obligations enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of mortgagees’ and other creditors’ rights and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and that the purchase money mortgage securing the same is sufficient to afford a valid purchase money lien upon the property to be released, subject to no lien prior thereto except Excepted Encumbrances and such liens, if any, as shall have existed thereon just prior to such release as liens prior to the Lien of this Indenture;
(3)in case the Trustee is requested to release any franchise, an Opinion of Counsel stating that in his or their opinion such release will not impair to any material extent the right of the Company to operate any of its remaining properties or the rights of the Company in respect of the Municipalization Interest; and
(4)an Opinion of Counsel complying with the requirements of Section 19.05 hereof.
All purchase money obligations and the mortgages securing the same delivered to the Trustee pursuant to this Section shall be duly assigned to the Trustee. The Company shall cause any such purchase money mortgage and the assignment thereof to be promptly recorded and filed in such place or places as shall be required by law in order fully to preserve and protect the security afforded thereby and shall furnish to the Trustee an Opinion of Counsel stating that in the opinion of such counsel such purchase money mortgage and the assignment thereof have been properly recorded and filed so as to make effective the lien intended to be created thereby. Should any re-recording or re-filing be necessary at any time or from time to time, the Company shall likewise cause the same to be duly effected and shall, in each case, furnish to the Trustee an Opinion of Counsel similar to the foregoing. The Trustee shall deliver to the Company any purchase money mortgage and/or assignment thereof whenever required for the purpose of recording or filing or re-recording or re-filing, as evidenced by an Opinion of Counsel.
In case the release of property is, in whole or in part, based upon Property Additions (as permitted under the provisions of clause (b) of subdivision (3) of this Section), the Company shall, subject to the provisions of said clause (b), comply with all applicable provisions of this Indenture (including but not limited to the furnishing of the Engineer’s Certificate provided for in subdivision (3) of Section 5.05 hereof and, in case the provisions of subdivision (4) of Section 5.05 hereof are applicable, the Independent Engineer’s Certificate provided for in said subdivision (4) of Section 5.05 hereof) as if such Property Additions were made the basis of an application for the authentication and delivery of bonds thereon (equivalent in principal amount to seventy per centum (70%) of the fair value of that portion of the property to be released which is to be released on the basis of such Property Additions, as shown by the Engineer’s Certificate in subdivision (2) of this Section provided for), and in case the release of property is in whole or in part based upon the right to the authentication and delivery of bonds (as permitted under the provisions of clause (c) of subdivision (3) of this Section) the Company shall comply with all applicable provisions of Section 6.01 hereof, as the case may be, relating to such authentication and delivery, except that in no such case shall the Company be required to comply with any earnings requirement or to deliver to the Trustee any Resolution, Officers’ Certificate, Net Earning Certificate or Opinion of Counsel provided for in subdivisions (1), (2), (6) and (8) of Section 5.05 hereof; provided, however, that the Cost of any Property Additions received or to be received by the Company in whole or in part as consideration in exchange for the property to be released shall for all purposes of this Indenture be deemed to be the amount stated in the Engineer’s Certificate provided for in subdivision (2) of this Section to be the fair value of the property to be released (a) plus the amount of any cash and the fair value of any other consideration, further to be stated in such Engineer’s Certificate, paid and/or delivered or to be paid and/or delivered by, and the amount of any obligations assumed or to be assumed by, the Company in connection with such exchange as additional consideration for such Property Additions or (b) less the amount of any cash and the fair value to the Company of any other consideration, which shall also be stated in such Engineer’s Certificate, received or to be received by the Company in connection with such exchange in addition to such Property Additions.
For all purposes of this Article XI, the fair value of property subject to a lien prior to the Lien hereof shall be the fair value thereof less the principal amount of any obligations secured by such lien thereon if it will thereafter cease to be a lien on any property subject to the Lien hereof.
Notwithstanding any of the other provisions of this Indenture,
(C)to the extent that any property to be released is not Funded Property and the Property Additions made the basis of such release shall (as evidenced by a statement to such effect in an Engineer’s Certificate) have been acquired in exchange or consideration for, or acquired, made or constructed in anticipation of, the release of property (and shall never previously have been used as the basis of the release of property under the provisions of clause (b) of subdivision (3) of this Section or as the basis of the withdrawal of cash under subdivision (1) of Section 11.05) said Property Additions shall not have the status of Funded Property except to the extent of any amount which shall, at the time such Property Additions were made the basis of such release, have been deducted from the Cost or fair value of such Property Additions pursuant to the provisions of clause (A) of Section 1.04 hereof less any amount which shall then have been added thereto pursuant to the provisions of clause (B) of said Section 1.04, and
(D)to the extent that any property released shall not have been Funded Property just prior to its release,
(i)any Property Additions made the basis of such release of property shall not be deemed to be Funded Property except to the extent of any amount which shall, at the time such Property Additions were made the basis of such release, have been deducted from the Cost or fair value of such Property Additions. pursuant to the provisions of clause (A) of Section 1.04 hereof less any amount which shall then have been added thereto pursuant to the provisions of clause (B) of said Section 1.04, and
(ii)any waiver of the right to the authentication and delivery of bonds made the basis of such release of property shall be revoked and cease to be effective and shall no longer be deemed to have been made, if the Company shall within two years after the release of such property file with the Trustee such Officers’ Certificates, Engineers Certificates, Independent Engineer’s Certificates, Opinions of Counsel and other papers (other than any Resolution, Net Earning Certificate or Opinion of Counsel such as is described in subdivisions (1), (6) and (8) of Section 5.05 hereof) as under the provisions of Article V hereof would entitle the Company, on the basis of Property Additions acquired, made or constructed subsequent to the application for the release of such property, to the authentication and delivery of bonds (equal in principal amount to seventy per centum (70%) of the fair value of such property so released), and the inclusion of such subsequently acquired Property Additions in any such Officers’ Certificate, Engineer’s

Certificate, Independent Engineer’s Certificate, Opinion of Counsel or other papers shall not make such subsequently acquired Property Additions Funded Property.

Any bonds Outstanding under this Indenture deposited with the Trustee, pursuant to the provisions of this Section, shall forthwith be cancelled by the Trustee, and any moneys and/or obligations secured by purchase money mortgage and/or other property and/or the proceeds of any thereof and/or substitutes therefor received by the Trustee under this Section shall be held as part of the Mortgaged and Pledged Property and such moneys and/or obligations secured by purchase money mortgage shall be paid over, withdrawn, used or applied, in the manner, to the extent, and for the purposes and subject to the conditions provided in Section 11.05 hereof.
Any property acquired by the Company by exchange or purchase to take the place of any property released under any provisions of this Article shall forthwith and without further conveyance become subject to the Lien of and be covered by this Indenture as a part of the Mortgaged and Pledged Property, subject to no lien except Excepted Encumbrances and any liens existing thereon just prior to the acquisition thereof.
Section 11.04.    Unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, the Trustee shall whenever from time to time requested by the Company (such request to be evidenced by an Officers’ Certificate) and without requiring compliance with any of the provisions of Section 11.03 hereof, release from the Lien hereof all the right, title and interest of the Trustee in and to any real estate unimproved for use in the conduct of the business of the Company, provided the Company has sold, exchanged, dedicated or disposed of such real estate, or has agreed to sell, exchange, dedicate or dispose of such real estate, or, as evidenced by a Resolution, has authorized its officers to endeavor to sell such real estate, and provided the aggregate value of the interest of the Company in such real estate so released without such compliance in any period of twelve (12) consecutive calendar months shall not exceed the greater of One Million Dollars ($1,000,000) or three per centum (3%) of the bonds Outstanding hereunder on the date of such release. Prior to the granting of any such release, there shall be delivered to the Trustee an Engineer’s Certificate stating the fair value of the property to be released and that in the opinion of the signers the release thereof will not impair the security under this Indenture in contravention of the provisions hereof and setting forth any other facts required to be known by it as a condition precedent to any act by it under this Section. The Company covenants that it will deposit with the Trustee, to be dealt with in the manner provided in Section 11.05 hereof, the net consideration, if any, received by it upon the sale or other disposition of any such real estate so released (to the extent that the same shall not have been paid or delivered to the holder of another lien prior to the Lien of this Indenture in accordance with the provisions thereof and an Officers’ Certificate to that effect shall have been furnished to the Trustee), or if no consideration be received therefor or results therefrom to the Mortgaged and Pledged Property the Company will so deposit the fair value thereof.

Section 11.05.    Unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, any Funded Cash received by the Trustee shall be held by the Trustee and, subject to the provisions of Section 9.12 hereof, such cash and any cash which may be applied as in this Section provided,
(1)may be withdrawn from time to time by the Company to the extent of the Cost or the fair value to the Company (whichever is less) of Property Additions not then Funded Property (after making any deductions and additions pursuant to the provisions of Section 1.04 hereof);

provided, however, that no such withdrawal of cash representing the proceeds of insurance on or the release of property or securities or payment of or on account of obligations secured by purchase money mortgages may be based in whole or in part upon Property Additions acquired, made or constructed more than five years prior to the last day of the calendar month immediately preceding the receipt by the Trustee of such cash; and provided further, that Property Additions acquired, made or constructed within ninety (90) days prior to the date of the receipt by the Trustee of such cash representing the proceeds of insurance on or the release of property (including securities and other personal property, if any), or payment of or on account of obligations secured by purchase money mortgages, or subsequent to such receipt of cash, may, at the option of the Company, not have deducted therefrom the deductions nor added thereto the additions pursuant to Section 1.04 hereof;
(2)may be withdrawn from time to time by the Company in an amount equal to the principal amount of each bond or fraction of a bond to the authentication and delivery of which the Company shall be entitled under the provisions of Section 6.01 hereof, by virtue of compliance with all applicable provisions of said Section 6.01 (except as hereinafter in this Section otherwise provided); provided, however, that (except as hereinafter in this Section otherwise provided) the application for such withdrawal of cash shall operate as a waiver by the Company of such right to the authentication and delivery of each such bond or fraction thereof, on the basis of which right such cash is withdrawn, and any bonds which have been made the basis of any such right to the authentication and delivery of bond(s) or fraction of a bond so waived shall be deemed to have been made the basis of the withdrawal of such cash;
(3)may, upon the request of the Company, be used by the Trustee for the purchase of bonds issued hereunder in accordance with the provisions of Section 10.05; or
(4)may, upon the request of the Company, be applied by the Trustee to the payment at maturity of any bonds issued hereunder or to the redemption of any bonds issued hereunder which are, by their terms, redeemable, of such series as may be designated by the Company, such redemption to be in the manner and as provided in Article X hereof.
Such moneys shall, from time to time, be paid out or used or applied by the Trustee, as aforesaid, upon the request of the Company evidenced by a Resolution, and upon receipt by the Trustee of an Officers’ Certificate stating that the Company is not in default in the payment of the interest on any bonds then Outstanding hereunder and that no Default has occurred and is continuing. In case the withdrawal of cash is, in whole or in part, based upon Property Additions (as permitted under the provisions of clause (1) of this Section), the Company shall, subject to the provisions of said clause (1), comply with all applicable provisions of this Indenture (including but not limited to the furnishing of the Engineer’s Certificate provided for in subdivision (3) of Section 5.05 hereof and, in case the provisions of subdivision (4) of Section 5.05 hereof are applicable, the Independent Engineer’s Certificate provided for in said subdivision (4) of Section 5.05 hereof) as if such Property Additions were made the basis of an application for the authentication and delivery of bonds thereon equivalent in principal amount to seventy per centum (70%) of the cash to be withdrawn on such basis; or in case the withdrawal of cash is, in whole or in part, based upon the right to the authentication and delivery of bonds (as permitted under the provisions of clause (2) of this Section) the Company shall comply with all applicable provisions of Section 6.01 hereof, as the case may be, relating to such authentication and delivery; except that in no such case shall the Company be required to comply with any earnings requirement or to deliver to the Trustee any Resolution, Officers’ Certificate, Net Earning Certificate or Opinion of Counsel such as is described in subdivisions (1), (2), (6) and (8) of Section 5.05 hereof.
Notwithstanding any of the other provisions of this Indenture,

(a)    to the extent that any cash to be withdrawn under the provisions of this Section represents the proceeds of property that was not Funded Property released, taken by eminent domain or damaged or destroyed by fire or represents payment on account of principal of, or consideration for the release of, obligations secured by purchase money mortgage which shall have been deposited with the Trustee as the basis of the release of property that was not Funded Property, and the application for the withdrawal of such cash is based upon Property Additions (which shall never previously have been used as the basis of the withdrawal of cash under subdivision (1) of this Section or as the basis of the release of property under the provisions of clause (b) of subdivision (3) of Section 11.03 hereof) acquired, made or constructed or to be acquired, made or constructed with such cash, or acquired, made or constructed in anticipation of the release of property or the withdrawal of cash (as evidenced by a statement to such effect in an Engineer’s Certificate), then such Property Additions shall not have the status of Funded Property, except to the extent of any amount which shall, at the time such Property Additions were made the basis of such withdrawal of cash, have been deducted from the Cost or fair value of such Property Additions pursuant to the provisions of clause (A) of Section 1.04 hereof less any amount which shall then have been added thereto pursuant to the provisions of clause (B) of said Section 1.04, and
(b)    to the extent that any cash withdrawn, used or applied under the provisions of this Section shall have represented the proceeds of property that was not Funded Property released, taken by eminent domain or damaged or destroyed by fire or shall have represented payment on account of principal of, or consideration for the release of, obligations secured by purchase money mortgage which shall have been deposited with the Trustee as the basis of the release of property that was not Funded Property,
(i)    such cash shall no longer be deemed to be, or to have been at the time of such withdrawal, use or application, Funded Cash;
(ii)    any Property Additions made the basis of such withdrawal of cash shall not be deemed to be Funded Property except to the extent of any amount which shall, at the time such Property Additions were made the basis of such withdrawal of cash, have been deducted from the Cost or fair value of such Property Additions pursuant to the provisions of clause (A) of Section 1.04 hereof less any amount which shall then have been added thereto pursuant to the provisions of clause (B) of said Section 1.04; and
(iii)    any waiver of the right to the authentication and delivery of bonds, made the basis of such withdrawal of cash, shall be revoked and cease to be effective and shall no longer be deemed to have been made, if the Company shall, within two years after the withdrawal, use or application of such cash, file with the Trustee such Officers’ Certificates, Engineer’s Certificates, Independent Engineer’s Certificates, Opinions of Counsel and other papers (other than any Resolution, Net Earning Certificate or Opinion of Counsel such as is described in subdivisions (1), (6) and (8) of Section 5.05 hereof) as, under the provisions of Article V hereof, would entitle the Company, on the basis of Property Additions acquired, made or constructed subsequent to the receipt by the Trustee of such cash, to the authentication and delivery of bonds equal in principal amount to seventy per centum (70%) of such cash so withdrawn, used or applied, and the inclusion of such subsequently acquired Property Additions in any such Officers’ Certificate, Engineer’s Certificate, Independent Engineer’s Certificate, Opinion of Counsel or other papers shall not make such subsequently acquired Property Additions Funded Property.

Any obligation secured by purchase money mortgage received or to be received by the Trustee under any of the provisions of this Indenture in consideration of the release of any property may be released at any time upon payment by the Company to the Trustee of all or the unpaid portion of the principal of such obligation; provided, however, at any time after the Trustee shall have received on account of the principal of any obligations secured by purchase money mortgage on a specified property (from the Company, the obligor or otherwise), an amount in cash equal to the aggregate principal amount of such obligations to the extent made the basis of a credit in the application for the release from the Lien hereof of such property, the Trustee shall deliver to the Company on the written request of the Chairman of the Board, Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, the purchase money mortgage on such property and all obligations secured thereby then held by the Trustee including, but not limited to, any such obligations delivered to the Trustee as required by subdivision (3) of Section 11.03 hereof but not used as a credit thereunder.
The principal of and interest on any such obligations secured by purchase money mortgage held by the Trustee shall be collected by the Trustee as and when the same become payable. Unless the Company is in default in the payment of the interest on any of the bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, the interest received by the Trustee on any such obligations shall be paid over to the Company, and any payments received by the Trustee on account of the principal of any such obligations in excess of the amount of credit used by the Company in respect of such obligations upon the release of any property from the Lien hereof shall also be paid over to the Company.
The Trustee shall have and may exercise all the rights and powers of an owner of such obligations and of all substitutions therefor and, without limiting the generality of the foregoing, may collect and receive all insurance moneys payable to it under any of the provisions thereof and apply the same in accordance with the provisions thereof, may consent to extensions thereof at a higher or lower rate of interest, may join in any plan or plans of voluntary or involuntary reorganization or readjustment or rearrangement and may accept and hold hereunder new obligations, stocks or other securities issued in exchange therefor under any such plan. Any discretionary action which the Trustee may be entitled to take in connection with any such obligations or substitutions therefor shall be taken, so long as no Default shall exist, in accordance with the request of the Company, evidenced by a Resolution, and during the existence of a Default in its own discretion.
Any bonds issued under this Indenture received by the Trustee pursuant to the provisions of this Section shall forthwith be cancelled by the Trustee.
Section 11.06.    Should any of the Mortgaged and Pledged Property be taken by exercise of the power of eminent domain or by the exercise by any governmental authority or instrumentality or designee thereof of the right to purchase or otherwise acquire any of the Mortgaged and Pledged Property and should the Company not elect to release such property pursuant to other provisions of this Article XI, the Trustee shall, upon request of the Company, evidenced by an Officers’ Certificate, and upon receipt of the net proceeds referred to below, release from the Lien hereof, all its right, title and interest in and to the property so taken, purchased or otherwise acquired upon being furnished with an Opinion of Counsel to the effect that such property has been taken by exercise of the power of eminent domain or by the exercise by any governmental authority or instrumentality or designee thereof of the right to purchase or otherwise acquire the same. Such Opinion of Counsel shall state the amount of net proceeds received for such property so taken or acquired and the amount so stated shall be deemed to be the fair value of such property for the purpose of subdivision (b) of Section 16.13 hereof. An amount equal to the net proceeds of all property so taken or acquired (which proceeds shall, in either event, be required to be entirely in the form of cash) shall be paid over to the Trustee (except to the extent that such net proceeds (not constituting proceeds of the Municipalization Interest) shall have been paid or delivered to the holder of a lien prior hereto in accordance with the provisions thereof and a certificate of such trustee or other holder to that effect shall have been furnished to the Trustee), and (if paid over to the Trustee hereunder) may, subject to the provisions of Section 9.12 hereof, thereafter be withdrawn, used or applied in the manner, to the extent, for the purposes and subject to the conditions provided in Section 11.05 hereof; provided, that if the Mortgaged and Pledged Property so taken, purchased or otherwise acquired constitutes all or substantially all of the Mortgaged and Pledged Property, then the provisions of Section 9.13 hereof shall govern.

Section 11.07.    In case the Mortgaged and Pledged Property shall be in the possession of a receiver or trustee, lawfully appointed, the powers hereinbefore conferred upon the Company with respect to the sale or other disposition of the Mortgaged and Pledged Property or the withdrawal of cash may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding the Company may be in default and any request, certificate, appointment or approval made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or its Board of Directors or any of its officers or appointees in the manner herein provided; and if the Trustee shall be in possession of the Mortgaged and Pledged Property under any provision of this Indenture, then such powers may be exercised by the Trustee in its discretion notwithstanding that the Company may be in default.
Notwithstanding the existence of a default in the payment of interest on any bonds Outstanding hereunder or the existence of a Default, the Trustee, in its discretion, may release from the Lien hereof any part of the Mortgaged and Pledged Property or permit the withdrawal of cash, upon compliance with the other conditions specified in this Article in respect thereof.
No purchaser in good faith of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to any facts required by the provisions hereof for the exercise of this authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted, exchanged, dedicated or otherwise disposed of, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange, dedication or other disposition.
Section 11.08.    In addition to the other provisions for the release of Mortgaged and Pledged Property provided in this Indenture, unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, the Company may in the alternative also obtain the release of any of the Mortgaged and Pledged Property (except the Municipalization Interest or cash or obligations secured by purchase money mortgage or all or substantially all of the Mortgaged and Pledged Property) by delivery to the Trustee of the Officers’ Certificate provided for in subdivision (1) of Section 11.03 hereof, the Engineer’s Certificate provided for in subdivision (2) of Section 11.03 hereof, the Opinion of Counsel provided for in subdivision (7) of Section 11.03 hereof and a copy of a release of such Mortgaged and Pledged Property from the lien of the 1944 Mortgage executed by the Corporate Trustee thereunder.

Section 11.09.    In case the Company has sold, exchanged, dedicated or disposed of, or intends or has agreed to sell, exchange, dedicate or dispose of, or a governmental body or agency has exercised a right to order the Company to divest itself of, any property of a character excepted from the Lien hereof, or the Company desires to disclaim or quitclaim title to property to which the Company does not purport to have title, the Trustee shall, from time to time, execute such instruments of disclaimer or quitclaim as may be appropriate upon receipt by the Trustee of the following:
(5)an Officers’ Certificate complying with the requirements of Section 19.05 hereof and describing in reasonable detail the property to be disclaimed or quitclaimed; and
(6)an Opinion of Counsel complying with the requirements of Section 19.05 hereof and stating the signer’s opinion that such property is not subject to the Lien hereof or required to be subject thereto by any of the provisions hereof; and stating that the execution of such disclaimer or quitclaim is appropriate.

ARTICLE XII

REMEDIES OF TRUSTEES AND BONDHOLDERS UPON DEFAULT

Section 12.01.    The following events are hereby defined for all purposes of this Indenture (except where the term is otherwise defined for specific purposes) as “Defaults”:
(a)Failure to pay the principal of any bond hereby secured when the same shall become due and payable, whether at maturity, as therein expressed, or upon redemption or by declaration or otherwise;
(b)Failure to pay interest upon any bond hereby secured for a period of ten (10) days after such interest shall have become due and payable;
(c)The expiration of a period of sixty (60) days following the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company under the Federal Bankruptcy Act or any other applicable Federal or State law of a similar nature, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of or for the Company or any substantial part of its property, or ordering the winding up or liquidation of its affairs unless during such period such decree, order or appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official shall be vacated or shall be stayed on appeal or otherwise or shall have otherwise ceased to continue in effect;
(d)The commencement by the Company of a voluntary case, or the institution by it of proceedings, to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, arrangement or relief under the Federal Bankruptcy Act or any other applicable Federal or State law of a similar nature, or the consent or acquiescence by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action;
(e)The expiration of a period of thirty (30) days after the mailing by the Trustee to the Company of a written demand (citing this provision), or by the holders of fifteen per centum (15%) in principal amount of the bonds at the time Outstanding hereunder (determined as provided in Section 12.07 hereof) to the Company and to the Trustee of a written demand, that the Company perform a specified covenant or agreement contained herein or in any indenture supplemental hereto or in any bond secured hereby, which specified covenant or agreement the Company shall have failed to perform prior to such mailing, unless the Company during such period shall have performed such specified covenant or agreement or shall have in good faith commenced efforts to perform the same. The Trustee may, and, if requested in writing so to do by the holders of a majority in principal amount of the bonds then Outstanding, shall, make such demand;
(f)The existence of any “Default”, as therein defined, in any indenture supplemental hereto; and
(g)The existence of any “Default”, as therein defined, under the 1944 Mortgage.

Section 12.02.    The Trustees shall, within thirty (30) days after the occurrence thereof, give to the bondholders in the manner and to the extent provided in subdivision (c) of Section 16.13 hereof, notice of all defaults known to the Trustees, unless such defaults shall have been cured before the giving of such notice (the term “defaults” for the purposes of this Section being hereby defined to be the events specified in subdivisions (a), (b), (c), (d), (e), (f) and (g) of Section 12.01 hereof, not including any periods of grace provided for in said subdivisions) but in the case of any default as specified in subdivision (e) of Section 12.01 hereof, no such notice shall be given until at least twenty (20) days after the occurrence thereof; provided that, except in the case of default in the payment of the principal of or interest on any of the bonds hereby secured, or in the payment of any installment of any fund required to be applied to the purchase or redemption of any of the bonds hereby secured, the Trustee shall be protected in withholding such notice if and so long as the board of directors, executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determine that the withholding of such notice is in the interests of the bondholders and the Co-Trustee shall be protected in withholding such notice if and so long as the Co-Trustee in good faith determines that the withholding of such notice is in the interests of the bondholders.

Section 12.03.    Upon the occurrence of a Default, the Trustee may, and upon the written request of the holders of twenty-five per centum (25%) in principal amount of the bonds then Outstanding (determined as provided in Section 12.07 hereof) shall, and the holders of twenty-five per centum (25%) in principal amount of the bonds at the time Outstanding hereunder may, (unless the holders of bonds of any series have annulled a declaration of such Default relating to such series of bonds pursuant to the provisions of the supplemental indenture creating such series of bonds), by notice in writing given to the Company (and to the Trustee if such notice be given by bondholders) unless prior to such declaration all covenants with respect to which Default shall have occurred, shall have been fully performed or made good, and all indebtedness secured hereby (including interest on overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on any overdue interest at the rate specified in Section 12.14 hereof), (other than expenses and charges of the Trustees), except the principal of any bonds not then due by their terms (other than by such declaration) and except interest accrued on such bonds since the last interest payment date, shall be paid, or the amount thereof shall be paid to the Trustee for the benefit of those entitled thereto, declare the principal of all of the bonds hereby secured and the interest accrued thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable; subject, however, to the right of the holders of a majority in principal amount of all Outstanding bonds, by written notice to the Company and to the Trustees, thereafter to annul such declaration and destroy its effect at any time before any sale hereunder, if, before any such sale, all covenants with respect to which a Default shall have occurred shall be fully performed or made good, and the reasonable expenses and charges of the Trustees, their agents and attorneys, and all other indebtedness secured hereby (including interest on overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on any overdue interest, at the rate specified in Section 12.14 hereof), except the principal of any bonds not then due by their terms (other than by such declaration) and except interest accrued on such bonds since the last interest payment date, shall be paid, or the amount thereof shall be paid to the Trustee for the benefit of those entitled thereto.

Section 12.04.    Upon the occurrence of one or more Defaults, the Company, upon demand of the Trustees, or either of them, shall (if at the time such action shall be lawful) forthwith surrender to the Trustee or to both the Trustee and the Co-Trustee, or to the Co-Trustee to the extent that the Trustee is not legally qualified to take possession as it or they may demand, the actual possession of, and (if at the time such action shall be lawful) the Trustee, or the Trustee and the Co-Trustee, or the Co-Trustee to the extent that the Trustee is not legally qualified to act in the premises, as shall be specified in such demand, by such officer or agent as it or they may appoint, may take possession of, all the Mortgaged and Pledged Property (with the books, papers and accounts of the Company) and hold, operate and manage the same, and from time to time make all needful repairs and such extensions, additions and improvements as to the Trustee or the Trustee and the Co-Trustee, or the Co-Trustee to the extent the Trustee is not legally qualified to act in the premises, shall seem wise; and receive the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and out of the same pay all proper costs and expenses of so taking, holding, managing and operating the same, including reasonable compensation to the Trustees, their agents and counsel, and any charges of the Trustees hereunder, and any taxes and assessments and other charges prior to the Lien of this Indenture which the Trustee or trustee in possession may deem it wise to pay, and all expenses of such repairs, extensions, additions and improvements, and apply the remainder of the moneys so received by the Trustee, or the Trustee and the Co-Trustee, or the Co-Trustee to the extent the Trustee is not legally qualified to act in the premises, subject to the provisions of Section 12.12 hereof with respect to extended, transferred or pledged coupons or claims for interest, first to the payment of the installments of interest which are due and unpaid (including, to the extent that payment thereof is enforceable under applicable law, interest on overdue interest at the rate specified in Section 12.14 hereof), in the order of their maturity, and next, if the principal of any of said bonds is due, to the payment of the principal and accrued interest thereon (including interest on overdue principal and, to the extent that payment thereof is enforceable under applicable law, interest on overdue interest, at the rate specified in Section 12.14 hereof) pro rata without any preference or priority whatever, except as aforesaid. Whenever all that is due upon such bonds and installments of interest and under any of the terms of this Indenture shall have been paid and all Defaults made good, the Trustees or trustee in possession shall surrender possession to the Company, its successors or assigns; the same right of entry, however, to exist upon any subsequent Default.

Section 12.05.    Upon the occurrence of one or more Defaults, the Trustees, by such officer or agent as they may appoint, with or without entry, may, if at the time such action shall be lawful, sell all the Mortgaged and Pledged Property as an entirety, or in such parcels as the holders of a majority in principal amount of the bonds Outstanding hereunder (determined as provided in Section 12.07 hereof) shall in writing request, or in the absence of such request, as the Trustees may determine, at public auction, at some convenient place in the City of New Orleans, Louisiana, or such other place or places as may be required by law, having first given notice of such sale by publication in at least one Daily Newspaper of general circulation in the City of New Orleans, Louisiana (if there be such a Daily Newspaper), once preceding such sale, the first publication to be made not less than twenty (20) days prior to the date of such sale, and by like publication in at least one Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, New York, and any other notice which may be required by law, and from time to time may (to the extent permitted by law) adjourn such sale in their discretion by announcement at the time and place fixed for such sale without further notice, and upon such sale may make and deliver to the purchaser or purchasers a good and sufficient instrument or instruments of conveyance, assignment or transfer for the same, which sale shall to the extent then permitted by law, be a perpetual bar, both at law and in equity, against the Company and all persons, firms and corporations lawfully claiming or who may claim by, through or under it.

Section 12.06.    In case of the breach of any of the covenants or conditions of this Indenture, the Trustees shall have the right and power to take appropriate judicial proceedings for the enforcement of their rights and the rights of the bondholders hereunder. In case of a Default the Trustees may either after entry, or without entry, proceed by suit or suits at law or in equity to enforce payment of the bonds then Outstanding hereunder and to foreclose this Indenture and to sell the Mortgaged and Pledged Property under the judgment or decree of a court or courts of competent jurisdiction.
No remedy by the terms of this Indenture conferred upon or reserved to the Trustees, or either of them (or to the bondholders), is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.
No delay or omission to exercise any right or power accruing upon any Default shall impair any such right or power or shall be construed to be a waiver of any such Default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.
No waiver of any Default, whether by the Trustee or by the bondholders, shall extend to or shall affect any subsequent Default or shall impair any rights or remedies consequent thereon.
Section 12.07.    The holders of not less than a majority in principal amount of the bonds at the time Outstanding hereunder may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustees, or either of them, exercising any trust or power conferred upon the Trustees, or either of them, provided, however, that such direction shall not be otherwise than in accordance with the provisions of law and this Indenture and that, subject to the provisions of Sections 16.01 and 16.02 hereof, the Trustees shall have the right to decline to follow any such direction if the Trustee in good faith shall by Responsible Officers determine that the action or proceeding so directed would involve the Trustees, or either of them, in personal liability or be unjustifiably prejudicial to nonassenting bondholders or that it will not be sufficiently indemnified for any expenditures in any action or proceeding so directed.
For the purposes of this Section and of Sections 9.06, 12.01, 12.03, 12.05, 16.02, 16.14, 16.15, 18.02, 18.06, 18.10 and 19.06 hereof, and for the purpose of waiving, in accordance with any of the provisions of Section 18.07 hereof, any past Default of the Company and the consequences thereof, in determining whether the holders of the required percentage of the principal amount of bonds have concurred or participated in any direction or consent, (a) bonds for the purchase of which money in the necessary amount shall have been deposited with or shall then be held by the Trustee with irrevocable direction to apply the same to the purchase thereof shall be deemed Outstanding and (b) bonds owned by the Company or by any affiliate of the Company (unless all bonds at the time Outstanding hereunder are then so owned) shall be disregarded, except that for the purpose of determining whether the Trustees, or either of them, shall be protected in relying on any such direction or consent, only bonds which the Trustees, or either of them, know are so owned, shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this paragraph, if the pledgee shall establish to the satisfaction of the Trustees or the Trustee the pledgee’s right to vote such bonds and that the pledgee is not an affiliate of the Company. In case of a dispute as to such right, any decision by the Trustees, or either of them, taken upon the advice of counsel shall be full protection to the Trustees.
Section 12.08.    In case of a Default and upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Trustees and of the bondholders under this Indenture, the Trustees shall be entitled, as a matter of right (to the extent that such right is enforceable under applicable law), to the appointment of a receiver or receivers of the Mortgaged and Pledged Property, and of the tolls, rents, revenues, issues, earnings, income, products and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer, whether or not the Mortgaged and Pledged Property shall be adequate to satisfy the bonds then Outstanding.

Section 12.09.    Upon any sale being made either under the power of sale hereby given or under judgment or decree in any judicial proceedings, for the foreclosure or otherwise for the enforcement of this Indenture, the principal of all bonds then secured hereby, if not previously due, shall become and be immediately due and payable.

Section 12.10.    Upon any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, any bondholder or bondholders may bid for and purchase the Mortgaged and Pledged Property or any part thereof and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in his, their or its own absolute right without further accountability, and any purchasers at any such sale may, in paying the purchase money, turn in any of the bonds Outstanding hereunder and coupons or claims for interest outstanding hereunder in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, subject, however, to the provisions of Section 12.12 hereof with respect to extended, transferred, or pledged coupons or claims for interest. Said bonds and coupons, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the holders thereof after being appropriately stamped to show partial payment.

Section 12.11.    Upon any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, the receipt of the Trustees, or either of them, or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money and such purchaser or purchasers, his or their assigns or personal representatives shall not, after paying such purchase money and receiving such receipt of the Trustees, or either of them, or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or non-application thereof.
Any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture shall, if and to the extent then permitted by law, operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company of, in and to the property so sold, and be a perpetual bar both at law and in equity against the Company, its successors and assigns and against any and all persons, firms or corporations claiming or who may claim the property sold, or any part thereof, from, through or under the Company, its successors or assigns.
Section 12.12.    The proceeds of any sale made either under the power of sale hereby given, or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, together with any other amounts of cash which may then be held by the Trustees, or either of them, as part of the Mortgaged and Pledged Property, shall be applied, as follows:
First.--To the payment of all taxes, assessments, governmental charges and liens prior to the Lien of this Indenture, except those subject to which such sale shall have been made, and of all the costs and expenses of such sale, including reasonable compensation to the Trustees, their agents and (to the extent permitted by law) their attorneys, and of all other sums payable to the Trustees hereunder by reason of any expenses or liability incurred (in good faith and without negligence by the Trustees) or advances made in connection with the management or administration of the trusts hereby created;
Second.--To the payment in full of the amounts then due and unpaid for principal, premium and interest upon the bonds then secured hereby; and in case such proceeds shall be insufficient to pay in full the amounts so due and unpaid, then to the payment thereof ratably, without preference or priority as to principal, premium or interest, or of any amount of interest over any other amount of interest; provided, however, that if the time for the payment of any coupon or claim for interest upon any of the bonds secured hereby shall have been extended (except pursuant to action taken under Article XVIII hereof) by or with the consent of the Company, or if any thereof at or after maturity shall have been transferred or pledged separate from the bond to which they relate, such coupons or claims for interest shall not be entitled in case of Default hereunder to the benefit or security of this Indenture except after the prior payment in full of the principal and premium, if any, of all bonds issued hereunder and then secured hereby and of all coupons and claims for interest on such bonds the payment of which has not been so extended, or not so transferred or pledged; but the foregoing provisions of this paragraph Second shall not be applicable to any coupon or claim for interest the time for the payment of which shall have been extended, if such extension be pursuant to a plan proposed by the Company to all holders of any one or more series of bonds then Outstanding and accepted by and binding upon the holder of such coupon or claim for interest; and
Third.--Any surplus thereof remaining to the Company, its successors or assigns or to it, him or them whosoever may be lawfully entitled to receive the same.
Section 12.13.    In case of a Default, to the extent that such rights may then lawfully be waived, neither the Company nor anyone claiming through or under it shall or will set up, claim, or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any of the Mortgaged and Pledged Property may be situated, in order to prevent or hinder the enforcement or foreclosure of this Indenture, or the absolute sale of the Mortgaged and Pledged Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, but the Company, for itself and all who may claim through or under it, hereby waives, to the extent that it lawfully may so do; the benefit of all such laws and all right of appraisement and redemption to which it may be entitled under the laws of any State where any of the Mortgaged and Pledged Property may be situated. The Company, for itself and all who may claim through or under it, waives, to the extent that it lawfully may do so, any and all right to have the estates comprised in the security intended to be created hereby marshalled upon any foreclosure of the Lien hereof, and agrees that any court having jurisdiction to foreclose such Lien may sell the Mortgaged and Pledged Property as an entirety.

Section 12.14.    The Company covenants that if default shall be made in the payment of the principal of any bond hereby secured when the same shall become due and payable, whether by the maturity of said bond or otherwise, or in the case of a default in the payment of the interest on any bond for a period of ten (10) days after such interest shall have become due and payable, then upon demand of the Trustee, the Company will pay to the Trustees, for the benefit of the holders of the bonds and coupons then secured hereby, the whole amount due and payable on all such bonds and coupons for principal, premium, if any, and interest, with interest on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue interest at the rate borne by the bonds with respect to which any such amount or amounts are overdue plus one per centum (1%) per annum.

In the case of a default in payment of the principal of any bond when the same shall become due and payable, or in the case of a default in the payment of the interest on any bond for a period of ten (10) days after such interest shall have become due and payable, the Trustees, or either of them, may recover judgment, in their own names and as trustees of an express trust, against the Company for the whole amount of such principal, interest and any premium remaining unpaid together with interest on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue interest at the rate borne by the bonds with respect to which any such amount or amounts are overdue plus one per centum (1%) per annum.
The Trustees, or either of them, may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustees, or either of them, and of the bondholders allowed in any judicial proceedings relative to the Company or its creditors, or its property. In case of any receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting the Company or its property, the Trustee, irrespective of whether the principal of the bonds shall then be due and payable and irrespective of whether the Trustee shall have made any demand for such payment, shall be entitled and empowered either in its own name or as trustee of an express trust or as attorney in fact for the holders of the bonds and coupons, or in any one or more of such capacities, to file a proof of claim for the whole amount of principal and interest (with interest on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue interest at the rate borne by the bonds with respect to which any such amount or amounts are overdue plus one per centum (1%) per annum) which may be or become owing and unpaid in respect of the bonds and for any additional amount which may be or become payable by the Company hereunder, without regard to or deduction for any amount which may have been or which may thereafter be received, collected or realized by the Trustees from or out of the Mortgaged and Pledged Property or any part thereof or from or out of the proceeds thereof or any part thereof; but nothing in this Indenture contained shall authorize the Trustees to accept or consent to any composition or plan of reorganization on behalf of any bondholder.
The Trustees, to the extent permitted by law, shall be entitled to sue and recover judgment and/or to file and prove such claim as aforesaid either before or after or during the pendency of any proceedings for the enforcement of the Lien of this Indenture upon the Mortgaged and Pledged Property, and in case of a sale of any of the Mortgaged and Pledged Property and of the application of the proceeds of sale to the payment of the debt hereby secured, the Trustees, in their own name and as trustees of an express trust, shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all the bonds and coupons then Outstanding hereunder, for the benefit of the holders thereof, and the Trustees shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest. No recovery on any such judgment by the Trustees and no levy of any execution upon any such judgment upon any of the Mortgaged and Pledged Property or upon any other property shall in any manner or to any extent affect the Lien of this Indenture upon the Mortgaged and Pledged Property or any part thereof, or any rights, powers or remedies of the Trustees hereunder, or any lien, rights, powers or remedies of the holders of the said bonds, but such lien, rights, powers and remedies of the Trustees and of the bondholders shall continue unimpaired as before.
Any moneys thus collected or received by the Trustees under this Section shall be applied by them first, to the payment of their expenses, disbursements and compensation and the expenses, disbursements and compensation of their agents and attorneys, and, second, toward payment of the amounts then due and unpaid upon such bonds and coupons in respect of which such moneys shall have been collected, ratably and without preference or priority of any kind (subject to the provisions of Section 12.12 hereof with respect to extended, transferred or pledged coupons and claims for interest), according to the amounts due and payable upon such bonds and coupons, respectively, at the date fixed by the

Trustees for the distribution of such moneys, with interest on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue interest at the rate borne by the bonds with respect to which any such amount or amounts are overdue plus one per centum (1%) per annum, upon presentation of the several bonds and coupons and upon stamping such payment thereon, if partly paid, and upon surrender thereof, if fully paid.
Section 12.15.    All rights of action (including the right to file proofs of claim) under this Indenture or under any of the bonds or coupons may be enforced by the Trustees, or either of them, without the possession of any of the bonds or coupons or the production thereof in any trial or other proceeding relating thereto, and any such suit or proceeding instituted by the Trustees, or either of them, shall be brought in their names as Trustees, or in its or his name as Trustee or Co-Trustee, and any recovery of judgment shall be for the equal benefit of the holders of the Outstanding bonds and coupons, subject to the provisions of Section 12.12 hereof with respect to extended, transferred or pledged coupons and claims for interest.
In any proceeding brought by the Trustees, or either of them (including also any proceeding involving the interpretation of any provision of this Indenture to which the Trustees, or either of them, shall be a party), the Trustee or Trustees shall be held to represent all the holders of the bonds and coupons secured by this Indenture and it shall not be necessary to make such holders of the bonds and coupons parties to any such proceedings.
Section 12.16.    No holder of any bond or coupon shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder unless such holder shall have previously given to the Trustees written notice of a Default, nor unless also the holders of twenty-five per centum (25%) in principal amount of the bonds then Outstanding hereunder shall have made written request to the Trustees and shall have offered them reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such suit, action or proceeding in their own name and shall have offered to the Trustees security and indemnity satisfactory to the Trustees against the costs, expenses and liabilities to be incurred thereby without negligence or bad faith, and the Trustees shall have declined to take such action or shall have failed so to do within sixty (60) days thereafter; it being understood and intended that no one or more holders of the bonds or coupons shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of this Indenture by his or their action to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of Outstanding bonds and coupons. Such notification, request and offer of indemnity are hereby declared, at the option of the Trustees, but subject to the provisions of Sections 16.01 and 16.02 hereof, to be conditions precedent to the execution by them of the powers and trusts of this Indenture and to the exercise by them of any action or cause of action or remedy hereunder.
Notwithstanding any other provision of this Indenture, the right of any holder of any bond to receive payment of the principal of and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.
Section 12.17.    The Company may waive any period of grace provided for in this Article.
In case the Trustees shall have proceeded to enforce any right under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustees, then and in every such case the Company and the Trustees shall be restored to their former positions and rights hereunder with respect to the

Mortgaged and Pledged Property, and all rights, remedies and powers of the Trustees shall continue as if no such proceedings had been taken.

ARTICLE XIII

EVIDENCE OF RIGHTS OF BONDHOLDERS AND OWNERSHIP OF BONDS

Section 13.01.    Any request, declaration or other instrument, which this Indenture may require or permit to be signed and executed by the bondholders, may be in any number of concurrent instruments of similar tenor, and shall be signed or executed by such bondholders in person or by attorney appointed in writing. Proof of the execution of any such request or other instrument, or of a writing appointing any such attorney, or of the holding by any person of the bonds or coupons appertaining thereto, shall be sufficient (subject, insofar as the Trustees are concerned, to the provisions of Section 16.01 and Section 16.02 hereof) for any purpose of this Indenture (except as otherwise herein expressly provided) if made in the following manner:
(a)The fact and date of the execution by any person of such request or other instrument or writing may be proved by a witness or by a certificate acknowledged before a Notary Public or other officer authorized to take acknowledgments;
(b)The amount of bonds transferable by delivery held by any person executing such request or other instrument as a bondholder, and the series and serial numbers thereof, held by such person, and the date of his holding the same, may be proved by a certificate executed by any trust company, bank, banker or other depositary wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such person had on deposit with such depositary the bonds described in such certificate. The Trustees, or either of them, may nevertheless in their discretion require further proof in cases where they deem further proof desirable. The ownership of registered bonds shall be proved by the registry books.
Any request, consent or vote of the owner of any bond shall bind all future holders and owners of said bond issued in exchange or substitution for said bond in respect of anything done or suffered by the Company or the Trustees in pursuance thereof.
Section 13.02.    The Company and the Trustees may deem and treat the bearer of any temporary or coupon bond Outstanding hereunder, which shall not at the time be registered as to principal as hereinbefore authorized, and the bearer of any coupon for interest on any such bond, whether such bond shall be registered or not, as the absolute owner of such bond or coupon, as the case may be, whether or not such bond or coupon shall be overdue, for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company nor the Trustees shall be affected by any notice to the contrary.
The Company and the Trustees may, subject to the provisions of this Indenture providing for the use of a record date in certain cases, deem and treat the person in whose name any fully registered bond Outstanding hereunder shall be registered upon the books of the Company, as herein authorized, as the absolute owner of such bond for the purpose of receiving payment of or on account of the principal of and interest on such bond and for all other purposes, and they may deem and treat the person in whose name any coupon bond shall be so registered as to principal as the absolute owner thereof for the purpose of receiving payment of or on account of the principal thereof and for all other purposes, except to receive payment of interest represented by outstanding coupons; and all such payments so made to any such registered owner, or upon his order, shall be valid and effectual to satisfy and discharge the liability upon such bond to the extent of the sum or sums so paid, and neither the Company nor the Trustees shall be affected by any notice to the contrary.
Neither the Company nor the Trustees shall be bound to recognize any person as the holder of a bond Outstanding under this Indenture unless and until his bond is submitted for inspection, if required, except as may otherwise be provided by regulations made under Section 18.03 hereof, and his title thereto satisfactorily established, if disputed.

ARTICLE XIV

IMMUNITY OF INCORPORATORS, SUBSCRIBERS TO THE
CAPITAL STOCK, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.01.    No recourse under or upon any obligation, covenant or agreement contained in this Indenture (including any indenture supplemental hereto) or in any bond or coupon hereby secured, or because of the creation of any indebtedness hereby secured, shall be had against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that this Indenture and the obligations hereby secured are solely corporate obligations, and that no such personal liability shall attach to, or be incurred by, such incorporators, subscribers to the capital stock, stockholders, officers or directors of the Company or of any predecessor or successor corporation, or any of them, as such, because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the bonds or coupons hereby secured, or implied therefrom, and that any and all such personal liability of every name and nature, and any and all such rights and claims against every such incorporator, subscriber to the capital stock, stockholder, officer or director, as such, whether arising at common law or in equity, or created by rule of law, statute, constitution or otherwise, are expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the bonds and interest obligations secured hereby.

ARTICLE XV

EFFECT OF MERGER, CONSOLIDATION, ETC.

Section 15.01.    The Company may consolidate with, or merge into, any corporation having corporate authority to carry on any of the businesses mentioned in the first sentence of Section 1.04 of this Indenture, or may convey, transfer or lease, subject to the Lien of this Indenture, all or substantially all of the Mortgaged and Pledged Property as an entirety to any corporation lawfully entitled to acquire or lease or operate the same; provided, however, and the Company covenants and agrees, that such consolidation, merger, conveyance, transfer or lease shall be upon such terms as fully to preserve and in no respect to impair the Lien or security of this Indenture, or any of the rights or powers of the Trustees or the bondholders hereunder; and provided, further, that immediately after giving effect to such transaction, no Default shall have occurred and be continuing hereunder; and provided, further, that any such lease shall be made expressly subject to immediate termination by the Company or by the Trustees, or either of them, at any time during the continuance of a Default hereunder, and also by the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or under judicial proceedings; and provided, further, that, upon any such consolidation, merger, conveyance or transfer, or upon any such lease the term of which extends beyond the date of maturity of any of the bonds secured hereby, the due and punctual payment of the principal and interest of all bonds secured hereby according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company shall be expressly assumed by an instrument in writing executed and delivered to the Trustees by the corporation formed by such consolidation or into which such merger shall have been made, or acquiring all or substantially all the Mortgaged and Pledged Property as an entirety, as aforesaid, or by the lessee under any such lease the term of which extends beyond the date of maturity of any of the bonds secured hereby. No such conveyance, transfer or lease of all or substantially all of the Mortgaged and Pledged Property as an entirety shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section from its liability as obligor and maker on any of the bonds secured hereby.

Section 15.02.    In case the Company, as permitted by Section 15.01 hereof, shall be consolidated with or merged into any other corporation or shall convey or transfer, subject to the Lien of this Indenture, all or substantially all the Mortgaged and Pledged Property as an entirety, the successor corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have received a conveyance or transfer as aforesaid, upon executing with the Trustees and causing to be recorded an indenture whereby such successor corporation shall assume and agree to pay, duly and punctually, the principal of and interest on the bonds issued hereunder in accordance with the provisions of said bonds and coupons and this Indenture, and shall agree to perform and fulfill all the covenants and conditions of this Indenture to be kept or performed by the Company, shall succeed to and be substituted for the Company with the same effect as if it had been named herein, and shall have and may exercise under this Indenture the same powers and rights as the Company, and (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing general powers and rights) such successor corporation thereafter may cause to be executed, authenticated and delivered, either in its own name or in the name of New Orleans Public Service Inc., as its name is now or shall then exist, in respect of property of the character defined in Section 1.04 hereof as Property Additions, such bonds as could or might have been executed, issued and delivered by the Company had it acquired such property of such character by purchase on or after the date of such consolidation, merger, conveyance or transfer, and had such consolidation, merger, conveyance or transfer not occurred, and upon the order of such successor corporation in lieu of the Company, and subject to all the terms, conditions and restrictions in this Indenture prescribed concerning the authentication and delivery of bonds, the Trustee shall authenticate and deliver any bonds delivered to it for authentication which shall have been previously signed by the proper officers of the Company, and such bonds as the successor corporation shall thereafter, in accordance with the provisions of this Indenture cause to be executed and delivered to the Trustee for such purpose, and such successor corporation shall also have and may exercise in respect of the property of such character, and subject to all the terms, conditions and restrictions in this Indenture prescribed applicable thereto, whether as to withdrawal of cash, release of property, or otherwise, the same powers and rights which the Company might or could exercise had it acquired the property of such character by purchase on or after the date of such consolidation, merger, conveyance or transfer, and had such consolidation, merger, conveyance or transfer not occurred. All the bonds so issued or delivered by the Company shall in all respects have the same legal right and security as the bonds theretofore issued or delivered in accordance with the terms of this Indenture as though all of said bonds had been authenticated and delivered at the date of the execution hereof. As a condition precedent to the execution by such successor corporation and the authentication and delivery by the Trustee of any such additional bonds or the withdrawal of cash or release of property, under any of the provisions of this Indenture, on the basis of property of the character defined in this Indenture as Property Additions acquired, made or constructed by the successor corporation or by any corporation with which the Company or any successor corporation may be so consolidated or into which the Company or any successor corporation may be so merged or to which the Company ox any successor corporation may make any such conveyance, the indenture with the Trustees to be executed and caused to be recorded by the successor corporation as in this Section provided, or a subsequent indenture, shall contain a conveyance or transfer and mortgage in terms sufficient to subject such property to the Lien hereof; and provided, further, that the lien created thereby and the lien thereon shall have similar force, effect and standing as the Lien of this Indenture would have if the Company should not be consolidated with or merged into such other corporation or should not convey or transfer, subject to this Indenture, all or substantially all the Mortgaged and Pledged Property as an entirety, as aforesaid, to such successor corporation, and should itself on or after the date of such consolidation, merger, conveyance or transfer, acquire or construct such property, and in respect thereof should request the authentication and delivery of bonds or the withdrawal of cash or the release of property under the provisions of this Indenture.

Section 15.03.    In case the Company, as permitted by Section 15.01 of this Indenture, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to the Lien of this Indenture, all or substantially all the Mortgaged and Pledged Property as an entirety as aforesaid, neither this Indenture nor the indenture with the Trustees to be executed and caused to be recorded by the successor corporation as in Section 15.02 hereof provided, shall, unless such indenture shall otherwise provide, become or be or be required to become or be a lien upon any of the properties, rights or franchises then owned or thereafter acquired by the successor corporation (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (a) those acquired by it from the Company, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the successor corporation as the basis under any of the provisions of this Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the successor corporation (1) to maintain, renew and preserve the franchises covered by this Indenture, or (2) to maintain the property mortgaged and intended to be mortgaged hereunder as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien hereof, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, rails, ties, switches, tools, implements and furniture, subject to the Lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged, and intended to be mortgaged hereunder.

ARTICLE XVI

CONCERNING THE TRUSTEES

Section 16.01.    The Trustee shall at all times be a bank or trust company eligible under Section 9.03 hereof and have (i) in respect of the Original Trustee, a combined capital and surplus of not less than Five Million Dollars ($5,000,000) and (ii) in respect of any successor Trustee appointed hereunder, a combined capital and surplus of at least Fifty Million Dollars ($50,000,000). If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirement of any supervising or examining authority referred to in Section 9.03 hereof, then for the purposes of this Section the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Any Co-Trustee appointed in succession to the Original Co-Trustee shall always be an individual who shall be a citizen of the United States of America, or a bank or trust company having combined capital and surplus of not less than One Hundred and Fifty Thousand Dollars ($150,000), organized and doing business under the laws of the United States or of one of the States thereof or the District of Columbia which is authorized under such laws to exercise corporate trust powers, unless otherwise required by law.
The Trustees hereby accept the trust hereby created. The Trustees undertake, prior to Default, and after the curing of all such Defaults which may have occurred, to perform such duties and only such duties as are specifically set forth in this Indenture, and in case of such Default (which has not been cured) to exercise such of the rights and powers vested in them by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. For the purposes of this Section 16.01 and of Section 16.02 hereof a Default shall be deemed cured when the act or omission or other event giving rise to such Default shall have been cured, remedied or terminated.
The Trustee, upon receipt of evidence furnished to it by or on behalf of the Company pursuant to any provision of this Indenture, will examine the same to determine whether or not such evidence conforms to the requirements of this Indenture.
Section 16.02.    No provision of this Indenture shall be construed to relieve the Trustees, or either of them, from liability for their, its or his own negligent action, negligent failure to act, or willful misconduct, except that
(c)prior to Default, and after the curing of all such Defaults which may have occurred, the Trustees, or either of them, shall not be liable except for the performance of such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustees, or either of them, but the duties and obligations of the Trustees, or either of them, prior to Default, and after the curing of all such Defaults which may have occurred, shall be determined solely by the express provisions of this Indenture; and
(d)prior to Default, and after the curing of all such Defaults which may have occurred, and in the absence of bad faith on the part of the Trustee, the Trustees, or either of them, may conclusively rely as to the truth of the statements and the correctness of opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; and
(e)no Trustee which is a corporation shall be personally liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of such Trustee unless it shall be proved that such Trustee was negligent in ascertaining the pertinent facts and no Co-Trustee who is an individual shall be personally liable for any error of judgment made in good faith by him unless it shall be proved that he was negligent in ascertaining the pertinent facts; and
(f)the Trustees, or either of them, shall not be personally liable with respect to any action taken or omitted to be taken by them, or either of them, in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the bonds at the time Outstanding (determined as provided in Section 12.07 hereof) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustees, or either of them, or exercising any trust or power conferred upon the Trustees, or either of them, under this Indenture; and

(g)the Trustees may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustees shall not be responsible for any misconduct or negligence on the part of any agent or attorney who is not, in either case, an employee of the Trustees, appointed with due care by them or either of them hereunder.

Section 16.03.    The recitals contained herein and in the bonds shall be taken as the statements of the Company and the Trustees, or either of them, assume no responsibility for the correctness of the same. The Trustees, or either of them, make no representations as to the conditions, genuineness, validity or value of the Mortgaged and Pledged Property or any part thereof, or as to the title of the Company thereto, or as to the validity or adequacy of the security afforded thereby and hereby, or as to the validity of this Indenture or of the bonds or coupons issued hereunder. The Trustees, or either of them shall be under no responsibility or duty with respect to the disposition of any bonds authenticated and delivered hereunder or the application of the proceeds thereof or the application of any moneys paid to the Company under any of the provisions hereof.

Section 16.04.    The Trustees, or either of them, shall not be personally liable in case of entry by them, or either of them, upon the Mortgaged and Pledged Property for debts contracted or liability or damages incurred in the management or operation of said property.
The Trustee, Co-Trustee, any paying agent, bond registrar, or authenticating agent, in its individual or any other capacity, may become the holder, owner or pledgee of bonds or coupons secured hereby and, subject to Sections 19.11 and 16.12 hereof, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Co-Trustee, paying agent, bond registrar or authenticating agent.
Section 16.05.    Whenever it is provided in this Indenture that the Trustees, or either of them, shall take any action upon the happening of a specified event or upon the fulfillment of any condition or upon the request of the Company or of bondholders, the Trustees, or either of them, taking such action shall have full power to give any and all notices and to do any and all acts and things incidental to such action.

Section 16.06.    Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustees, or either of them, on the Company shall be deemed to have been sufficiently given or served, for all purposes, by being deposited postage prepaid in a post office letter box addressed (until another address is filed by the Company with the Trustee for the purpose of this Section) to the Company at the address given in the first paragraph of this Indenture.

Section 16.07.    To the extent permitted by Sections 16.01 and 16.02 hereof:

(1)
The Trustees, or either of them, may rely and shall be protected in acting upon any Resolution, Officers’ Certificate, Engineer’s Certificate, Independent Engineer’s Certificate, Net Earning Certificate, Opinion of Counsel, resolution, certificate, opinion, notice, request, consent, order, appraisal, report, bond or other paper or document believed by them, it or him to be genuine and to have been signed or presented by the proper party or parties; and any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Resolution or written order; and

(2)	The Trustees, or either of them, may consult with counsel, who may be of counsel to the Company, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them, it or him hereunder in good faith and in accordance with the opinion of such counsel.

The Trustees, or either of them, shall not be under any responsibility for the selection, appointment or approval of any expert for any of the purposes expressed in this Indenture, except that nothing in this Section contained shall relieve the Trustees, or either of them, of their, its or his obligation to exercise reasonable care with respect to such selection, appointment or approval of independent experts who may furnish opinions or certificates to the Trustees, or either of them, pursuant to any provision of this Indenture.
Nothing contained in this Section shall be deemed to modify the obligation of the Trustees, or either of them, to exercise during the continuance of a Default the rights and powers vested in them, it or him by this Indenture with the degree of care and skill specified in Section 16.01 hereof.
Section 16.08.    Subject to the provisions of Section 19.03 hereof, all moneys received by the Trustees, or either of them, whether as Trustee, Co-Trustee, or paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were paid, but need not be segregated from other funds except to the extent required by law. The Trustee may allow and credit to the Company interest on any moneys received by it hereunder at such rate, if any, and upon such terms as may be agreed upon with the Company from time to time and as may be permitted by law.
None of the provisions contained in this Indenture shall require the Trustees, or either of them, to expend or risk their, its or his own funds or otherwise incur personal financial liability in the performance of any of their, its or his duties or in the exercise of any of their, its or his rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to them, it, or him.
Section 16.09.    The Company covenants and agrees to pay to the Trustees from time to time, and the Trustees shall be entitled to, reasonable compensation for all services rendered by them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustees, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Company will reimburse the Trustees for all appropriate advances made by the Trustees, or either of them, pursuant to this Indenture and in performance of its or their duties, and will pay to the Trustees from time to time their expenses and disbursements (including the reasonable compensation and the expenses and disbursements of all persons not regularly in its employ and, to the extent permitted by law, of its counsel) incurred without negligence or bad faith. The Company also covenants to indemnify the Trustees and each of them for, and to hold them and each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustees or such Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending against any claim of liability in the premises. To secure the performance of the obligations of the Company under this Section, the Trustees and each of them shall have (in addition to any other rights under this Indenture) a lien prior to that of the bonds upon the trust estate, including all property and funds held or collected by the Trustees.
If, and to the extent that, the Trustees, and either of them, and their counsel and other persons not regularly in their, its or his employ do not receive compensation for services rendered, reimbursement of its, their or his advances, expenses and disbursements, or indemnity, as herein provided, as the result of allowances made in any reorganization, bankruptcy, receivership, liquidation or other proceeding or by any plan of reorganization or readjustment of obligations of the Company, the Trustees, or either of them, shall be entitled, in priority to the holders of the bonds, to receive any distribution of any securities, dividends or other disbursements which would otherwise be made to the holders of bonds in any such proceeding or proceedings and the Trustees, or either of them, are hereby constituted and appointed, irrevocably, the attorneys-in-fact for the holders of the bonds and each of them to collect and receive, in their name, place and stead, such distributions, dividends or other disbursements, to deduct therefrom the amounts due to the Trustees, or either of them, their, its or his counsel and other persons not regularly in their, its or his employ on account of services rendered, advances, expenses, and disbursements made or incurred, or indemnity, and to pay and distribute the balance, pro rata, to the holders of the bonds. The Trustees shall have a lien upon any securities or other considerations to which the holders of bonds may become entitled pursuant to any such plan of reorganization or readjustment of obligations, or in any such proceeding or proceedings; and the court or judge in any such proceeding or proceedings may determine the terms and conditions under which any such lien shall exist and be enforced.
Section 16.10.    Whenever in the administration of the trusts of this Indenture, prior to a Default and after the curing of any such Default, the Trustees, or either of them, shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may to the extent permitted by Sections 16.01 and 16.02 hereof be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, of the Company and delivered to the Trustees, or either of them, and such certificate shall be full warrant to the Trustees, or either of them, for any action taken or suffered by them, it or him under the provisions of this Indenture upon the faith thereof.

Section 16.11.    [This Section shall not be operative as a part of this Indenture until this Indenture is qualified under the Trust Indenture Act, and, until such qualification, this Indenture shall be construed as if this Section were not contained herein.]
(h)Subject to the provisions of subdivision (b) of this Section, if the Trustee or Co-Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four months prior to a default (as defined in the last paragraph of this subdivision), or subsequent to such a default, then, unless and until such default shall be cured, the Trustee or Co-Trustee shall set apart and hold in a special account for the benefit of the Trustee or Co-Trustee individually, the holders of the bonds, and the holders of other indenture securities (as defined in the last paragraph of this subdivision (a))

(1)
an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest effected after the beginning of such four months’ period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subdivision (a) or from the exercise of any right of set-off which the Trustee or Co-Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(2)
all property received in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee or Co-Trustee
(A)    to retain for its or his own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee or Co-Trustee to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;
(B)    to realize for its or his own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months’ period;
(C)    to realize, for its or his own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months’ period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee or Co-Trustee shall sustain the burden of proving that at the time such property was so received the Trustee or Co-Trustee had no reasonable cause to believe that a default as defined in the last paragraph of this subdivision (a) would occur within four months; or
(D)    to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.
For the purposes of paragraphs (B), (C), and (D), property substituted after the beginning of such four months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee or Co-Trustee as such creditor, such claim shall have the same status as such pre-existing claim.
If the Trustee or Co-Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee or Co-Trustee, the bondholders, and the holders of other indenture securities in such manner that the Trustee or Co-Trustee, the bondholders, and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee or Co-Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee or Co-Trustee, the bondholders, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee or Co-Trustee, the bondholders, and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee or Co-Trustee, the bondholders, and the holders of other indenture securities, with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.
Any Trustee or Co-Trustee who has resigned or been removed after the beginning of such four months’ period shall be subject to the provisions of this subdivision (a) as though such resignation or removal had not occurred. If any Trustee or Co-Trustee has resigned or been removed prior to the beginning of such four months’ period, it shall be subject to the provisions of this subdivision (a) if and only if the following conditions exist--
(i)    the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee or Co-Trustee had continued as Trustee or Co-Trustee, occurred after the beginning of such four months’ period; and
(ii)    such receipt of property or reduction of claim occurred within four months after such resignation or removal.
As used in this Section, the term “default” means any failure to make payment in full of the principal of or interest upon the bonds or upon the other indenture securities when and as such principal or interest becomes due and payable; and the term “other indenture securities” means securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939, as amended) outstanding under any other indenture (a) under which such Trustee or Co-Trustee is also trustee, (b) which contains provisions substantially similar to the provisions of this subdivision (a), and (c) under which a default exists at the time of the apportionment of the funds and property held in said special account.
(b) There shall be excluded from the operation of subdivision (a) of this Section a creditor relationship arising from--
(1)    the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one (1) year or more at the time of acquisition by such Trustee or Co-Trustee;
(2)    advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving the property subject to the Lien of this Indenture or of discharging tax liens or other prior liens or encumbrances on the trust estate, if notice of such advance and of the circumstances surrounding the making thereof is given to the bondholders as provided in subdivisions (a), (b) and (c) of Section 16.13 hereof with respect to advances by the Trustee or Co-Trustee as such;
(3)    disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4)    an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in the last paragraph of this subdivision (b);
(5)    the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or
(6)    the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in the last paragraph of this subdivision (b).
As used in this Section, the term “security” shall have the meaning assigned to such term in the Securities Act of 1933, as amended and in force on the date of the execution of this Indenture; the term “cash transaction” shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; the term “self-liquidating paper” shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee or Co-Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and the term “Trustee” shall include the Trustee or Co-Trustee, and any separate trustee or co-trustee appointed pursuant to Section 16.16 hereof.
Section 16.12.    [This Section shall not be operative as a part of this Indenture until this Indenture is qualified under the Trust Indenture Act, and, until such qualification, this Indenture shall be construed as if this Section were not contained herein.]
(i)If the Trustee or Co-Trustee has or acquires any conflicting interest, as defined by subdivision (d) of this Section, the Trustee or Co-Trustee shall within ninety (90) days after ascertaining that it or he has such conflicting interest, either eliminate such conflicting interest or resign by giving written notice to the Company, but such resignation shall not become effective until the appointment of a successor trustee or co-trustee and such successor’s acceptance of such appointment. The Company covenants to take prompt steps to have a successor appointed in the manner hereinafter provided in Section 16.15 hereof. Upon giving such notice of resignation, the resigning Trustee or Co-Trustee shall publish notice thereof in a Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, New York, and in a Daily Newspaper of general circulation in the City of New Orleans, Louisiana, once, provided, however, that if all bonds then Outstanding shall be registered as to principal, no notice need be given except by mail in accordance with subdivision (c) of Section 16.13 hereof. If the resigning Trustee or Co‑Trustee fails to publish such notice within ten (10) days after giving written notice of resignation to the Company, the Company shall publish such notice.
(j)In the event that the Trustee or Co-Trustee shall fail to comply with the provisions of the preceding subdivision (a) of this Section, the Trustee or Co-Trustee shall within ten (10) days after the expiration of such ninety (90) day period transmit notice of such failure to the bondholders in the manner and to the extent provided in subdivision (c)

of Section 16.13 hereof with respect to reports pursuant to subdivision (a) of Section 16.13 hereof.
(k)Subject to the provisions of Section 19.06 hereof, any bondholder who has been a bona fide holder of a bond or bonds for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee or Co‑Trustee and the appointment of a successor if the Trustee or Co-Trustee fails, after written request therefor by such holder, to comply with the provisions of subdivision (a) of this Section.
(l)The Trustee or Co-Trustee shall be deemed to have a conflicting interest if--
(1)the Trustee or Co-Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company, are outstanding unless such other indenture is a collateral trust indenture under which the only collateral consists of bonds issued under this Indenture; provided that there shall be excluded from the operation of this paragraph (1) another indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the Company shall have sustained the burden of proving, on application to the Securities and Exchange Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee or Co-Trustee from acting as such under one of such indentures;
(2)the Trustee or Co-Trustee or any of its directors or executive officers is an obligor upon the bonds or an underwriter for the Company;
(3)the Trustee or Co-Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;
(4)the Trustee or Co-Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee or Co-Trustee itself or himself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of the Trustee or Co-Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee or Co-Trustee and the Company; (B) if and so long as the number of directors of the Trustee or Co-Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee or Co-Trustee and a director of the Company; and (C) the Trustee or Co-Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary or in any other similar capacity or, subject to the provisions of paragraph (1) of this subdivision (d), to act as trustee, whether under an indenture or otherwise;
(5)ten per centum (10%) or more of the voting securities of the Trustee or Co-Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or twenty per centum (20%) or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten per centum (10%) or more of the voting securities of the Trustee or Co-Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;
(6)the Trustee or Co-Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, (A) five per centum (5%) or more of the voting securities or ten per centum (10%) or more of any other class of security of the Company, not including the bonds issued under this Indenture and securities issued under any other indenture under which the Trustee or Co-Trustee is also trustee, or (B) ten per centum (10%) or more of any class of security of an underwriter for the Company;
(7)the Trustee or Co-Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, five per centum (5%) or more of the voting securities of any person who, to the knowledge of the Trustee or Co-Trustee, owns ten per centum (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;
(8)the Trustee or Co-Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, ten per centum (10%) or more of any class of security of any person who, to the knowledge of the Trustee or Co-Trustee, owns fifty per centum (50%) or more of the voting securities of the Company; or
(9)the Trustee or Co-Trustee owns on May 15 in any calendar year in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five per centum (25%) or more of the voting securities or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7), or (8) of this subdivision (d). As to any such securities of which such Trustee or Co‑Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five per centum (25%) of such voting securities or twenty-five per centum (25%) of any such class of security. Promptly after May 15 in each calendar year, the Trustee or Co-Trustee shall make a check of its or his holdings of such securities in any of the above-mentioned capacities as of May 15. If the Company fails to make payment in full of principal or interest upon the bonds when and as the same becomes due and payable, and such failure continues for thirty (30) days thereafter, the Trustee or Co-Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such thirty (30) day period and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee or Co-Trustee with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee or Co-Trustee for the purposes of paragraphs (6), (7), and (8) of this subdivision (d).
The specifications of percentages in paragraphs (5) to (9), inclusive, of this subdivision (d) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subdivision (d).
For the purposes of paragraphs (6), (7), (8) and (9) of this subdivision (d) only, (A) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any, note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty (30) days or more and shall not have been cured; and (C) the Trustee or Co-Trustee shall not be deemed to be the owner or holder of (i) any security which it or he holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security which it or he holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it or he holds as agent for collection, or as custodian, escrow agent or depositary, or in any similarly representative capacity.
The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:
(aa)    A specified percentage of the voting securities of the Trustee or Co-Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a “person” in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.
(bb)    A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.
(cc)    The term “amount”, when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.
(dd)    The term “outstanding” means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:
(1)    Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;
(2)    Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;
(3)    Securities pledged by the issuer thereof as security for any obligation of the issuer not in default as to principal or interest or otherwise;
(4)    Securities held in escrow if placed in escrow by the issuer thereof;
provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.
(ee)    A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges, provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes, and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

The provisions of this Section which have been made specifically applicable to the Trustee shall apply to the Trustee, the Co-Trustee and, if a separate or co-trustee is appointed pursuant to Section 16.16 hereof, to any separate or co-trustee, except that in case of the resignation of the Co-Trustee or a separate or co-trustee, such resignation and the appointment of a successor shall (subject to the provisions of subdivision (c) of this Section) be governed by the provisions of Section 16.15 and paragraph (3) of Section 16.16 hereof.
The term “underwriter” when used with reference to the Company means every person, who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.
Section 16.13.    (a) The Trustee and Co-Trustee shall transmit, either jointly or severally as they may determine, within sixty (60) days after May 31 in each year, beginning with the year 1988, to the bondholders as hereinafter in this Section provided, a brief report dated as of such May 31 with respect to
(1)its or his eligibility and its or his qualifications under Sections 9.03, 16.01 and 16.12 hereof, or in lieu thereof, if to the best of its or his knowledge the Trustee or Co-Trustee has continued to be eligible and qualified under such Sections, a written statement to such effect;
(2)the character and amount of any advances (and if such Trustee or Co-Trustee elects so to state, the circumstances surrounding the making thereof) made by such Trustee or Co-Trustee as such which remain unpaid on the date of such report, and for the reimbursement of which such Trustee or Co-Trustee claims or may claim a lien or charge prior to that of the bonds on the trust estate or on property or funds held or collected by it or him as Trustee or Co-Trustee, provided that such Trustee or Co-Trustee shall not be required (but may elect) to state such advances, if such advances so remaining unpaid aggregate not more than one-half of one per centum (1/2 of 1%) of the principal amount of the bonds Outstanding on the date of such report;
(3)the amount, interest rate, and maturity date of all other indebtedness owing by the Company to such Trustee or Co-Trustee in its or his individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs (2), (3), (4) or (6) of subdivision (b) of Section 16.11 hereof;
(4)the property and funds physically in the possession of such Trustee or Co‑Trustee on the date of such report;
(5)any release, or release and substitution, of property subject to the Lien of this Indenture (and the consideration therefor, if any) which has not been previously reported, provided, however, that to the extent that the aggregate value as shown by the release papers of any or all of such released properties does not exceed an amount equal to one per centum (1%) of the principal amount of bonds then Outstanding, the report need only indicate the number of such releases, the total value of property released as shown by the release papers, the aggregate amount of cash received and the aggregate value of property received in substitution therefor as shown by the release papers;
(6)any additional issue of bonds which has not been previously reported; and
(7)any action taken by the Trustee or Co-Trustee in the performance of its or his duties under this Indenture which it or he has not previously reported and which in its or his opinion materially affects the bonds or the trust estate, except in respect of a Default, notice of which has been or is to be withheld by the Trustee in accordance with the provisions of Section 12.02 hereof.
(b)    The Trustee and Co-Trustee shall transmit to the bondholders as hereinafter provided a brief report with respect to--
(1)    the release, or release and substitution, of property subject to the Lien of this Indenture (and the consideration therefor, if any) unless the fair value of such property, as set forth in the certificate or opinion required by Section 9.05, 11.03, 11.04, 11.05 or 11.06 hereof, is less than ten per centum (10%) of the principal amount of bonds Outstanding at the time of such release, or such release and substitution, such report to be so transmitted within ninety (90) days after such time, provided that, if any such report is transmitted by the Trustee, no report covering the same transaction need be made by the Co-Trustee; and
(2)    the character and amount of any advances (and if the Trustee or Co-Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee or Co-Trustee as such since the date of the last report transmitted pursuant to the provisions of subdivision (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it or he claims or may claim a lien or charge prior to that of the bonds on the trust estate or on property or funds held or collected by it or him as Trustee or Co-Trustee, and which it or he has not previously reported pursuant to this paragraph, provided that the Trustee or Co-Trustee shall not be required (but may elect) to state such advances, if such advances remaining unpaid at any time aggregate not more than ten per centum (10%) of the principal amount of bonds Outstanding at such time, such report to be transmitted within ninety (90) days after such time.
(c)    Reports pursuant to this Section shall be transmitted by mail--
(1)    to all registered holders of bonds, as the names and addresses of such holders appear upon the registration books of the Company;
(2)    to such holders of bonds as have, within two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and
(3)    except in the case of reports pursuant to subdivision (b) of this Section, to each bondholder whose name and address is preserved at the time by the Trustee, as provided in subdivision (b) of Section 9.09 hereof.
(d)    A copy of each such report shall, at the time of such transmission to bondholders, be filed by the Trustee and Co-Trustee with each stock exchange upon which the bonds are listed and also with the Securities and Exchange Commission. The Company will notify the Trustee of the name and address of each stock exchange on which the bonds are listed.
(e)    Notwithstanding any of the provisions of this Section which require the Co-Trustee to transmit reports to the bondholders and to file such reports with each stock exchange upon which the bonds are listed and also with the Securities and Exchange Commission, such Co-Trustee may, if it or he so elects, furnish to the Trustee all information concerning such Co-Trustee which such Co-Trustee is required to report, and the Trustee shall transmit and file such information, in accordance with the provisions of this Section, on behalf of such Co-Trustee.

Section 16.14.    The Trustee or Co-Trustee may at any time resign and be discharged of the trusts hereby created by giving written notice to the Company specifying the day upon which such resignation shall take effect and thereafter publishing notice thereof, in one Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, New York, and in one Daily Newspaper of general circulation in the City of New Orleans, Louisiana, once and such resignation shall take effect upon the day specified in such notice unless previously a successor trustee shall have been appointed by the bondholders or the Company in the manner hereinafter provided in Section 16.15 and in such event such resignation shall take effect immediately on the appointment of such successor trustee, provided, however, that if all bonds then Outstanding shall be registered, no notice need be given except by mail in accordance with subdivision (c) of Section 16.13 hereof. This Section shall not be applicable to resignations pursuant to Section 16.12 hereof.
Any Trustee or Co-Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with such Trustee or Co-Trustee and signed and acknowledged by the holders of a majority in principal amount of the bonds then Outstanding hereunder (determined as provided in Section 12.07 hereof) or by their attorneys in fact duly authorized.
In case at any time the Trustee or Co-Trustee shall cease to be eligible in accordance with the provisions of Section 9.03 or Section 16.01 hereof, then the Trustee or Co-Trustee so ceasing to be eligible shall resign immediately in the manner and with the effect in this Section provided; and, in the event that it or he does not resign immediately in such case, then it or he may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee or Co-Trustee so ceasing to be eligible and either (a) signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President of the Company with its corporate seal attested by the Secretary or an Assistant Secretary of the Company or (b) signed and acknowledged by the holders of a majority in principal amount of the bonds then Outstanding hereunder (determined as provided in Section 12.07 hereof) or by their attorneys in fact duly authorized.
Section 16.15.    In case at any time the Trustee or Co-Trustee shall resign or shall be removed (unless such Trustee or Co-Trustee shall be removed as provided in subdivision (c) of Section 16.12 hereof in which event the vacancy shall be filled as provided in said subdivision) or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or Co-Trustee or of its or his property shall be appointed, or if any public officer shall take charge or control of the Trustee or Co-Trustee, or of its or his property or affairs for the purpose of rehabilitation, conservation or liquidation, a vacancy shall be deemed to exist in the office of the Trustee or Co-Trustee, and a successor or successors may be appointed by the holders of a majority in principal amount of the bonds then Outstanding hereunder (determined as provided in Section 12.07 hereof) by an instrument or concurrent instruments in writing signed and acknowledged by such bondholders or by their attorneys in fact duly authorized, and delivered to such new Trustee or Co-Trustee, notification thereof being given to the Company and the retiring Trustee or Co-Trustee; provided, nevertheless, that until a new Trustee or Co-Trustee shall be appointed by the bondholders as aforesaid, the Company, by instrument executed by order of its Board of Directors and duly acknowledged by its Chairman of the Board, Chief Executive Officer, President or a Vice President, may appoint a Trustee or Co-Trustee to fill such vacancy until a new Trustee or Co-Trustee shall be appointed by the bondholders as herein authorized. The Company shall publish notice of any such appointment made by it in the manner provided in Section 16.14 hereof. Any new Trustee or Co-Trustee appointed by the Company shall, immediately and without further act, be superseded by a Trustee or Co-Trustee appointed by the bondholders as above provided, if such appointment by the bondholders be made prior to the expiration of one year after the first publication of notice of the appointment of the new Trustee or Co-Trustee by the Company.
If in a proper case no appointment of a successor Trustee or Co-Trustee shall be made pursuant to the foregoing provisions of this Section within six months after a vacancy shall have occurred in the office of Trustee or Co-Trustee, the holder of any bond Outstanding hereunder or any retiring Trustee or Co-Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee, or Co-Trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee or successor Co-Trustee.
If any Trustee or Co-Trustee resigns because of a conflict of interest as provided in subdivision (a) of Section 16.12 hereof and a successor has not been appointed by the Company or the bondholders, or, if appointed, has not accepted the appointment, within thirty (30) days after the date of such resignation, the resigning Trustee or Co-Trustee may apply to any court of competent jurisdiction for the appointment of a successor Trustee or successor Co-Trustee.
Any Trustee appointed under the provisions of this Section in succession to the Original Trustee shall be a bank or trust company eligible under Sections 9.03 and 16.01 hereof and qualified under Section 16.12 hereof.
Any Trustee or Co-Trustee which or who has resigned or been removed shall nevertheless retain the lien afforded to it or him by Section 16.09 hereof upon the trust estate, including all property or funds held or collected by such Trustee or Co-Trustee, as such, to secure the amounts due to such Trustee or Co-Trustee as compensation, reimbursement, expenses and indemnity, and shall retain the rights afforded to it or him by said Section 16.09 hereof.
Section 16.16.    At any time or times, for the purpose of conforming to any legal requirements, restrictions or conditions in any State or jurisdiction in which any part of the Mortgaged and Pledged Property then or to become subject to the Lien of this Indenture may be located, the Company and the Trustees or the Trustee shall have the power to appoint, and, upon the request of the Trustees or the Trustee the Company shall for such purpose join with the Trustees or the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, another corporation or one or more persons approved by the Trustees or the Trustee, either to act as separate trustee or trustees, or co-trustee or co-trustees jointly with the Trustee or Co-Trustee, of all or any of the property subject to the Lien hereof. In the event that the Company shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Trustees or Trustee alone shall have power to make such appointment.
Every separate trustee, every co-trustee and every successor trustee, other than any trustee which may be appointed as successor to the Original Trustee or the Original Co-Trustee, shall, to the extent permitted by law, but to such extent only, be appointed subject to the following provisions and conditions, namely:
(1)    The rights, powers, duties and obligations conferred or imposed upon trustees hereunder or any of them shall be conferred or imposed upon and exercised or performed by the Trustee or Trustees and such separate trustee or separate trustees or co-trustee or co-trustees jointly, as shall be provided in the instruments and agreements appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by the Co-Trustee or by such separate trustee or separate trustees or co-trustee or co-trustees;
(2)    The bonds secured hereby shall be authenticated and delivered, and all powers, duties, obligations and rights, conferred upon the Trustees or Trustee in respect of the custody of all bonds and other securities and of all cash pledged or deposited hereunder, shall be exercised solely by the Original Trustee or its successors in the trust hereunder; and
(3)    The Company and the Trustee and the Co-Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any separate trustee or co-trustee appointed under this Section or otherwise, and, upon the request of the Trustee, the Company shall, for such purpose, join with the Trustee and the Co-Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal. In the event that the Company shall not have joined in such action within fifteen (15) days after the receipt by it of a request so to do, the Trustee and the Co-Trustee alone shall have power to accept such resignation or to remove any such separate trustee or co-trustee. A successor to a separate trustee or co-trustee so resigned or removed may be appointed in the manner provided in this Section.
No trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee or co-trustee hereunder.
Any notice, request or other writing, by or on behalf of the holders of the bonds delivered to the Original Trustee, or its successor in the trust hereunder, shall be deemed to have been delivered to all of the then trustees or co-trustees as effectually as if delivered to each of them. Every instrument appointing any trustee or trustees other than a successor to the Original Trustee shall refer to this Indenture and the conditions in this Article expressed, and upon the acceptance in writing by such trustee or trustees or co-trustee or co-trustees, he, they or it shall be vested with the estates or property specified in such instrument, either jointly with the Original Trustee, or its successor, or separately, as may be provided therein, subject to all the trusts, conditions, and provisions of this Indenture; and every such instrument shall be filed with the Original Trustee or its successor in the trust hereunder. Any separate trustee or trustees, or any co-trustee or co-trustees, may at any time by an instrument in writing constitute the Original Trustee or its successor in the trust hereunder his, their or its agent or attorney in fact, with full power and authority, to the extent which may be permitted by law, to do any and all acts and things and exercise any and all discretion authorized or permitted by him, them or it, for and in behalf of him, them or it, and in his, their or its name. In case any separate trustee or trustees or co-trustee or co-trustees, or a successor to any of them, shall die, become incapable of acting, resign or be removed, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Original Trustee or its successor in the trust hereunder, without the appointment of a new trustee as successor to such separate trustee or co-trustee.
Section 16.17.    Any successor trustee appointed hereunder shall execute, acknowledge and deliver to his or its predecessor trustee, and also to the Company, an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of his or its predecessor in trust hereunder, with like effect as if originally named as trustee herein; but the trustee ceasing to act shall nevertheless, on the written request of the Company, or of the successor trustee, or of the holders of ten per centum (10%) in principal amount of the bonds then Outstanding hereunder, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor trustee all the right, title and interest of the trustee to which he or it succeeds, in and to the Mortgaged and Pledged Property and such rights, powers, trusts, duties and obligations, and the trustee ceasing to act shall also, upon like request pay over, assign and deliver to the successor trustee any money or other property subject to the Lien of this Indenture, including any pledged securities which may then be in his or its possession. Should any deed, conveyance or instrument in writing from the Company be required by the new trustee for more fully and certainly vesting in and confirming to such new trustee such estates, properties, rights, powers, trusts and duties, any and all such deeds, conveyances and instruments in writing shall, on request be executed, acknowledged and delivered by the Company.

Section 16.18.    Any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation in which the Trustee shall be a party or any corporation to which substantially all the business and assets of the Trustee may be transferred, provided such corporation shall be eligible under the provisions of Section 9.03 and 16.01 hereof and qualified under Section 16.12 hereof, shall be the successor trustee under this Indenture, without the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding. In case any of the bonds contemplated to be issued hereunder shall have been authenticated but not delivered, any such successor to the Trustee may, subject to the same terms and conditions as though such successor had itself authenticated such bonds, adopt the certificate of authentication of the Original Trustee or of any successor to it, as trustee hereunder, and deliver the said bonds so authenticated; and in case any of said bonds shall not have been authenticated, any successor to the Trustee may authenticate such bonds either in the name of any predecessor hereunder or in the name of the successor trustee, and in all such cases such certificate shall have the full force which it is anywhere in said bonds or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to authenticate bonds in the name of the Original Trustee shall apply only to its successor or successors by merger or consolidation or sale as aforesaid.

Section 16.19.    Notwithstanding any other provisions hereof, the Company, by instrument executed by order of its Board of Directors and duly acknowledged by its proper officers, may, within the period beginning January 1, 1993, and ending December 31, 1993, and the comparable period in each succeeding decade, appoint any corporation eligible under the provisions of Section 16.15 hereof, and doing business in the United States of America, as Trustee in succession to the Trustee in office as of the date of such appointment and the corporation so appointed Trustee shall thereupon become successor Trustee hereunder until a new Trustee shall be appointed by the bondholders as authorized herein.

Section 16.20.    All the estates, rights, titles and interest by this Indenture conveyed or assigned or transferred to the Trustee and the Co-Trustee are conveyed, assigned and transferred to them as joint tenants and not as tenants in common.
Except as herein expressly provided to the contrary, any notice, request, or other writing by or on behalf of the Company delivered solely to the Trustee shall be deemed to have been delivered to both the Trustee ‘and the Co-Trustee hereunder as effectually as if delivered to each of them.
Section 16.21.    The Co-Trustee has been joined as trustee in order to comply with any legal requirements respecting trustees under mortgages or deeds of trust of property in the states, or some of them, in which the mortgaged premises or part thereof are or may be situate, and shall as such trustee possess such powers, and such powers only, as may be necessary to comply with such requirements. If by reason of the repeal of such requirements, or for any other reason, it shall not be necessary, in the opinion of counsel, that there shall be a Co-Trustee and the Company shall file with the Trustee, and also with the Co-Trustee, an Opinion of Counsel to that effect and a written request for the resignation or removal of the Co-Trustee, the Original Co-Trustee, or any successor, will thereupon resign or shall forthwith cease to be a Trustee hereunder, and all powers of the Co-Trustee shall forthwith terminate, as shall his right, title or interest in and to the trust estate; and, unless and until there shall be appointed a new Trustee or successor to the Co-Trustee, all the right, title and powers of the Trustees shall devolve upon the Trustee and its successors alone.

ARTICLE XVII

DISCHARGE OF MORTGAGE

Section 17.01.    The Trustees (and any trustee or trustees or co-trustee or co-trustees appointed pursuant to the provisions of this Indenture) may, and upon request of the Company shall, cancel and discharge the Lien hereof and execute and deliver to the Company such deeds and instruments as shall be requisite to satisfy the Lien hereof and reconvey and transfer to the Company the Mortgaged and Pledged Property, whenever all indebtedness secured hereby shall have been paid, including all proper charges of the Trustees hereunder.
Notwithstanding the satisfaction and discharge of this Indenture, the Trustees shall have man unsecured right to charge and be reimbursed for any expenditures and liabilities (incurred in good faith and without negligence by the Trustees) which they or either of them may thereafter incur.
Bonds and interest obligations for the payment of which and bonds for the redemption of which either
(i)    moneys in the necessary amount or

(ii)
obligations of the United States of America which shall not contain provisions permitting the redemption thereof at the option of the issuer, the principal of and the interest on which when due, and without any regard to reinvestment thereof, will, in the opinion of an Independent accountant, provide moneys which, together with the moneys, if any, deposited with or held by the Trustee, shall be sufficient to pay when due and to become due on said bonds or portions thereof on the redemption date or maturity date thereof, as the case may be, shall have been set apart by or deposited with the Trustee, with irrevocable direction so to apply the same, subject to the provisions of Section 19.03 hereof (with or without any additional right given to the holders to surrender their bonds or obtain therefrom payment therefor prior to the redemption date) shall for all purposes under this Indenture, including satisfying the Lien of this Indenture, be deemed to have been paid; provided that in case of redemption the notice requisite to the validity of such redemption shall have been given or arrangements shall have been made assuring to the satisfaction of the Trustee that the same will be given, and provided further that the Trustee shall receive an Opinion of Counsel to the effect that such setting apart by, or deposit with, the Trustee does not require registration on behalf of any such obligations of the United States of America by the Company or by the Trustee under the Investment Company Act of 1940, does not violate any applicable laws, and does not result in a taxable event with respect to the holders of the bonds prior to the time of their right to receive payment.

ARTICLE XVIII

MEETINGS AND CONSENTS OF BONDHOLDERS

Section 18.01.    Modifications and alterations of this Indenture and/or of any indenture supplemental hereto and/or of the rights and obligations of the Company and/or of the rights of the holders of bonds and coupons issued hereunder may be made as provided in this Article XVIII.

Section 18.02.    The Trustee may at any time call a meeting of the bondholders and it shall call such a meeting on written request of the holders of not less than a majority in principal amount of the bonds Outstanding hereunder at the time of such request. The Company, pursuant to a Resolution of its Board of Directors, may also call a meeting of the bondholders at any time. In each such case the purpose or purposes of such meeting shall be set forth in reasonable detail in the notice of the meeting provided for herein. In the event of the Trustee’s failing for ten (10) days to call a meeting after being thereunto requested by the bondholders as above set forth, holders of Outstanding bonds in the amount above specified in this Section or the Company, pursuant to Resolution of its Board of Directors, may call such meeting. Every such meeting called by and at the instance of the Trustee shall be held in the City of New Orleans, Louisiana, or the Borough of Manhattan, The City of New York, New York, or with the written approval of the Company, at any other place in the United States of America, and notice thereof, stating the place and time thereof and in reasonable detail the business to be submitted, shall be mailed by the Trustee not less than thirty (30) days before such meeting (a) to all holders of bonds the names and addresses of whom are then preserved as required by Section 9.09 hereof, and (b) to the Company addressed to it at the address given in the first paragraph of this Indenture (or at such other address as may be designated by the Company from time to time), and, unless all bonds Outstanding hereunder are at the time registered as to principal, shall be published by the Trustee once preceding the meeting, in a Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, New York, the publication to be not less than twenty (20) days prior to the date of such meeting; provided, however, that the mailing of such notice to any bondholders shall in no case be a condition precedent to the validity of any action taken at such meeting, and provided further, however, that if all bonds then Outstanding shall be registered, no notice need be given except by mail in accordance with subdivision (c) of Section 16.13 hereof. If such meeting is called by or at the instance either of the Company or of the bondholders, it shall be held at such place in the United States of America as may be specified in the notice calling such meeting and notice thereof shall be sufficient for all purposes hereof if given by newspaper publication as aforesaid stating the place and time of the meeting and in reasonable detail the business to be submitted. Any meeting of bondholders shall be valid without notice if the holders of all bonds then Outstanding hereunder are present in person or by proxy and if the Company and the Trustee are present by duly authorized representatives, or if notice is waived in writing before or after the meeting by the Company, the holders of all bonds Outstanding hereunder and by the Trustee, or by such of them as are not present in person or by proxy.

Section 18.03.    Officers and nominees of the Trustee, of the Co-Trustee and of the Company or their or its nominees may attend such meeting, but shall not as such be entitled to vote thereat. Attendance by bondholders may be in person or by proxy and, unless specifically prohibited by law, any such proxy shall remain in effect unless specifically revoked and shall be binding on any subsequent holder of the bonds represented by such proxy, unless specifically revoked by any such subsequent holder before being voted. In order that the holder of any bond payable to bearer and his proxy may attend and vote without producing his bond, the Trustee, with respect to any such meeting, may make and from time to time vary such regulations as it shall think fit for deposit of bonds with, or the stamping of bonds by, (i) any banks, bankers or trust or insurance companies having a capital of not less than Five Hundred Thousand Dollars ($500,000) or (ii) any trustee of any pension, welfare, hospitalization or similar fund or funds having an aggregate corpus in excess of Five Million Dollars ($5,000,000), or (iii) the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, any State or Territory, or (iv) by any other person or corporation satisfactory to the Trustee, and for the issue to the persons depositing the same of certificates by such depositaries entitling the holders thereof to be present and vote at any such meeting and to appoint proxies to represent them and vote for them at any such meeting as if the persons so present and voting, either personally or by proxy, were the actual bearers of the bonds in respect of which such certificates shall have been issued and any regulations so made shall be binding and effective. A bondholder in any of the foregoing categories may sign such certificate in his own behalf. In lieu of or in addition to providing for such deposit, the Trustee may, in its discretion, permit such institutions to issue certificates stating that bonds were exhibited to them, which certificates shall entitle the holders thereof to vote at any meeting only if the bonds with respect to which they are issued are not produced at the meeting by any other person and are not at the time of the meeting registered in the name of any other person. Each such certificate shall state the date on which the bond or bonds in respect of which such certificate shall have been issued were deposited with or submitted to such institution and the series, maturities and serial numbers of such bonds. In the event that two or more such certificates shall be issued with respect to any bond or bonds, the certificate bearing the latest date shall be recognized and be deemed to supersede any certificate or certificates previously issued with respect to such bond or bonds. If any such meeting shall have been called under the provisions of Section 18.02 hereof, by bondholders or by the Company, and the Trustee shall fail to make regulations as above authorized, then regulations to like effect for such deposit, stamping or exhibition of bonds and the issue of certificates by (i) any bank, banker or trust or insurance company organized under the laws of the United States of America or of any State thereof, having a capital of not less than Five Hundred Thousand Dollars ($500,000), or (ii) any trustee or any pension, welfare, hospitalization, or similar fund or funds having, an aggregate corpus in excess of Five Million Dollars ($5,000,000), or (iii) by the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, any State or Territory shall be similarly binding and effective for all purposes hereof if adopted or approved by the bondholders calling such meeting or by the Board of Directors of the Company, if such meeting shall have been called by the Company, provided that in either such case copies of such regulations shall be filed with the Trustee. A bondholder in any of the foregoing categories may sign such a certificate in his own behalf.

Section 18.04.    Subject to the restrictions specified in Sections 18.03 and 18.07 hereof, any registered holder of bonds Outstanding hereunder and any holder of a certificate (not superseded) provided for in Section 18.03 hereof, shall be entitled in person or by proxy to attend and vote at such meeting as holder of the bonds registered or certified in the name of such holder without producing such bonds. All others seeking to attend or vote at such meeting in person or by proxy must, if required by an authorized representative of the Trustee or the Company or by any other bondholder, produce the bonds claimed to be owned or represented at such meeting, and everyone seeking to attend or vote shall, if required as aforesaid, produce such further proof of bond ownership or personal identity as shall be satisfactory to the authorized representative of the Trustee, or if none be present then to the Inspectors of Votes hereinafter provided for. Proxies shall be witnessed or in the alternative may (a) have the signature guaranteed by a bank or trust company or a registered dealer in securities, (b) be acknowledged before a Notary Public or other officer authorized to take acknowledgments, or (c) have their genuineness otherwise established to the satisfaction of the Inspectors of Votes. All proxies and certificates presented at any meeting shall be delivered to said Inspectors of Votes and filed with the Trustee.

Section 18.05.    Persons named by the Trustee, if it is represented at the meeting, shall act as temporary Chairman and Secretary of the meeting, but if the Trustee shall not be represented or shall fail to nominate such persons or if any person so nominated shall not be present, the bondholders represented shall by a majority vote, irrespective of the amount of their holdings, elect another person or other persons from those present to act as temporary Chairman and/or Secretary. A permanent Chairman and a permanent Secretary of such meeting shall be elected from those present by the bondholders represented by a majority vote of bonds represented. The Trustee, if represented at the meeting, shall appoint two Inspectors of Votes who shall decide as to the right of anyone to vote and shall count all votes cast at such meeting, except votes on the election of a Chairman and Secretary, both temporary and permanent, as aforesaid and who shall make and file with the permanent Secretary of the meeting their verified written report in duplicate of all such votes so cast at said meeting. If the Trustee shall not be represented at the meeting or shall fail to nominate such Inspectors of Votes or if either Inspector of Votes fails to attend the meeting, the vacancy shall be filled by appointment by the permanent Chairman of the meeting.

Section 18.06.    The holders of:
(a)not less than a majority in principal amount of the bonds Outstanding hereunder when such meeting is held; or
(b)if the action proposed at said meeting adversely affects solely the rights of the holders of one or more, but less than all, series of bonds then Outstanding, then at least a majority in principal amount of those bonds then Outstanding so to be adversely affected and of the holders of a majority in principal amount of the bonds then Outstanding hereunder; or
(c)if the action proposed at said meeting relates to the express provisions of Section 1.07 or 4.01 hereof, then at least sixty-six and two-thirds per centum (66-2/3%) in principal amount of all series of Rate Recovery Mortgage Bonds then Outstanding hereunder, considered as a single class, and of the holders of a majority in principal amount of the bonds then Outstanding hereunder; or
(d)if the action proposed at said meeting relates to provisions in effect only so long as any Rate Recovery Mortgage Bonds are Outstanding, not less than sixty-six and two-thirds per centum (66-2/3%) in principal amount of each series of Rate Recovery Mortgage Bonds affected then Outstanding hereunder (and no other bondholders)
(excluding in any case bonds disqualified from voting by reason of the Company’s interest therein) must be present at such meeting in person or by proxy in order to constitute a quorum for the transaction of business, less than a quorum, however, having power to adjourn; provided, however, that if such meeting is adjourned by less than a quorum for more than thirty (30) days, notice thereof shall be mailed as soon as practicable by the Trustee if such meeting shall have been called by the Trustee (a) to the Company addressed to it at the address given in the first paragraph of this Indenture (or at such other address as may be designated by the Company in writing from time to time), and (b) to all holders of bonds then Outstanding hereunder, the names and addresses of whom are then preserved by the Trustee as required by the provisions of Section 9.09 hereof, and, unless all bonds Outstanding hereunder are at the time of such mailing registered as to principal, shall be published at least once in each thirty (30) day period of such adjournment in a Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, New York, provided, however, that if all bonds then Outstanding shall be registered, no notice need be given except by mail in accordance with subdivision (c) of Section 16.13 hereof. Notwithstanding the foregoing, if a meeting is first adjourned by less than a quorum for less than thirty (30) days, and is again adjourned, no such notice need be mailed or published during the period of the first adjournment but such notice shall be mailed as soon as practicable by the Trustee after the second adjournment and, unless all bonds Outstanding hereunder are at the time of such mailing registered as to principal, shall be published as aforesaid at least once in each thirty (30) day period of the second adjournment and of any subsequent adjournments. The failure to mail such notice to any such bondholder as aforesaid shall in no case affect the validity of any action taken at any meeting held pursuant to such adjournment. If such meeting shall have been called, under the provisions of Section 18.02 hereof, by bondholders or by the Company, notice of such adjournment shall be given by the permanent Chairman and permanent Secretary of the meeting in the newspaper and for the number of times above specified in this Section and shall be sufficient if so given.
Section 18.07.    Subject to the provisions of Section 12.16 hereof, any modification or alteration of this Indenture (including any indenture supplemental hereto) and/or of the rights and obligations of the Company and/or the rights of the holders of bonds and/or coupons issued hereunder in any particular and/or the waiver of any Default under the Indenture may be made or given at a meeting of bondholders duly convened and held in accordance with the provisions of this Article, but only by resolution duly adopted by the affirmative vote of at least a majority in principal amount of the bonds Outstanding hereunder, and, if the rights of one or more, but less than all, series of bonds then Outstanding are to be adversely affected by action taken at such meeting, then by affirmative vote of the holders of at least a majority in principal amount of those bonds so to be adversely affected and Outstanding hereunder, when such meeting is held, and of the holders of at least a majority in principal amount of the bonds then Outstanding hereunder, and, if any such amendment or alteration is in respect of the express provisions of Section 1.07 or 4.01 hereof, then by the affirmative vote of the holders of at least sixty-six and two-thirds per centum (66-2/3%) in principal amount of all series of Rate Recovery Mortgage bonds, voting together as a single class, Outstanding hereunder, and of the holders of at least a majority in principal amount of the bonds Outstanding hereunder, and in every case approved by Resolution of the Board of Directors of the Company as hereinafter specified; provided that any modification or alteration or waiver of Default relating to provisions in effect only so long as any Rate Recovery Mortgage Bonds are Outstanding shall require the affirmative vote of the holders of at least sixty-six and two-thirds per centum (66 2/3%) in principal amount Outstanding of each series of Outstanding Rate Recovery Mortgage Bonds affected and no other vote of the holders of bonds shall be required; provided further that, no such modification or alteration shall, without the consent of the holder of any bond issued hereunder affected thereby, (1) impair or affect the right of such holder to receive payment of the principal of (and premium, if any) and interest on such bond, on or after the respective due dates expressed in such bond, or to institute suit for the enforcement of any such payment on or after such respective dates, or (2) permit the creation of any lien ranking prior to, or on a parity with, the Lien of this Indenture with respect to any of the Mortgaged and Pledged Property, or (3) permit the deprivation of any nonassenting bondholder of the benefit of a lien upon the Mortgaged and Pledged Property for the security of his bonds (subject only to the lien of taxes, assessments or governmental charges not then delinquent and to any mortgage or other liens existing upon such property which are prior hereto at the date of the calling of any such bondholders’ meeting) or (4) permit the reduction of the percentage required by the provisions of this Section for the taking of any action under this Section with respect to any bond Outstanding hereunder.
Except for the purpose of waiving any past Default of the Company and the consequences thereof, in which event the provisions of Section 12.07 hereof shall be applied, bonds owned and/or held by and/or for the account of and/or for the benefit or interest of the Company or any affiliate of the Company shall not be deemed Outstanding for the purpose of any vote or of any calculation of bonds Outstanding in this Article XVIII provided for, except that, subject to the provisions of Sections 16.01 and 16.02 hereof, for the purpose of determining whether the Trustees, or either of them, shall be protected in relying on any such vote or calculation, only bonds which the Trustees, or either of them, know are so owned and/or held, shall be so excluded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this paragraph, if the pledgee shall establish to the satisfaction of the Trustees, or either of them, the pledgee’s right to vote such bonds and that the pledgee is not an affiliate of the Company. In case of a dispute as to such right, any decision by the Trustees, or either of them, taken upon the advice of counsel shall be full protection to the Trustees.
Section 18.08.    A record in duplicate of the proceedings of each meeting of bondholders shall be prepared by the permanent Secretary of the meeting and shall have attached thereto the original reports of the Inspectors of Votes, and affidavits by one or more persons having knowledge of the facts showing a copy of the notice of the meeting and a copy of the notice of adjournment thereof, if required under the provisions of Section 18.06 hereof, and showing that said notices were mailed and published as provided in Section 18.02 hereof and, in a proper case, as provided in Section 18.06 hereof. Such record shall be signed and verified by the affidavits of the permanent Chairman and the permanent Secretary of the meeting, and one duplicate thereof shall be delivered to the Company and the other to the Trustee for preservation by the Trustee. Any record so signed and verified shall be proof of the matters therein stated, and if such record shall also be signed and verified by the affidavit of a duly authorized representative of the Trustee, such meeting shall be deemed conclusively to have been duly convened and held and such record shall be conclusive, and any resolution or proceeding stated in such record to have been adopted or taken, shall be deemed conclusively to have been duly adopted or taken by such meeting. A true copy of any resolution adopted by such meeting shall be mailed by the Trustee to all holders of bonds Outstanding hereunder, the names and addresses of whom are then preserved by the Trustee pursuant to the provisions of Section 9.09 hereof, and proof of such mailing by the affidavit of some person having knowledge of the fact shall be filed with the Trustee, but failure to mail copies of such resolution as aforesaid shall not affect the validity thereof. No such resolution shall be binding until and unless such resolution is approved by Resolution. It shall be the duty of the Company to file a copy of any such Resolution of approval with the Trustee, but if such Resolution is adopted and a certified copy thereof is filed with the Trustee, the resolution so adopted by such meeting shall (to the extent permitted by law) be deemed conclusively to be binding upon the Company, the Trustees and the holders of all bonds and coupons issued hereunder, at the expiration of sixty (60) days after such filing, except in the event of a final decree of a court of competent jurisdiction setting aside such resolution, or annulling the action taken thereby in a legal action or equitable proceeding for such purposes commenced within such sixty (60) day period; provided, however, that no such resolution of the bondholders or Resolution shall in any manner change or modify or be so construed as to change or modify any of the rights, immunities, or obligations of the Trustees without their written assent thereto.

Section 18.09.    Bonds authenticated and delivered after the date of any bondholders’ meeting may bear a notation in form approved by the Trustee as to the action taken at meetings of bondholders theretofore held, and upon demand of the holder of any bond Outstanding at the date of any such meeting and presentation of his bond for the purpose at the principal office of the Trustee, the Company shall cause suitable notation to be made on such bond by endorsement or otherwise as to any action taken at any meeting of bondholders theretofore held. If the Company or the Trustee shall so determine, new bonds so modified as, in the opinion of the Trustee and the Board of Directors of the Company, to conform to such bondholders’ resolution shall be prepared, authenticated and delivered, and upon demand of the holder of any bond then Outstanding and affected thereby shall be exchanged without cost to such bondholder for bonds then Outstanding hereunder upon surrender of such bonds with all unmatured coupons( if any, appertaining thereto. The Company or the Trustee may require bonds Outstanding to be presented for notation or exchange as aforesaid if either shall see fit to do so. Instruments supplemental to this Indenture embodying any modification or alteration of this Indenture (including any indenture supplemental hereto) made at any bondholders’ meeting and approved, by Resolution of the Board of Directors of the Company, as aforesaid, may be executed by the Trustees and the Company and upon demand of the Trustee, or if so specified in any resolution adopted by any such bondholders’ meeting, shall be executed by the Company and the Trustees.

Any instrument supplemental to this Indenture executed pursuant to the provisions of this Section shall comply with all applicable provisions of the Trust Indenture Act of 1939, as amended and in force on the date of the execution of such supplemental indenture.
Section 18.10.    (A) Anything in this Article contained to the contrary notwithstanding, the Trustee shall receive the written consent (in any number of instruments of similar tenor executed by bondholders or by their attorneys appointed in writing) of the holders of bonds Outstanding hereunder, the affirmative vote or votes of which would otherwise be required by Section 18.07 hereof (in all cases, at the time the last such needed consent is delivered to the Trustee), in lieu of the holding of a meeting pursuant to this Article and in lieu of all action at such a meeting and with the same force and effect as a resolution duly adopted in accordance with the provisions of Section 18.07 hereof.
(B)    Instruments of consent shall be witnessed or in the alternative may (a) have the signature guaranteed by a bank or trust company or a registered dealer in securities, (b) be acknowledged before a notary public or other officer authorized to take acknowledgments, or (c) have their genuineness otherwise established to the satisfaction of the Trustee.
The amount of bonds payable to bearer, and the series and serial numbers thereof, held by a person executing an instrument of consent (or whose attorney has executed an instrument of consent in his behalf), and the date of his holding the same, may be proved either by exhibiting the bonds themselves to the Trustee or by a certificate executed (i) by any bank, banker or trust or insurance company organized under the laws of the United States of America or of any State thereof, having a capital of not less than Five Hundred Thousand Dollars ($500,000), (ii) by any trustee of any pension, welfare, hospitalization or similar fund having an aggregate corpus in excess of Five Million Dollars ($5,000,000), (iii) by the United States of America, any Territory thereof, the District of Columbia, any State of the United States, any municipality in any State of the United States or any public instrumentality of the United States, any State or Territory, or (iv) by any other person or corporation satisfactory to the Trustee. A bondholder in any of the foregoing categories may sign a certificate in his or its own behalf.
Each such certificate, shall be dated and shall state in effect that, as of the date thereof, a coupon bond or bonds bearing a specified serial number or numbers was deposited with or exhibited to the signer of such certificate. The holding by the person named in any such certificate of any bond specified therein shall be presumed to continue unless (1) any certificate bearing a later date issued in respect of the same bond shall be produced, (2) the bond specified in such certificate (or any bond or bonds issued in exchange or substitution for such bond) shall be produced by another holder, or (3) the bond specified in such certificate shall be registered as to principal in the name of another holder or shall have been surrendered in exchange for a fully registered bond registered in the name of another holder. The Trustee may, in its discretion, require further proof in cases where it deems further proof desirable. The ownership of registered bonds shall be proved by the registry books.
(C)    Until such time as the Trustee shall receive the written consent of the necessary per centum in principal amount of the bonds required by the provisions of subsection (A) above for action contemplated by such consent, any holder of a bond, the serial number of which is shown by the evidence to be included in the bonds the holders of which have consented to such action, may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in subsection (B) above, revoke such consent so far as it concerns such bond. Except as aforesaid, any such consent shall be conclusive and binding upon such holder and upon all future holders of such bond (and any bond issued in lieu thereof or exchanged therefor), irrespective of whether or not any notation of such consent is made upon such bond, and in any event any action taken by the holders of the percentage in aggregate principal amount of the bonds specified in subsection (A) above in connection with such action shall, subject to the provisions of the last sentence of Section 18.08 hereof, be conclusively binding upon the Company, the Trustees and holders of all the bonds.

ARTICLE XIX

MISCELLANEOUS

Section 19.01.    Nothing in this Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding hereunder, any right, remedy, or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding hereunder.

Section 19.02.    Any money which is held by the Trustee (other than money which is held by it for the purpose of effecting the purchase, payment or redemption of any bonds issued hereunder or the payment of any coupons or interest claims appertaining to bonds issued hereunder or which it has been directed to apply to any such purchase, payment or redemption which may only be invested in any bonds or other obligations of the United States of America designated by the Company) shall, at the request of the Company evidenced by an Officers’ Certificate, be invested or reinvested by the Trustee in any Investment Securities designated by the Company, and, unless the Company is in default in the payment of interest on any of the bonds then Outstanding hereunder or one or more Defaults shall have occurred and be continuing, any interest on such bonds or other obligations which may be received by the Trustee shall be forthwith paid to the Company. Such bonds or other obligations (other than those held for the purpose of effecting the purchase, payment or redemption of any bonds issued hereunder or the payment of any coupons or interest claims appertaining to bonds issued hereunder) shall be held by the Trustee as a part of the Mortgaged and Pledged Property and subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company, the Trustee shall sell all or any designated part of the same and the proceeds of such sale shall be held by the Trustee subject to the same provisions hereof as the cash used by it to purchase the bonds or other obligations so sold. If such sale shall produce a net sum less than the cost of the bonds or other obligations so sold, the Company covenants that it will pay promptly to the Trustee such amount of cash as with the net proceeds from such sale will equal the costs of the bonds or other obligations so sold, and if such sale shall produce a net sum greater than the costs of the bonds or other obligations so sold, the Trustee shall promptly pay to the Company an amount in cash equal to such excess.
Unless the Company is in Default, any money in excess of the sum of Fifty Thousand Dollars ($50,000) which shall have been held by the Trustee for a period of five (5) years, invested or uninvested (other than money which is held by it for the purpose of effecting the purchase, payment or redemption of any bonds issued hereunder or the payment of any coupons or interest claims appertaining to bonds issued hereunder or which it has been directed to apply to any such purchase, payment or redemption), shall be applied by the Trustee to the redemption of bonds to the extent any bonds then Outstanding are, by their terms, redeemable, selected as provided in Section 10.02 hereof from the bonds of all series then redeemable. Any moneys not so applied to redemption of bonds shall be held, applied or withdrawn in accordance with the other provisions of this Indenture. In the case of any such redemption, the Trustee shall have power to give any and all redemption notices for or on behalf of the Company.

Section 19.03.    In the event that any bond issued hereunder shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise, or at the date fixed for the redemption thereof, or in the event that any coupon shall not be presented for payment at the due date thereof and the Company shall have deposited with the Trustee or any paying agent for the purpose or left with either of them if previously so deposited, money sufficient to pay the principal of such bond (and premium, if any), together with all interest due thereon to the date of the maturity of such bond or to the date fixed for the redemption thereof, or to pay such coupon, as the case may be, for the use and benefit of the holder thereof, the Trustee or such paying agent shall, in case the holder of any such bond or coupon shall not, within two (2) years after the maturity of any such bond or coupon or the date fixed for the redemption of any such bond, claim the amount deposited as above stated for the payment thereof, pay over to the Company such amount so deposited, if the Company is not at the time in default hereunder; and the Trustee or such paying agent shall thereupon be relieved from all responsibility to the holder thereof, and in the event of such payment to the Company the holder of any such bond or coupon shall (subject to any applicable statute of limitations) be deemed to be an unsecured creditor of the Company for an amount equivalent to the amount deposited as above stated for the payment thereof and so paid over to the Company.

Section 19.04.    Any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of this Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued hereunder and provide that a breach thereof shall be equivalent to a Default under this Indenture, or the Company may cure any ambiguity contained herein, or in any supplemental indenture, or may (in lieu of establishment by Resolution as provided in Section 2.01 hereof) establish the terms and provisions of any series of bonds by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien hereof shall be situated. Alternative provisions relating to redemption of a particular series may be provided for in the relevant supplemental indenture, as approved by the Trustee, in lieu of the provisions of Section 10.04. The Trustee is hereby authorized to join with the Company in the execution of any such instrument or instruments. Such instrument, executed and acknowledged as aforesaid, shall be delivered to the Trustee and thereupon any modification of the provisions of these presents therein set forth, authorized by this Section, shall be binding upon the parties hereto, their successors and assigns, and the holders of the bonds and coupons hereby secured. Anything herein contained to the contrary notwithstanding, this Section shall not be construed to permit any act, waiver, surrender or restriction adversely affecting any bonds then Outstanding hereunder.

Section 19.05.    Each certificate or opinion which is specifically required by the provisions of this Indenture to be delivered to the Trustee with respect to compliance with a condition or covenant herein contained shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not in the opinion of such person such condition or covenant has been complied with.

Every request or application by the Company for action by the Trustee shall be accompanied by an Officers’ Certificate and an Opinion of Counsel stating in each case that in the opinion of the person making such certificate or opinion the conditions precedent, if any, to such action, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent), have been complied with.
The same officer or officers of the Company, or the same engineer or counsel or other person, as the case may be, need not certify to all the matters required to be certified under the provisions of any Article, Section, subsection, subdivision, paragraph or clause hereof, but different officers, engineers, counsel or other persons may certify to different facts respectively.
Section 19.06.    All parties to this Indenture agree, and each holder or owner of any bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this section shall not apply to any suit instituted by the Trustee, to any suit instituted by any bondholder, or group of bondholders, holding in the aggregate more than ten per centum (10%) in principal amount of the bonds Outstanding (determined as provided in Section 12.07 hereof), or to any suit instituted by any bondholder for the enforcement of the payment of the principal of or interest on any bond, on or after the respective due dates expressed in such bond.

Section 19.07.    Subject to the provisions of Article XV and Article XVI hereof, whenever in this Indenture any of the parties hereto is named or referred to (except in subdivision (1) of Section 1.05 hereof), this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

Section 19.08.    If any provision of this Indenture limits, qualifies, or conflicts with another provision of this Indenture which has been required to be included pursuant to any requirements of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

Section 19.09.    It is the intention and it is hereby agreed that so far as concerns that portion of the Mortgaged and Pledged Property situated within the State of Louisiana the general language of conveyance contained in this Indenture is intended and shall be construed as words of hypothecation and not of conveyance, and that so far as the said Louisiana property is concerned, this Indenture shall be considered as an act of mortgage and pledge under the laws of the State of Louisiana, and the Trustees herein named are named as mortgagee and pledgee in trust for the benefit of themselves and of all present and future holders of bonds and coupons issued and to be issued hereunder, and are irrevocably appointed special agents and representatives of the holders of the bonds and coupons issued and to be issued hereunder and vested with full power in their behalf to effect and enforce the mortgage and pledge hereby constituted for their benefit, or otherwise to act as herein provided for.

Section 19.10.    Wherever reference is made in this Indenture to the Trust Indenture Act of 1939, as amended (except in Section 18.09 hereof), reference is made to such Act as it was in force on the date of the execution of this Indenture.

Section 19.11.    The titles of the several Articles of this Indenture, the marginal sectional and marginal Article references and the table of contents shall not be deemed to be any part of this Indenture.

Section 19.12.    This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 19.13.    Notwithstanding any other provisions of this Indenture, the Company may, at any time and from time to time, amend this Indenture so as to decrease (but not below the amount of bonds at the time Outstanding hereunder) the aggregate principal amount of bonds at any one time Outstanding which may be secured hereby by executing and delivering to the Trustees, and thereafter appropriately recording or causing to be recorded in all places where this Indenture is recorded, a supplemental indenture specifying the aggregate principal amount of bonds at any one time Outstanding which may thereafter be secured hereby. Unless and until this Indenture shall have been so amended, the aggregate principal amount of bonds at any one time Outstanding which may be secured hereby shall be and remain Ten Billion Dollars ($10,000,000,000) as stated in Section 3.01 hereof. Any such amendment of this Indenture and the execution and delivery of any such supplemental indenture as provided in this Section may be authorized by a Resolution and no other or further authorization or consent shall be required.

Section 19.14.    The laws of the State of New York shall govern this Indenture and the bonds issued hereunder, except to the extent that the validity or perfection of the Lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of New York.

ARTICLE XX

SPECIFIC DESCRIPTION OF PROPERTY

(Unless otherwise specifically stated, all recordation or registration references set forth hereinafter are references to Conveyance Books and Folios thereof in the Conveyance Office of the Parish of Orleans, State of Louisiana. Descriptions of land hereinafter set forth are derived from or are based upon or are by reference to the original acquisitions thereof by the Company or its predecessors.)
PARAGRAPH ONE
The Electric Generating Plants, Plant Sites and Stations of the Company, including all electric works, power houses, buildings, pipelines and structures owned by the Company and all land of the Company on which the same are situated and all of the Company’s lands, together with the buildings and improvements thereon, and all rights, ways, servitudes, prescriptions, and easements, rights-of-way, permits, privileges, licenses, poles, wires, machinery, implements, switchyards, electric lines, equipment and appurtenances, forming a part of said plants, sites or stations, or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction with any of said power plants, sites, stations, lands and property, including all the Company’s right, title and interest in and to the following property situated in the Parish of Orleans, State of Louisiana:

(1)    The Market Street Steam Electric Generating Station, and the 13.8/115 KV and 230 KV Substations in connection therewith, situated in the First District on/and those certain tracts or parcels of land particularly described as follows:
(a)    A square of ground known as Square 22-B, bounded by Market, South Peters, Richard and Water Streets, being the same property acquired in part by New Orleans Power House Co., Ltd. on February 18, 1901, from Louis T. Romaine, by deed registered in C.O.B. 183, Folio 204; in part by New Orleans Traction Co. on February 25, 1897, from American Loan and Trust Co., by deed registered in C.O.B. 164, Folio 359; and in part by Edison Electric Co. on February 27, 1897, from American Loan and Trust Co., by deed registered in C.O.B. 165, Folio 357.
(b)    A square of ground known as Square 21-B, bounded by Richard, South Peters, Orange and Water Streets, acquired by the Company on August 6, 1926, from the Board of Commissioners of the Port of New Orleans, by deed registered in C.O.B. 423, Folio 15.
(c)    The continuation or projection of Richard Street, extending from Water to South Peters Streets, acquired by the Company on May 5, 1930, from the City of New Orleans, under and by virtue of Ordinance No. 9492 C.C.S., registered in C.O.B. 455, Folio 244.
(d)    A square of ground known as Square 20-B, bounded by Orange, South Peters, Race and Water Streets, being the same property acquired in part by New Orleans Gas Light Co. on August 2, 1876, from Factors and Traders Insurance Co., by deed registered in C.O.B. 106, Folio 621; in part by New Orleans Gas Light Co. on July 10, 1879, from John M. Steptoe, et als., by deed registered in C.O.B. 111, Folio 903; and in part by New Orleans Gas Light Co. on February 11, 1880, from Alexander P. Gray, et als., by deed registered in C.O.B. 112, Folio 242.
(e)    A square of ground known as Square 23-B, bounded by St. James, South Peters, Market and Water Streets, being the same property acquired in part by the Company on July 7, 1926, from Felix J. Puig, by deed registered in C.O.B. 411, Folio 480; and in part by New Orleans Railway and Light Co. on July 18, 1905, from M. N. Buckner, by deed registered in C.O.B. 201, Folio 742.
(f)    A triangle of ground known as Square 24-B, bounded by St. James, South Peters and Water Streets, acquired by the Company on July 7, 1926, from Felix J. Puig, by deed registered in C.O.B. 411, Folio 480.
(g)    Two certain lots of ground in Square No. 37-A, also known as
Square 37, bounded by South Peters, St. James, Tchoupitoulas and Market Streets, designated by the Nos. 1 and 2 on a survey by Guy J. Seghers, Surveyor, dated January 20, 1966, according to which said lots adjoin each other and measure each 29 feet 4 inches 4 lines front on South Peters Street, same width in the rear, by a depth between equal and parallel lines of 116 feet 10 inches, Lot No. 1 forming the corner of Market and South Peters Streets; acquired by the Company on March 9, 1966, from Mrs. Marjorie Burke, widow of Clement P. Binnings, by deed registered in C.O.B. 673, Folio 402.
(h)    Certain portions of Squares 35, 36 and 37, described as follows:
(A)    Old Lots 1 through 7 fronting on So. Peters Street and old Lots 1, 2 and 8 fronting on St. James Street in Square 35 bounded by So. Peters, St. James, Celeste and Tchoupitoulas Streets;

(B)    All of Square 36 bounded by So. Peters, St. James, Tchoupitoulas and Market Streets and Market Place, except two small triangular areas forming part of the right-of-way of the Public Belt Railroad, one located at the corner of Market Street and Market Place and the other located at the corner of Market Place and So. Peters Street; and
(C)    Two certain pieces of ground in Square 37, bounded by Market and South Peters Streets and Market Place, more fully described as follows:
(i)    A piece or portion of ground, triangular in shape, forming the corner of Market Place and bounded by Market Place and the right of way of the New Orleans Public Belt Railroad, and measuring 90’9”3’” on the east side of Market Place, 75’7”4’’’ on the north side of Market Place, and 108’8”4’’’ on the right of way of the New Orleans Public Belt Railroad; and
(ii)    A piece or portion of ground bounded and measuring as follows: commencing at the corner of Market Place and South Peters Street and running thence 45’5”2’’’ on the north side of Market Place to the right of way of the New Orleans Public Belt Railroad, thence running 158’8”3”’ along the right of way of the New Orleans Public Belt Railroad to Market Place, thence running 24’10”4’’’ on the east side of Market Place to Market Street, thence running 30’3”0’” along Market Street in the direction of South Peters Street, thence running 58’9”0’’’ parallel to South Peters Street in the direction of St. James Street, thence running 116’10”0’’’ parallel to Market Street to South Peters Street, and thence running 88’1”5’” along South Peters Street to the point of beginning;
all as shown on a plat of survey by F. C. Gandolfo, Jr., Surveyor, dated July 29, 1954; acquired by the Company on November 25, 1955, from A. Marx and Sons Co., Inc., by deed registered in C.O.B. 607, Folio 391; LESS AND EXCEPTING THEREFROM a certain portion of ground situated in Square 37 bounded by Market and South Peters Streets and Market Place, composed of parts of Lots 1, 2, 3, 4, 5 and 6, which said portion of ground according to a plan of resubdivision by Guy J. Seghers, Jr., Surveyor, dated July 17, 1968, registered in C.O.B. 684, Folio 404, is more particularly described as follows: commencing at the intersection of the northern property line of Market Place and the western boundary line of South Peters Street; thence in a northerly direction along the western property line of South Peters Street a distance of 17’1”3’’’ to the point of beginning; thence in a northwesterly direction along the arc of a curve to the left having a radius of 277.939 feet a distance of 178’2”5’’’ to the southern property line of Market Street; thence in an easterly direction along the southern property line of Market Street a distance of 37’1”5’’’ to a point; thence in a southeasterly direction along the arc of a curve to the right having a radius of 297.939 feet a distance of 119’3”2’’’ to the western property line of South Peters Street; thence in a southerly direction along the western property line of South Peters Street a distance of 42’11”2’’’ to the point of beginning, said portion containing 2,950.4 square feet and being designated as Parcel “F-F”.
(i)    Three certain parcels of ground designated as Parcels “E-E”, “C-C” and “A-A” in Squares Nos. 36 and 37 bounded by Market, Tchoupitoulas, St. James and South Peters Streets, composed of parts of Lots 1, 2 and I in Square No. 36 and parts of Lots 3, 4, 5 and 6 in Square No. 37, according to a plan of resubdivision by Guy J. Seghers, Jr., Surveyor, dated July 17, 1968; acquired by the Company on September 26, 1968 from the Public Belt Railroad Commission for the City of New Orleans, by deed registered in C.O.B. 688C, Folio 140; and further described as follows:
(A)    Commencing at the intersection of the western property line of South Peters Street and the Northern property line of St. James Street; thence in a northerly direction along the western property line of South Peters Street a distance of 77’2”2’’’ to the point of beginning;

thence continuing in a northerly direction along the western property line of South Peters Street a distance of 51’1”6’’’ to the southern property line of Market Place; thence 90°4’25” left along the southern property line of Market Place a distance of 34’0”7’’’ to a point; thence 123°33’37” left a distance of 61’4”7’’’ to the point of beginning, said parcel containing 869.4 square feet and designated as Parcel “E‑E”.
(B)    Commencing at the intersection of the southern property line of Market Street and the western property line of South Peters Street; thence in a southerly direction along the western property line of South Peters Street a distance of 146’10”5’’’ to the northern property line of that portion of Market Place which extends in an east-west direction; thence 89°55’35” right along the northern property line of Market Place a distance of 45’5”2’’’ to the point of beginning; thence 50°13’10” right a distance of 135’7”0’’’ to a point; thence continuing in a northwesterly direction along the arc of a curve to the left having a radius of 284.37 feet a distance of 22’10”7’’’ to the eastern property line of that portion of Market Place which extends in a north-south direction; thence in a westerly direction along the eastern property line of Market Place a distance of 29’9”4’’’ to a point; thence 39°51’15” left a distance of 118’1”0’’’ to the northern property line of that portion of Market Place which extends in an east-west direction; thence 50°13’10” left along the northern property line of Market Place a distance of 26’0”2’’’ to the point of beginning, said parcel containing 2,765.7 square feet and designated as Parcel “C-C”.
(C)    Commencing at the intersection of the eastern property line of Tchoupitoulas Street and the southern property line of Market Street; thence in an easterly direction along the southern property line of Market Street a distance of 171’9”6’” to the point of beginning; thence continuing in an easterly direction along the southern property line of Market Street a distance of 20’0”3”’ to the western property line of Market Place; thence 90°4’25” right along the western property line of Market Place a distance of 13’7”3”’ to a point; thence in a northwesterly direction along the arc of the curve to the left having a radius of 264.37 feet a distance of 24’2”4”’ to the point of beginning, said parcel containing 136.3 square feet and designated as Parcel “A-A”.
(j)    The continuation or projection of Market Street extending from Water Street to South Peters Street; acquired by the Company on February 25, 1946, from Charles J. Tessier, by deed registered in C.O.B. 539, Folio 543.
(2)    The Michoud Steam Electric Generating Station, and the 230/115 KV Substation and Gas Reducing Station No. 222 in connection therewith, situated in the Third District on/and those certain tracts or parcels of land particularly described as follows:
(a)    A certain tract of land, approximately 141 acres in area, situated in Lot 2 of Section 42 of Township 12 South, Range 13 East, bounded by Gentilly Boulevard and a lot now or formerly belonging to George W. McHugh, the former Michoud tract, the northern bank line of the Intracoastal Waterway Canal and Paris Road or Route 61. Said tract is designated by the letters “D” and “D-1” on a plat of survey by F. C. Gandolfo, Jr., Surveyor, dated August 21, 1952, and was acquired by the Company on August  22, 1952, from Mrs. Lurline Linden, widow of Arthur O’Shaughnessy and wife of/and Lawrence P. Smith and Mrs. Almeda Otto, wife of/and Leon A. Britsch, by deed registered in C.O.B. 584, Folio 234.
(b)    A certain tract of land totaling approximately 225 acres in area, situated in Lot 1 of Section 42 of Township 12 South, Range 13 East, designated by the letter “B” on a plat of survey by F. C. Gandolfo, Jr., Surveyor, dated August 4, 1952, and is bounded by Gentilly Boulevard (Old Spanish Trail), Paris Road, the south line of the Louisville and Nashville Railroad right-of-way, and the west line of the former Michoud tract; acquired by the Company on August 12, 1952, from Albert M. Pratt, Walter F. Marcus, George Danziger and Willis W. Shofner, by deed registered in C.O.B. 583, Folio 240.
(3)    The A. B. Paterson Steam Electric Generating Station and the 115/13.8 KV Substation in connection therewith, situated in the Third District on/and those certain tracts or parcels of land particularly described as follows:
(a)    A portion of ground, bounded by Dwyer Road, Downman Road, Chef Menteur Highway, and the Industrial Canal Reservation, acquired by the Company on December 17, 1945, from Gentilly Development Company, Inc., by deed registered in C.O.B. 539, Folio 397; LESS AND EXCEPTING THEREFROM a certain portion of land designated as Tract “X” on a plan of survey by E. L. Eustis, Civil Engineer, dated February 18, 1957, and commencing at a point on the easterly boundary of the property of the Board of Commissioners of the Port of New Orleans 1,811.2 feet south of the intersection of said easterly boundary and the southerly boundary of Dwyer Road, which point is designated by the letter “A” on said plan and is the point of beginning, thence in an easterly direction with a left interior angle of 92°16’51” a distance of 590.622 feet to a point designated by the letter “B”, thence to the left with an interior angle of 98°28’39” in a northerly direction a distance of 707.176 feet to a point designated by the letter “C”, thence to the left with an interior angle of 81°31’21” in a westerly direction a distance of 722.77 feet to a point designated by the letter “D”, and thence to the left with an interior angle of 87°43’09” in a southerly direction and along the easterly boundary of the property of the Board of Commissioners of the Port of New Orleans a distance of 700 feet to the point of beginning, containing 459,326 square feet, and bounded on the north, east and south by property of the Company and on the west by property of the Board of Commissioners of the Port of New Orleans.
(b)    A portion of ground bounded by Downman Road, Old Gentilly Road, the Industrial Canal Reservation, and Chef Menteur Highway, acquired by the Company on December 17, 1945, from Gentilly Development Company, Inc., by deed registered in C.O.B. 539, Folio 397; LESS AND EXCEPTING THEREFROM a parcel (Parcel No. 4-1) of ground beginning at a point located on the Company’s property at a co-existent point on the southerly existing right of way line of La.-U.S. Highway 90 and the eastern right of way line of the existing right of way of Jordan Road, said point being the southeast corner of said intersection and being located approximately 40.00 feet North 16°12’37” West of Highway Survey Station 138+09.10 to the left of the centerline of State Project No. 6-90-32; thence from said point of beginning proceed North 73044’03” East a distance of 387.67 feet; thence proceed North 75°58’57” East along a chord measuring a distance of 291.00 feet with an arc measuring a distance of 291.03 feet with a radius measuring a distance of 3,764.72 feet; thence proceed South 5°25’53” East a distance of 110.72 feet; thence proceed South 73°44’03” West a distance of 616.78 feet; thence proceed South 47°43’50” West a distance of 45.62 feet; thence proceed North 16°12’37” West a distance of 140.00 feet to the point of beginning; containing an area of 79,603.2 square feet.
(c)    A certain portion of ground, bounded by Dwyer Road, Industrial Canal Reservation, Lewis Road, and Downman Road, comprising Groves 24 through 34 of Section 18 of the New Orleans Lake Shore Land Company, measuring 156.51’ on Dwyer Road, 1536.43’ on Downman Road, 1562.96’ on Lewis Road, and 1535.46’ on the Industrial Canal Reservation, as-shown on a plat of survey by F. C. Gandolfo, Jr., Surveyor, dated March 25, 1957, acquired by the Company on April 8, 1957, from Dorothy Dorsett, wife of/and Joe W. Brown, by deed registered in C.O.B. 615, Folio 182; LESS AND EXCEPTING THEREFROM a certain parcel of ground located at the northwest intersection of Downman and Dwyer Roads, which parcel is part of former Groves 33 and 34 of Section 18 of the New Orleans Lakeshore Land Company Subdivision and measures 200 feet front on Downman Road by 200 feet depth and second front on Dwyer Road, between equal and parallel lines; and according to a survey by F. C. Gandolfo, Jr., Surveyor, dated August 20, 1963, said parcel is designated as Lot T, and bears the same designation, location, and measurements as hereinabove; and FURTHER LESS AND EXCEPTING THEREFROM a portion of ground comprising a part of the property designated as Parcel S, which Parcel S is now or formerly referred to as Groves 24 through 34 of Section 18, New Orleans Lakeshore Land Company Subdivision, and which said Parcel S is bounded by Lewis Road, Downman Road, Dwyer Road, and the Industrial Canal Reservation; and which said portion of ground located within the above described Parcel S is more particularly described as commencing at the intersection of the western property line of Downman Road and the southern property line of Lewis Road; thence south 76°04’08” west along the southern property line of Lewis Road a distance of 300 feet to the point of beginning; thence continuing south 76°04’08” west along the southern property line of Lewis Road a distance of 360 feet to a point; thence south 18°08’20” east a distance of 420 feet to a point; thence north 76°04’08” east a distance of 360 feet to a point; thence north 18°08’20” west a distance of 420 feet to the southern property line of Lewis Road, the point of beginning, which said area includes a total of 150,792 square feet and is shown as a crosshatched area and identified by the letters C, B, A and F on Company Drawing No. M-66-195, dated and revised December 20, 1966, and revised again on January 19, 1968; and FURTHER LESS AND EXCEPTING THEREFROM a parcel of ground commencing at the intersection of the western property line of Downman Road and the southern property line of Lewis Road; thence along the southern property line of Lewis Road south 76°04’08” west a distance of 660.00 feet to the point of beginning; thence south 18°08’20” east a distance of 420.00 feet to a point; thence south 76°04’08” west a distance of 70.00 feet to a point; thence north 18°08’20” west a distance of 420.00 feet to the southern property line of Lewis Road; thence along the southern property line of Lewis Road north 76°04’08” east a distance of 70.00 feet to the point of beginning.
PARAGRAPH TWO
The Electric Substations, Switching Stations, Microwave installations and UHF-VHF installations of the Company, and the Sites therefor, including all buildings, structures, towers, poles, all equipment, appliances and devices for transforming, converting, switching, transmitting and distributing electric energy, and for communications, and the lands of the Company on which the same are situated, and all of the Company’s lands, rights, ways, servitudes, prescriptions, easements, rights-of-way, machinery, equipment, appliances, devices, licenses and appurtenances forming a part of said substations, switching stations, microwave installations of UHF-VHF installations, or any of them, or use or enjoyed or capable of being used or enjoyed in conjunction with any of them, including all the Company’s right, title and interest in and to the following property situated in the Parish of Orleans, State of Louisiana:
(1)    The Almonaster 230/24 KV Substation, situated in the Third District on/and those certain tracts or parcels of land particularly described as follows:
A certain triangular portion of ground, bounded by Peoples Avenue, widened Almonaster Avenue and the south property line of the Hopkins-Dennis Sheen tract; acquired by the Company in part from Don L. Peterson and Raymond F. Twickler, on May 17, 1956, by deed registered in C.O.B. 610, Folio 181, and amended by Correction Deed, dated May 16, 1957, registered in C.O.B. 616, Folio 355, and in part from the City of New Orleans, on March 8, 1957, by act of exchange registered in C.O.B. 616, Folio 167, described, as shown on a plan of survey by F. C. Gandolfo, Jr., Surveyor, revised on February 21, 1957, as follows:

Square or a portion of Square 1911, bounded by Almonaster Avenue, Peoples Avenue and Treasure Street, and measures 98.38’ on Treasure Street, 302.22’ on Almonaster Avenue and 285.87’ on Peoples Avenue or the Peoples Avenue side.
Square or a portion of Square 1984, bounded by Madmen Street, Almonaster Avenue, Treasure Street, Peoples Avenue and Benefit Street, and measures 125.56’ on Benefit Street, 291.02’ on Madmen Street, 30.54’ on Almonaster Avenue, 115.25’ on Treasure Street and 319.90’ on Peoples Avenue or the Peoples Avenue side.
Square or a portion of Square 1985, bounded by Benefit Street, Almonaster Avenue and Madmen Street, and measures 50.76’ on Benefit Street, 156.51’ on Almonaster Avenue and 148.05’ on Madmen Street.
Square or a portion of Square 2090, bounded by the south line of the Hopkins‑Dennis Sheen tract, Almonaster Avenue, Benefit Street and Madmen Street, and measures 184.56’ on Almonaster Avenue, 67.57’ on Benefit Street, 182.88’ on Madmen Street, and 127.7’ on the south line of the Hopkins-Dennis Sheen tract.
Square or a portion of Square 2091, bounded by the south line of the Hopkins-Dennis Sheen tract, Madmen Street, Benefit Street and Peoples Avenue, and measures 186.08’ on Madmen Street, 125.62’ on Benefit Street, 194.29’ on Peoples Avenue or the Peoples Avenue side and 126.14’ on the south line of the Hopkins-Dennis Sheen tract.
(2)    The Avenue C 115/13.8 KV Substation, situated in the Seventh District on and those certain tracts or parcels of land particularly described as follows:
Five certain portions of ground in Square No. 63-B, bounded by Thirty-sixth Street, Avenue B, Portland Street, and Fleur de Lis, all as shown on a plat of survey by Guy J. Seghers, Surveyor, dated April 29, 1959, and further described as follows:
(a)    Lots Nos. 7 and 8, both fronting on Portland Street, and measuring a total of 40’ on Portland Street by a depth of 80’ towards Thirty-sixth Street between equal and parallel lines, acquired by the Company on May 7, 1959, from Harry Jerolleman, by deed registered in C.O.B. 632, Folio 117.
(b)    Lots Nos. 9 and 10, both fronting on Portland Street, and measuring a total of 40’ on Portland Street by a depth of 80’ towards Thirty-sixth Street between equal and parallel lines, acquired by the Company on May 7, 1959, from St. Vincent’s Infant Asylum, by deed registered in C.O.B. 628, Folio 100.
(c)    Lots Nos. 25, 26, 27, and 28, all fronting on Fleur de Lis, and with Lot No. 25 comprising the corner of Fleur de Lis and Thirty-sixth Street, and measuring a total of 100’ on Fleur de Lis by a depth of 120’ towards Avenue B between equal and parallel lines, acquired by the Company on May 7, 1959, from Rose Lora, wife of/and Anthony E. Guichard, by deed registered in C.O.B. 631, Folio 105.
(d)    Lots Nos. 29 and 30, both fronting on Fleur de Lis, and measuring a total of 50’ on Fleur de Lis by a depth of 120’ towards Avenue B between equal and parallel lines, acquired by the Company on May 7, 1959, from Louis C. Hughes, by deed registered in C.O.B. 630, Folio 77.

(e)    Lots Nos. 31 and 32, both fronting on Fleur de Lis, and measuring a total of 50’ on Fleur de Lis by a depth of 120’ towards Avenue B between equal and parallel lines, acquired by the Company on May 7, 1959, from Ernest W. Drackett, by deed registered in C.O.B. 629, Folio 87.
(3)    The Claiborne 115/13.8 KV Substation, situated in the Third District on/and those certain tracts or parcels of land particularly described as follows:
(a)    A certain portion of ground known as Lots 1, 2, 3, 4, 5, 6, 15, 16, 17 and 18 in Square 8, bounded by Elysian Fields Ave., Decatur, Marigny and North Peters Streets, acquired in part by New Orleans and Carrollton Railroad Co. on May 30, 1901, from Theodore J. Thompson, by deed registered in C.O.B. 183, Folio 414, in part by New Orleans and Carrollton Railroad Co. on March 5, 1900, from Miss Katie Reider, et als., by deed registered in C.O.B. 178, Folio 239, in part by Canal and Claiborne Railroad Co. on April 4, 1896, from Henry Rooney, by deed registered in C.O.B. 159, Folio 382, in part by Canal and Claiborne Railroad Co. on April 7, 1896, from Mrs. Elizabeth Eichenlaub, wife of Joseph Chretien, et als., by deed registered in C.O.B. 159, Folio 384, in part by Canal and Claiborne Railroad Co. on April 6, 1896, from Edgar H. Farrar, by deed registered in C.O.B. 160, Folio 431, and in part by New Orleans and Carrollton Railroad co. on March 5, 1900, from Mrs. Anna Maria Werner, widow of Gottlieb Bohnet, by deed registered in C.O.B. 176, Folio 219.
(b)    A certain portion of ground known as Lots A, B, C, D, E, F, G, H and I in Square 8, bounded by Elysian Fields Ave., Decatur, Marigny and North Peters Streets, acquired by the Company on December 18, 1941, from Emile Weil, et als., by deed registered in C.O.B. 517, Folio 671.
(c)    Those areas designated by the letter “a” on a plat of survey by F. C. Gandolfo, Jr., Surveyor, dated May 29, 1948, formerly comprising certain alleys and containing approximately 4390 square feet, acquired by the Company on November 2, 1948, from the City of New Orleans, by instrument registered in C.O.B. 558, Folio 502.
(d)    That area designated by the letter “x” on a plat of survey by F. C. Gandolfo, Jr., Surveyor, dated May 29, 1948, being a portion of Lots 12, 13, and 14, and containing approximately 1210 square feet, acquired by the Company on November 2, 1948, from the Public Belt Railroad Commission for the City of New Orleans, by deed registered in C.O.B. 562, Folio 418.
(e)    That area designated by the letter “y” on a plat of survey by Gandolfo, Kuhn, Luecke & Associates, Surveyors, dated July 31, 1985, being a portion of Lots 12, 13, 14, 16, 17, 18, 6, 7, 8, 9 and 4, and containing approximately 8471.6 square feet, acquired by the Company on May 31, 1984 from the Public Belt Railroad Commission for the City of New Orleans, by instrument registered in C.O.B. 793D, Folio 610.
(4)    The Curran 230/24 KV Substation, situated in the Third District on/and that certain tract or parcel of land particularly described as follows:
A certain portion of ground in former Square 147, now known as Grove 21, Section 4, and part of former Square 146, now known as Grove 20, Section 4, and measuring 322.52’ front on Curran Road, 554.89’ front on Jahncke Road, 322.53’ on Zenith Street and 553.90’ along the east boundary, per plat of survey by Guy J. Seghers, Engineer, dated April 25, 1965; acquired by the Company on May 20, 1965 from the La Kratt Corporation, by deed registered in C.O.B. 668, Folio 287.

(5)    The Delta 115/13.8 KV Substation, situated in the Second District on/and those certain tracts or parcels of land particularly described as follows:
(a)    A certain irregular shaped portion of ground situated in the area bounded by Canal, Delta and Bienville Streets and the Mississippi River, said portion fronting 103.92 feet on Canal Street, measuring approximately 769 feet along its west side extending from Canal Street to Bienville Street, and containing 49,213.8 square feet, designated by the letters A and B on a plat of survey by F. C. Gandolfo, Jr., Surveyor, dated December 20, 1955, acquired by the Company on April 13, 1956, from the Louisville and Nashville Railroad Company, by deed registered in C.O.B. 609, Folio 115; LESS AND EXCEPTING THEREFROM a portion of ground, designated as Parcel Y on a plan of survey by Gandolfo, Kuhn and Associates, Civil Engineers-Surveyors, dated February 17, 1969, Commencing at the intersection of the south line of Bienville Street with the east line of North Front Street, thence south 52°51’53” east along the south line of Bienville Street a distance of 131.03 feet to the point of beginning, thence south 8°17’09” west a distance of 114.39 feet to a point, thence south 6°10’36” east a distance of 238.05 feet to a point, thence north 8°17’09” east a distance of 79.79 feet to a point, thence north 7°08’02” west a distance of 68.05 feet to a point, thence north 0°33’39” east a distance of 152.79 feet to a point, thence north 5°15’08” west a distance of 43.44 feet to a point, thence north 52°51’53” west a distance of 12.16 feet to the point of beginning, containing 6,601.14 square feet; and FURTHER LESS AND EXCEPTING THEREFROM that portion of ground, in an area bounded by Canal Street, Bienville Street, N. Peters Street, and New Orleans Public Belt Railroad, designated as Parcel 27B on a survey by Gandolfo, Kuhn and Associates, dated December 14, 1973 (Tracing 359‑37; E-64-8), commencing at the intersection of the projected northern property line of Iberville Street and the eastern property line of Delta Street; thence south 52°43’58” east a distance 22.86 feet to the point of beginning; thence north 8°17’9” east a distance of 225.09 feet to a point; thence south 6°10’36” east a distance of 232.46 feet to a point; thence north 81°42’51” west a distance of 58.05 feet to the point of beginning, containing 6,533.8 square feet; and FURTHER LESS AND EXCEPTING THEREFROM a portion of ground designated as Lot A-6 on a plan by the office of Gandolfo, Kuhn, Luecke & Assoc., dated March 15, 1982 (Dwg. No. E-170-12), and more particularly described as follows in accord with said plan: commence at the intersection of the northerly line of Canal Street and the division line between Parcel S-1 and Lot A-5, said point being 664.87 feet east of the intersection of the northerly line of Canal Street and the easterly line of N. Peters St. measured along the northerly line of Canal Street and being designated by the letters “AA”; thence along the division line between Parcel S-1 and Lot A-5, N 8°17’09” E, 310.74 feet to the point of beginning; thence along the division line between Parcel S-1 and Lot A‑6, N 8°17’09” E, 115.58 feet to the northerly line of Lot A-6; thence along said northerly line S 52°43’30” E, 11.43 feet to point “T”; thence along said northerly line S 81°42’51” E, 58.05 feet to point “S”; thence along the easterly line of Lot A‑6, S 6°10’39” E, 135.10 feet; thence along the division line between Lots A-5 and A‑6 in the northwesterly direction along a curve to the left, having a radius of 50 feet, a distance of 68.24 feet to a point on tangent; thence continue along said line N 84°22’28” W, 36.77 feet to a point of curve; thence continue along said line in a southwesterly direction along a curve to the left, having a radius of 15 feet, a distance of 22.87 feet to the point of beginning, containing 7,894 square feet; and FURTHER LESS AND EXCEPTING THEREFROM that certain portion of former Square 1C and now a portion of Lot CP-2B which property is shown shaded in red on Drawing No. 426-29,
E-170-11 by Gandolfo, Kuhn, Lueke and Associates dated October 12, 1981, more particularly described as commencing at a point formed by the intersection of the eastern property line of N. Peters Street and the northern property line of Canal Street; thence S 52°44’02” East a distance of 549.36 feet to a point; thence N 21°13’02” East a distance of 26.01 feet to the point of beginning; thence continuing North 21°13’02” East a distance of 108.83 feet to a point; thence South 52°44’02” East a distance of 44.33 feet to a point; thence South 08°10’59” West a distance of 119.69 feet to a point; thence North 52°44’02” West a distance of 72.42 feet to the point of beginning.
(b)    A certain portion of ground, designated as Parcel “X” on a plan of a survey by Gandolfo, Kuhn and Associates, Civil Engineers-Surveyors, dated February 17, 19.69, and further described as follows:
Commencing at the intersection of the north line of Canal Street with the west line of Delta Street, thence south 52°43’58” east along the north line of Canal Street a distance of 158.72 feet to the point of beginning, thence north 8°17’09” east a distance of 276.61 feet to a point, thence north 81°42’51” west a distance of 37.48 feet to a point, thence north 8°17’09” east a distance of 48.17 feet to a point, thence south 81°42’51” east a distance of 38.64 feet to a point, thence south 6°10’36” east a distance of 59.44 feet to a point, thence south 8°17’09” west a distance of 155.22 feet to a point, thence south 16°24’57” west a distance of 113.14 feet to the point of beginning, said area containing 5,680.14 square feet; acquired by the Company by exchange with the City of New Orleans on March 16, 1970, by instrument registered in C.O.B. 698, Folio 267.
(c)    A certain parcel of land, being a portion of Parcel “D”, bounded by Canal, Delta and Crossman Streets, as shown on a survey by Gandolfo, Kuhn and Associates, dated July 15, 1971; acquired by the Company on January 25, 1972 from the Louisville and Nashville Railroad, by deed registered in C.O.B. 708E, Folio 51; and further described as follows:
To find the point of beginning commence at the intersection of the east line of Delta Street with the north line of Canal Street; thence south 52°43’58” east along the north line of said Canal Street, seventeen and thirty‑two hundredth’s (17.32) feet to the point of beginning of this description thence north 8°17’09” east, ninety-nine and seventy-nine hundredths (99.79) feet to a point in the east property line of Parcel “D”, thence south 7°15’13” west, along said east property line of Parcel “D”, aforesaid, thence the following courses and distances; twenty-one and sixty‑three hundredths (21.63) feet to a point, thence south 6°3’21” west, twenty-two and eighteen hundredths (22.18) feet to a point, then south 4°45’11” west twenty-two and fifty-two hundredths (22.52) feet to a point; then south 3°3’11” west, thirty-seven (37) feet to a point in the north line of Canal Street, thence north 52°43’58” west, along the north line of Canal Street, six and eighty-seven hundredths (6.87) feet to the point of beginning:
(d)    Certain parcels of land in an area bounded by Canal Street, Bienville Street, N. Peters Street, and the New Orleans Public Belt Railroad designated as Parcels 28A and 27A on a survey made by Gandolfo, Kuhn and Associates, dated December 14, 1973 (Tracing 359-37; E-64-8), described as follows:
(A)    Parcel 28A commences at the intersection of the northern property line of Canal Street and the eastern property line of Delta Street; thence south 52°43’58” east along the northern property line of Canal Street a distance of 142.56 feet to the point of beginning; thence north 16°24’57” east a distance of 119.24 feet to a point; thence north 8°17’9” east a distance of 103.84 feet to a point; thence north 6°10’36” west a distance of 54.06 feet to a point; thence south 8°17’9” west a distance of 155.22 feet to a point; thence south 16°24’57” west a distance of 113.14 feet to a point on the northern property line of Canal Street; thence south 52°43’58” east along the northern property line of Canal Street a distance of 14.45 feet to the point of beginning; containing 3,317.2 square feet.
(B)    Parcel 27A commences at the intersection of the projected northern property line of Iberville Street and the eastern property line of Delta Street; thence south 52°43’58” east a distance of 22.86 feet to a point; thence south 81°42’51” east a distance of 58.05 feet to a point; thence south 6°10’36” east a distance of 5.59 feet to the point of beginning; thence south 8°17’9” west a distance of 149.82 feet to a point; thence south 81°42’51” east a distance of 38.64 feet to a point; thence north 6°10’36” west a distance of 154.72 feet to the point of beginning; containing 2,894.5 square feet.
Acquired by the Company by exchange with the City of New Orleans on April 1, 1974, by instrument registered in C.O.B. 723, Folio 571.
(e)    A portion of former Lot D-1 and now part of Lot A-4, which property is shown shaded in green on Drawing No. 426-29; E-170-11 by Gandolfo, Kuhn, Lueke and Associates, dated October 12, 1981, more particularly described as follows:
Commencing at a point formed by the intersection of the east property line of N. Peters Street and the north property line of Canal Street; thence S 52°44’02” E a distance of 664.87 feet to the point of beginning; thence N 08°17’09” E a distance of 426.32 feet to a point; thence S 52°43’30” E a distance of 11.43 feet to a point; thence S 08°17’09” W a distance of 426.32 feet more or less to a point on the northerly line of the Canal Street right of way; thence N 52°44’02” W along such right of way line a distance of 11.43 feet to the point of beginning.
Acquired by the Company by exchange with Canal Place Venture 2000 on July 12, 1982, by instrument registered in C.O.B. 783A, Folio 290.
(6)    The Derbigny 230/24 KV Substation, situated in the First District on certain tracts or parcels of land in Square No. 492, bounded by Julia, S. Prieur, Cypress and S. Roman Streets, and in Square No. 493, bounded by Lafayette, S. Roman, Cypress and S. Prieur Streets, owned by others, and on/and those certain tracts or parcels of land particularly described as follows:
(a)    A portion of ground located in Square 479, designated as “Parcel A,” bounded by Cypress, S. Derbigny, Julia and S. Roman Streets as shown on a plat of survey by Guy J. Seghers, Civil Engineer, dated September 23, 1964; acquired by the Company on October 23, 1964 from Marine Properties, Inc., 137 deed registered in C.O.B. 660, Folio 579.
(b)    A certain portion of ground, situated in Square 479, bounded by Cypress, South Derbigny, and South Roman Streets and the Greater New Orleans Expressway (formerly Julia Street), and designated as Parcel “B” on a plan of survey by Guy J. Seghers, Sr., Civil Engineer, dated October 21, 1970, said Parcel “B” beginning at the corner of South Derbigny and Cypress Streets, measuring 147 feet, 6 inches, 0 lines front on Cypress Street in the direction of South Roman Street, thence on a line in the direction of the Greater New Orleans Expressway, dividing Parcel “B” from Parcel “A”, a distance of 224 feet, 8 inches, 1 line to a point on the right-of-way of the Greater New Orleans Expressway, thence along said right-of-way in the direction of South Derbigny Street a distance of 47 feet, 4 inches, 7 lines along an arc of a curve to the right having a radius of 1,842 feet to a point of curve, thence continuing 100 feet, 2 inches, 6 lines along said right-of-way to the corner formed by the Greater New Orleans Expressway and South Derbigny

Street, and thence 228 feet, 3 inches, 1 line front on South Derbigny Street in the direction of Cypress Street to the point of beginning; acquired by the Company from the Causeway Development Corp., November 2, 1970, by deed registered in C.O.B. 700, Folio 72; LESS AND EXCEPTING THEREFROM two certain tracts or parcels of ground, described as Parcel 4-7 as shown on the map hereinafter more fully described, which begins at the intersection of Julia and S. Derbigny Streets, and measures thence along and front. on Julia Street in the direction of S. Roman Street, a distance of 38 feet, 9 inches, 5 lines; thence in the direction of Cypress Street along an arc of a curve to the right having a radius of 556 feet, 3 inches and 4 lines, an arc distance of 241 feet, 1 inch, 3 lines (the chord distance of which is 239 feet, 3 inches, 5 lines on a direction of N 20°22’42” E) to the line of Cypress Street; thence along and front on Cypress Street in the direction of S. Derbigny Street, a distance of 62 feet, 2 inches, 4 lines; thence in the direction of S. Derbigny Street along an arc of a curve to the left having a radius of 494 feet, 5 inches, 3 lines, an arc distance of 174 feet, 10 inches, 4 lines (the chord distance of which is 173 feet, 11 inches, 5 lines on a direction of S 21°55’28” W) to the line of S. Derbigny Street; thence along and front on S. Derbigny Street in the direction of Julia Street, a distance 61 feet, 7 inches, 2 lines, to the point of beginning, containing in area 14,061.6 square feet; and an Unnumbered Parcel, which begins at the intersection of S. Derbigny and Cypress Streets and measures thence along and front on Cypress Street in the direction of S. Roman Street, a distance of 45 feet, 11 inches, 4 lines; thence in the direction of S. Derbigny Street along the arc of a curve to the left having a radius of 494 feet, 5 inches, 3 lines, an arc distance of 174 feet, 10 inches, 4 lines (the chord distance of which is 173 feet, 11 inches, 5 lines on a direction of S 21°55’28” W) to the line of S. Derbigny Street; thence along and front on S. Derbigny Street in the direction of Cypress Street, a distance of 166 feet, 7 inches, 6 lines, to the point of beginning, containing in area 4,724.2 square feet; all as more fully shown on a plan entitled Right of Way Map, State Project No. 283-08-49, Greater New Orleans Mississippi River Bridge Approaches, originally made by John D. Luecke, Reg. Land Surveyor, under date of March 16, 1981, as revised by the Department of Transportation under dates of August 4, 1982, September 6, 1983, May 1, 1984, July 15, 1984, July 18, 1984, September 10, 1986 and September 18, 1986 and now being numbered as Sheet No. 4A of 9.
(7)    The Dublin 115/13.8 KV Substation, situated in the Seventh District on/and those certain tracts or parcels of land particularly described as follows:
(a)    A certain portion of ground in Square 181, designated as Lot 24 and part of Lot 25 on plat of survey by Guy J. Seghers, Surveyor, dated September 7, 1962; acquired by the Company on October 31, 1962 from Norman A. Aronson, by deed registered in C.O.B. 651, Folio 292.
(b)    A certain portion of ground known as Lots 19-23 inclusive in Square 181, bounded by Jeannette Street, Carrollton Avenue, Willow and Dublin Streets, acquired by New Orleans and Carrollton Railroad Co. on April 8, 1901, from Charles L. Hatry, by deed registered in C.O.B. 180, Folio 393.
(8)    The Florida Avenue 115/13.8 KV Substation, situated in the Third District on/and that certain tract or parcel of land particularly described as follows:
A certain portion of ground known as Lots M, N, O, P, Q, R, S, T and Z in Square 1471, bounded by Florida Walk, Mazant, Law, and Bartholomew Streets; acquired in part by the Company on November 28, 1941, from Mrs. Louise Troyani, widow of Edward Koch, by deed registered in C.O.B. 518, Folio 602; in part by the Company on December 23, 1941, from Mrs. Eva C. Gleber, wife of/and Michael P. Wagner, by deed registered in C.O.B. 519, Folio 677; and in part by the Company on November 26, 1941, from Lawrence M. Labat, and his wife Mrs. Lena Saltalamacchia Labat, by deed registered in C.O.B. 517, Folio 610.
(9)    The Gulf Outlet 115/69/24 KV Substation, situated in the Third District on/and that certain tract or parcel of land particularly described as follows:
A certain portion of ground located in the New Orleans East Heavy Industrial District, in Section 37, Township 12 South, Range 13 East, Southeast District of Louisiana East of the Mississippi River and measuring 210.00’ on the northern boundary, 420:00’ on the western boundary, 365.67’ on the southern boundary, and 469.55’ along a curve on its eastern boundary as per plat of survey dated October 18, 1963 by Guy J. Seghers; acquired by the Company on December 13, 1963 from New Orleans East, Inc., by deed registered in C.O.B. 654, Folio 541.
(10)    The Joliet 115/24 KV Substation, situated in the Seventh District on/and that certain tract or parcel of land particularly described as follows:
A certain square of ground, designated by the Number 470, bounded by Joliet, Leonidas, Colapissa and Oleander Streets, measuring 300 feet front on each of said streets; acquired by the Company from Edmund R. Vales and Associates, Inc. on August 14, 1970, by deed registered in C.O.B. 695, Folio 505.
(11)    The Midtown 230/115 KV Substation, situated in the First District on/and those certain tracts or parcels of land particularly described as follows:
(a)    One half of a square of ground known as Square 716, bounded by Gravier, Telemachus, Julia and Genois Streets, acquired by Merchants Electric Co., Ltd. on January 19, 1901, from Charles Mendelson, by deed registered in C.O.B. 179, Folio 193.
(b)    The continuation or projection of Telemachus Street, extending from City owned property adjacent to the Pontchartrain Expressway right-of-way to a line approximately 149 feet toward Gravier Street, acquired by the Company on February 25, 1946, from Charles J. Tessier, by deed registered in C.O.B. 539, Folio 543.
(c)    The remaining northeasterly one-half of Square 716 bounded by Gravier, Telemachus, Julia and Genois Streets, designated by the letter “A” on a plat of survey by C. J. Christina, Assistant Engineer in the New Orleans City Engineer’s Office, dated October 31, 1950, acquired by the Company on December 7, 1950, from Charles J. Tessier, by deed registered in C.O.B. 575, Folio 191.
(d)    The continuation or projection of Telemachus Street extending from Gravier Street a distance of approximately 145 feet to Company-owned property between Gravier and Julia Streets, as shown on a plat of survey by C. J. Christina, Assistant Engineer in the New Orleans City Engineer’s Office, dated October 31, 1950, acquired by the Company on December 7, 1950, from Charles J. Tessier, by deed registered in C.O.B. 575, Folio 191.
(12)    The Napoleon 230/24 KV Substation, situated in the Sixth District on/and those certain tracts or parcels of land particularly described as follows:
(a)    A square of ground known as Square 86, bounded by Napoleon Avenue, Tchoupitoulas, General Pershing and Water Streets, acquired by New Orleans and Carrollton Railroad Co, on July 14, 1892, from Raymond A. and Raymond D. Pochelu, by deed registered in

C.O.B. 143, Folio 219; LESS AND EXCEPTING THEREFROM that certain portion of ground, Square No. 86A (formerly Square 86), bounded by Tchoupitoulas Street, General Pershing Street (formerly Berlin, title), and Leake (formerly Water Street) and Napoleon Avenues, which said portion of ground is identified as Lot “R” according to the Plan of Resubdivision by Gandolfo, Kuhn, Luecke & Associates, Civil Engineers & Land Surveyors, dated March 7, 1983, registered at C.O.B. 785, Folio 29, and measures as follows: commencing at a point forming the intersection of the southerly line of Tchoupitoulas Street and the easterly line of Napoleon Avenue; thence two hundred forty-five feet (245’) along the southerly line of Tchoupitoulas Street to a point and corner; thence two hundred fifty-two feet (252’), one inch (1”), six lines (6’’’) to a point and corner on the northerly line of Leake Avenue; thence two hundred forty-five feet (245’) three inches (3”) along the northerly line of Leake Avenue to a point and corner forming the intersection of the northerly line of Leake Avenue and the easterly line of Napoleon Avenue; thence two hundred sixty-two feet (262’), one inch (1”), four lines (4’’’) along the easterly line of Napoleon Avenue (262’0”2’’’ title), containing previous Lots 1-9, 16-24 and portions of Lots 10 and 15, title, all according to the survey of Gandolfo, Kuhn, Luecke & Associates, Civil Engineers & Land Surveyors, dated March 16, 1983.
(b)    The continuation or projection of General Pershing Street, extending from Water to Tchoupitoulas Streets, acquired by the Company on October 19, 1939, from the City of New Orleans, under Ordinance No. 14,930 C.C.S., registered in C.O.B. 507, Folio 542.
(c)    A square of ground known as Square 87, bounded by General Pershing, Tchoupitoulas, Milan and Water Streets, acquired in part by the Company on June 10, 1929, from Ullrich Realty Inc., by deed registered in C.O.B. 444, Folio 255; in part by the Company on September 16, 1929, from Mrs. Emily Eiermann, widow of George Eiermann, and wife of Henry J. Otnott et als., by deed registered in C.O.B. 453, Folio 582; in part by the Company on September 16, 1929, from Mrs. Lena Reatz Eiermann, widow of Frederick Eiermann, et als., by deed registered in C.O.B. 446, Folio 338; in part by the Company on February 28, 1931, from Home Ice Co., Ltd., by deed registered in C.O.B. 459, Folio 567; in part by the Company on November 25, 1931, from Albert F. Stentz, et als., by (feed registered in C.O.B. 465, Folio 267; and in part by the Company on December 28, 1931, from Mrs. Catherine Ullrich Dupuy, wife of John Dupuy, by deed registered in C.O.B. 464, Folio 293.
(13)    The Notre Dame 115/13.8 KV Substation, situated in the First District on/and that certain tract or parcel of land particularly described as follows:
Square 19, bounded by Julia, S. Peters, Notre Dame, and S. Fulton Streets and measuring 123’37”5’’’ on Julia Street, 223’1”3’’’ on S. Peters Street, 122’5”6’’’ on Notre Dame Street and 223’7”1’’’ on S. Fulton Street, as per plat of survey by Guy J. Seghers, Engineer, dated January 28, 1956; acquired by the Company on December 1, 1964 by Act of Exchange from Standard Supply and Hardware Company Inc., registered in C.O.B. 660, Folio 677.
(14)    The Pauger 115/24 KV Substation, situated in the Third District on/and that certain tract or parcel of land particularly described as follows:
A certain portion of ground in Square No. 2887, bounded by Touro, Senate, Pauger, and Pelopidas Streets, measuring 120’ on Touro Street, 200’ on Pelopidas Street, 200’ on the other side line towards Senate Street, and having a width in the rear of 120’, designated as Lot “A” on a plat of survey by Guy J. Seghers, Surveyor, dated April 25, 1957, revised June 10, 1957, acquired by the Company on June 26, 1957, from Shepard M. Latter and Shirley Latter, widow of Dr. Lee C. Schlesinger, by deed registered in C.O.B. 616, Folio 472.
(15)    The Pontchartrain Park 115/13.8 KV Substation, situated in the Third District on/and that certain tract or parcel of land particularly described as follows:
A certain portion of ground in Square No. 24 of Section 3-A of the Pontchartrain Park Subdivision, bounded by Dwyer Road, Providence Place, Mithra Street, and Southern Railroad, and designated as Lot No. 16 on a plat of survey by F. C. Gandolfo, Jr., Surveyor, dated October 15, 1957, measuring 116.46’ on the north side, 106.20’ on a curve forming the junction of Mithra Street and Providence Place, 120.00’ on the east side, 202.50’ on Dwyer Road, and 198.45’ on the Southern Railroad side, acquired by the Company on June 17, 1958, from Pontchartrain Park Homes, Inc., by deed registered in C.O.B. 619, Folio 671.
(16)    The Sherwood Forest 115/24 KV Substation, situated in the Third District on/and those certain tracts or parcels of land particularly described as follows:
(a)    A certain portion of ground in Gentilly Oaks Subdivision lying west of the Sherwood Forest Subdivision along Dwyer Road, known as Lot 13, Section 1, and Lot 4, Section 12, Township 12 South, Range 12 East, and measuring 495.39’ front on Dwyer Road, 250.36’ along the west boundary, 517.81’ along the south boundary, and 367.07’ along the east boundary, as per plat of survey by Guy J. Seghers, Engineer, dated May 3, 1965; acquired by the Company on May 20, 1965, from the La Kratt Corporation, by deed registered in C.O.B. 668, Folio 287.
(b)    One certain lot of ground in that part known as Oak Manor Subdivision in accordance with a plan of subdivision by Universal Land Surveyors, Inc., dated August 25, 1980, revised May 4, 1981, approved by the City Planning Commission of the City of New Orleans under docket No. 18/79 on June 21, 1982, registered in C.O.B. 779, Folio 7, and according to which said lot is designated and described as Lot 23 in Square C, bounded by Dwyer Road, Papania Drive, Merlie Manor Subdivision and the east boundary of the subdivision (Wright Road side). Lot 23 measures 50 feet front on Papania Drive, 60 feet in width in the rear, by a depth on the side line of Lot 22 of 161.70 feet and a depth on the opposite side line of 160.15 feet, and begins 60.01 feet from the corner of Dwyer Road and Papnia Drive; subject to servitude of 5 feet across the rear of said lot for utilities as per plan of subdivision, and restrictions and mineral reservation (with waiver of surface drilling rights) contained in act of sale by Lake Forest Inc. to Lama & Couvillion, Inc. before Joseph N. Naccari, Notary Public, dated March 31, 1980, registered in C.O.B. 765, Folio 281.
Acquired by the Company on July 19, 1982 from T. R. Henning, Inc., a Louisiana partnership, by deed registered in C.O.B. 780, Folio 76.
(17)    The Tricou 230/24 KV Substation, situated in the Third District on/and that certain tract or parcel of land particularly described as follows:
Lots R, Q, P, O, M, N, F, G, H, J, K, L and S in Square 1444, bounded by St. Maurice Avenue, Florida Avenue, Tricou Street and Law Street, acquired in part by the Company on May 7, 1980, from Audrey Demesne, wife of/and Leonard Theyard, Jr., by deed registered in C.O.B. 766, Folio 368; in part by the Company on July 16, 1979, from Roslyn Ison, wife of/and William John Tessier, Sr., by deed registered in C.O.B. 767, Folio 429; in part by the Company on September 6, 1979, from Roslyn Ison, wife of/and William John Tessier, Sr., by deed registered in C.O.B. 766,

Folio 437; in part by the Company on January 4, 1980, from Roslyn Ison, wife of/and William John Tessier, Sr., by deed registered in. C.O.B. 765, Folio 394; in part by the Company on February 19, 1979, from Roslyn Ison, wife of/and William John Tessier, Sr., by deed registered in C.O.B. 768, Folio 394; in part by the Company on January 30, 1979, from Roslyn Ison, wife of/and William John Tessier, Sr., by deed registered in C.O.B. 768, Folio 414; and in part by the Company on December 20, 1978, from Roslyn Ison, wife of/and William John Tessier, Sr., by deed registered in C.O.B. 764, Folio 397.
(18)    The Valence 115/13.8 KV Substation, the 600 volt DC Rectifier Station, and Gas Regulator Station No. 15, situated in the Sixth District on/and that certain tract or parcel of land particularly described as follows:
A certain portion of ground in Square 525, bounded by Valence, Saratoga, Bordeaux and Loyola Streets, acquired by New Orleans Gaslight Co. on March 30, 1899, from the Jefferson City Gas Light Co., in liquidation, by deed registered in C.O.B. 174, Folio 275.
(19)    The Gentilly Road 115 KV Switching Station, situated in the Third District on land owned by others and located on Old Gentilly Road midway between Paris Road and Chef Menteur Highway.
PARAGRAPH THREE
All and Singular the Miscellaneous Lands and Real Estate or Rights and Interests Therein of the Company, and buildings and improvements thereon, now owned, or, subject to the provisions of Section 15.03 of the Mortgage, hereafter acquired during the existence of this trust, including the following property situated in the Parish of Orleans, State of Louisiana; described as:
(1)    The Main Office Building, situated in the First District on/and those certain tracts or parcels of land particularly described as follows:
(a)    A portion of ground, known as Lots 3, 4, 13, 14, 15 and 16 in Square 264, bounded by Baronne, Union, O’Keefe and Gravier Streets, acquired in part by Edison Electric Co. on February 24, 1897, from General Electric Co., by deed registered in C.O.B. 165, Folio 350; and in part by the Company on January 26, 1926 from Eastman Kodak Stores Inc., by deed registered in C.O.B. 399, Folio 589.
(b)    Lots 11 and 12 in Square 264, bounded by Baronne, Union, O’Keefe and Gravier Streets, acquired in part by New Orleans Railway and Light Co., on November 21, 1905, from Bertrand Beer and Theodore Walter Danziger, agents of Henry Beer, by deed registered in C.O.B. 206, Folio 223; and in part by Edison Electric Co. on September 21, 1897, from Paul A. Bacas, agent of Philippe A. Legoaster, by deed registered in C.O.B. 167, Folio 72.
(2)    The Tulane Avenue Service Center, situated in the First District on/and those certain tracts or parcels of land particularly described as follows:
(a)    A square of ground known as Square 725, bounded by Tulane, Cortez, Gravier and Telemachus Streets, acquired by the Company on April 23, 1924, from the Community Realty Co. Inc., by deed registered in C.O.B. 381, Folio 243.
(b)    A square of ground known as Square 724, bounded by Gravier, Cortez, Julia, and Telemachus Streets, acquired by the Company on April 23, 1924, from the Community Realty Co. Inc., by deed registered in C.O.B. 381, Folio 243.

(c)    A square of ground bearing the No. 740, bounded by Cortez, Gravier, Scott and Julia Streets, as shown on a plat of survey by F. C. Gandolfo, Jr., Surveyor, dated January 28, 1954, acquired by the Company on February 17, 1954, from Adolph Diefenthal, by deed registered in C.O.B. 594, Folio 262.
(d)    A certain vacated portion of S. Cortez Street, extending from the south property line of Gravier Street projected to the north property line of the Union Passenger Terminal right-of-way, as shown on a plat of survey by F. C. Gandolfo, Jr., Surveyor, dated January 28, 1954, acquired by the Company on July 2, 1956, from Charles J. Tessier, by deed registered in C.O.B. 608, Folio 345.
(e)    Approximately one-half of Square 715, bounded by Tulane Avenue, Genois, Gravier, and S. Telemachus Streets, measuring approximately 140 feet on Tulane Avenue and Gravier Street and 426 feet on S. Telemachus Street as shown on plat of survey by F. G. Gandolfo, Jr., Surveyor, dated June 19, 1961; acquired by the Company from Jefferson Standard Life Insurance Company on December 28, 1962, by deed registered in C.O.B. 650, Folio 356.
(f)    A certain vacant portion of South Scott Street, lying between Squares 740 and 747; acquired by the Company from the City of New Orleans on May 2, 1977, by instrument registered in C.O.B. 746, Folio 108, and further described as follows:
Commencing at the intersection of the eastern property line of South Scott Street and the southern property line of Gravier Street, thence in a westerly direction along said southern property line of Gravier Street a distance of 27’1”1’’’ to a point; thence turning 79°45’45” in a southerly direction a distance of 149’5”6’’’ to a point; thence turning 88°32’30” in an easterly direction a distance of 26’7”7’’’ to a point on the westerly property line of Square 740; thence turning 91°27’30” in a northerly direction along the western property line of Square 740 a distance of 154’11”5’’’ to a point on the southern property line of Gravier Street, the point of beginning.
(g)    A certain vacant portion of South Telemachus Street, lying between Squares 715 and 725 and running from Gravier Street to Tulane Avenue; acquired by the Company from the City of New Orleans on October 21, 1977, by instrument registered in C.O.B. 751, Folio 26, and further described as follows:
Commencing at the intersection of the southern property line of Tulane Avenue and the eastern property line of South Cortez Street thence in an easterly direction along the southern property line of Tulane Avenue a distance of 281 feet, 6 inches, 7 lines to a point along the eastern property line of Square 725, the point of beginning; then turning 100°14’15” in a southerly direction along the eastern property line of Square 725 a distance of 425 feet, 9 inches to a point; thence turning 100°14’15” in an easterly direction a distance of 54 feet, 1 inch, 6 lines to a point along the western property line of Square 715; thence turning 79°45’45” in a northerly direction along the western property line of Square 715 a distance of 425 feet, 9 inches to a point; thence turning 100°45’15” in a westerly direction a distance of 54 feet, 1 inch, 6 lines to a point on the southern property line of Tulane Avenue, the point of beginning, as shown on a plat of survey by Walker and Avery, Surveyors, dated January 19, 1977.
(3)    The Polymnia Storage Building, situated in the First District on/and that certain tract or parcel of land particularly described as follows:

A certain portion of ground known as Lots 1 and 2 in Square 247, bounded by Baronne, Polymnia, Dryades and Euterpe Streets, acquired by the Company on April 14, 1923, from William S. Delaney, by deed registered in C.O.B. 363, Folio 175.
(4)    A certain portion of ground, situated in the Third District in the New Orleans East Industrial Center, in Section 37, Township 12 South, Range 13 East, Southeast District of Louisiana, East of the Mississippi River, measuring 330 feet on its eastern and western boundaries and 400 feet on its northern and southern boundaries as per plat of survey, dated August 23, 1963, by Guy J. Seghers; acquired by the Company on September 27, 1963 from Union Carbide Corporation, by deed registered in C.O.B. 658-A, Folio 280.
(5)    A certain portion of ground, situated in the Third District, New Orleans East Tract, containing 3.1 acres, and further described as follows:
Commencing at the intersection of the northern property line of Chef Menteur Highway (U.S. Highway 90) and the western property line of Lot 211, thence south 49 degrees, 1 minute, 41 seconds west along the northern property line of Chef Menteur Highway a distance of 232.84 feet to a point; thence north 40 degrees, 58 minutes, 19 seconds west a distance of 2,883.87 feet to the point of beginning, said point being located on the northern boundary of a 9-foot servitude granted in favor of the Company, thence north 45 degrees, 25 minutes, 41 seconds east along the northern boundary of the above mentioned 9-foot servitude a distance of 400.00 feet to a point; thence south 44 degrees, 34 minutes, 19 seconds east a distance of 337.60 feet to a point; thence south 45 degrees, 25 minutes, 41 seconds west a distance of 400.00 feet to a point; thence north 44 degrees, 34 minutes, 19 seconds west a distance of 337.60 feet to the point of beginning, as delineated on a survey by Guy J. Seghers and Associates, dated December 18, 1969; acquired by the Company from New Orleans East Inc. on December 30, 1969, by deed registered in C.O.B. 695, Folio 79.
(6) A certain portion of ground, situated in the Third District in the Holy Cross Tract, being a part of Lot 9 in Square 422-461 bounded by St. Claude Ave., Tennessee Street, Urquhart Street, and the line of the Holy Cross Tract nearer Deslonde Street, and part of Lots 8 and 20 in Square 423-460 bounded by St. Claude Ave., Reynes, Tennessee, and Urquhart Streets, measuring 16’6” in width by a total length of approximately 357’ as shown on a plat of survey by F. C. Gandolfo, Jr., Surveyor, dated May 4, 1949, acquired by the Company on May 10, 1949 from C. J. Tessier, Inc., by deed registered in C.O.B. 566, Folio 169.
PARAGRAPH FOUR
The Electric Transmission Lines of the Company, including the structures, towers, poles, wires, cables, switch racks, conductors, transformers, insulators, pipes, conduits, electric submarine cables, and all appliances, devices and equipment used or useful in connection with said transmission lines and systems, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, across, under or upon any public streets or highways or other lands, public or private, including all of the Company’s right, title and interest in and to the following property situated in the Parish of Orleans, State of Louisiana, to-wit:
(1)    The 230 KV single circuit, steel tower and steel pole transmission line No. 83, commencing at a point in the Mississippi River located on the Orleans-Jefferson Parish line approximately one-half mile northeasterly of the Nine Mile Point Steam Electric Generating Station in Jefferson Parish,

Louisiana, owned by others, and thence extending in a northeasterly direction for a distance of approximately six-tenths of a mile to a point on the Orleans-Jefferson Parish line located approximately 5-1/2 miles southeasterly of the Snake Farm Substation in Jefferson Parish, Louisiana, owned by others. Also the following described property used and useful in connection with said 230 KV transmission line and upon which is located the guy stub for East Bank Tower No. 2002 for the crossing of the Mississippi River, to-wit:
Two portions of ground situated in the Seventh District, in Square 140, bounded by Monroe, Oak, and Eagle Streets, and Leake Avenue, and further described as follows:
(A)    A triangular portion of ground designated by the letters “A” and “B” on a plat of survey by Guy J. Seghers, Engineer, dated June 7, 1961, and measuring 112’0”0’’’ front on Monroe Street, 171’2”5”’ front on Leake Avenue and 129’6”0” along the third side; acquired by the Company on April 12, 1962 from Joseph D. Hyland, Jr., et al by judgment of the Civil District Court for the Parish of Orleans, registered in C.O.B. 647, Folio 429; LESS AND EXCEPTING THEREFROM that portion thereof, being a portion of Lots 20, 21 and 40, commencing at the north intersection of Monroe Street and Leake Avenue, along a line fronting Leake Avenue and measuring a distance of one hundred seventy-one feet, two inches, and five lines to a point on a line dividing Part Lot 40 and Part Lots 20 and 21, thence along said line in the direction of Monroe Street a distance of nineteen feet, six inches, zero lines to a point on a line dividing Part Lot 40 from balance of Lot 40, thence along said line in the direction of Oak Street a distance of zero feet, three inches and 7 lines to a point on the proposed right-of-way line of Leake Avenue, being approximately thirteen feet distance and parallel to the existing property line of Leake Avenue, thence measures along said line a distance of one hundred forty-five feet, five inches and two lines to a point on the upper property line of Monroe Street, thence measures along said line a distance of seventeen feet, two inches, and two lines to the point of beginning, all as more fully shown on print of survey by Guy J. Seghers, Civil Engineer, File No. 95,105.62.7, as revised and dated August 8, 1962.
(B)    A certain portion of ground designated by the letter “X” on a plat of survey by Guy J. Seghers, Engineer, dated February 13, 1962, and measuring 26’0”0’” on Monroe Street by a depth of 110’0”0”’ between equal and parallel lines; acquired by the Company on March 28, 1962 from George C. Stewart, by deed registered in C.O.B. 646, Folio 375.
(2)    The 230 KV single circuit, steel tower and guyed aluminum tower, steel pole transmission line No. 84 extending from the Michoud Steam Electric Generating Station in a generally northeasterly direction for a distance of approximately 14 miles to a point on the Orleans-St. Tammany Parish line located approximately 8 miles southwesterly of the Slidell Substation in St. Tammany Parish, Louisiana, owned by others. Also the following described property used and useful in connection with said 230 KV transmission line and upon which are located the following towers thereof, to-wit:
(a)    Towers Nos. 1601 and 1602
That certain tract of land described in Paragraph One, Sub-Paragraph (2)(a) hereof.
(b)    Towers Nos. 1603 through 1611
That certain tract of land described in Paragraph One, Sub-Paragraph (2)(b) hereof.
(c)    Tower No. 1612

A certain portion of ground, situated in the Third District in Lot 1 of Section 42, Township 12 South, Range 13 East, Southeastern District of Louisiana, bounded on the south by the right-of-way of the Louisville and Nashville Railroad, on the east by the east line of said Section 42 (also known as the Michoud line), on the north by the north line of said Section 42, and on the west by a line parallel to and 300 feet west of the east line of said Section 42, as shown on a plat of survey by F. C. Gandolfo, Jr., Surveyor, dated June 14, 1955; acquired by the Company on September 22, 1955, from Mr. and Mrs. Joe W. Brown, by deed registered in C.O.B. 606, Folio 269.
(d)    Towers Nos. 1613 through 1618
Two certain portions of ground, situated in the Third District in Section 6, Township 12 South, Range 13 East, Southeastern District of Louisiana, and further described as follows:
(A)    A portion of ground in said Section 6, bounded on the north by the north line of said Section 6, on the south by the right-of-way of the New Orleans Chef Menteur Highway, U.S. Highway 90, on the east by the east line of said Section 6 (also known as the Michoud line), and on the west by a line parallel to and 150 feet west of the east line of said Section 6; and
(B)    A portion of ground in said Section 6, bounded on the north by the right-of-way of the New Orleans Chef Menteur Highway, U.S. Highway 90, on the south by the south line of said Section 6, on the east by the east line of said Section 6 (also known as the Michoud line), and on the west by a line parallel to and 300 feet west of the east line of said Section 6.
Said two portions of ground consist of all of the property acquired by the Company on July 5, 1955, from Caswell Ellis Henican, Thomas Milton Hynes and Murray F. Cleveland, by deed registered in C.O.B. 607, Folio 78 and shown on a plat of survey by F. C. Gandolfo, Jr., dated June 11, 1955; LESS AND EXCEPTING THEREFROM a portion of ground, triangular in shape, bounded on the north by the south line of the Chef Menteur Highway, on the south by the south line of Section 6, and on the east by a line parallel to and 300 feet west of the Michoud line, measuring 45.17 feet along the south line of the Chef Menteur Highway, 43.33 feet along the south line of Section 6 and 9.82 feet along the line parallel to and 300 feet west of the Michoud line; containing an area of approximately .005 acre.
(e)    Towers Nos. 1619 through 1630
Two portions of ground, both trapezoidal in shape, situated in the Third District in the New’ Orleans Lakeshore Land Company Tract, and further described as follows:
(A)    Part of Tract B, commencing at the intersection of the Michoud West Line and the township line between Township 11 South, Range 13 East and Township 12 South, Range 13 East, thence along the Michoud West Line, North 5 degrees, 42 minutes, 27 seconds West, 6636.50 feet to the right-of-way of the New Orleans Expressway-Interstate I-10, thence along said right-of-way South 30 degrees, 5 minutes, 6 seconds West 131.87 feet to a point, thence along said-right-of-way South 12 degrees, 20 minutes, 50 seconds West 331.94 feet to a point, thence South 5 degrees, 42 minutes, 27 seconds East 6,199.94 feet to a point on the township line between Township 11 South, Range 13 East and Township 12 South, Range 13 East, thence along said township line North 88 degrees, 44 minutes, 25 seconds East, 180.54 feet to the point of commencement.

(B)    Part of Tract A, commencing at the intersection of the Michoud West Line and the right-of-way of the New Orleans Expressway-Interstate I-10, thence along the Michoud West Line North 5 degrees, 42 minutes, 27 seconds West, 3681.43 feet to a point, thence South 86 degrees, 46 minutes, 37 seconds West, 180.17 feet to a point, thence South 5 degrees, 42 minutes, 27 seconds East, 50 feet to a point, thence south 86 degrees, 46 minutes, 37 seconds West, 544.25 feet to the east line of Paris Road, thence along Paris Road South 46 degrees, 23 minutes, 51 seconds East, 8.10 feet to a point, thence along Paris Road South 10 degrees, 47 minutes, 39 seconds West, 55.75 feet to a point, thence North 86 degrees, 46 minutes, 37 seconds East 554.82 feet to a point, thence South 5 degrees, 42 minutes, 27 seconds East, 3593.83 feet to a point in the right-of-way of the New Orleans Expressway-Interstate I-10, thence along the said right-of-way North 79 degrees, 00 minutes, 31 seconds East, 180.77 feet to the point of commencement.
All as shown by a survey by Guy J. Seghers, Engineer, dated May 14, 1965; acquired by the Company from La Kratt Corporation on May 20, 1965, by deed registered in C.O.B. 668, Folio 287.
(3)    The 115 KV single circuit, steel pole and steel tower transmission line No. 85, extending from A. B. Paterson Steam Electric Generating Station in an easterly then southerly direction to the Michoud Steam Electric Generating Station, a distance of approximately 7 miles. Also the following described property used and useful in connection with said 115 KV transmission line and upon which are located the following towers thereof, to-wit:
(a)    Tower No. 103
That certain tract of land described in Paragraph One, Sub-Paragraph (3)(a) hereof.
(b)    Towers Nos. 195 and 196
That certain tract of land described in Paragraph Four, Sub-Paragraph (2)(d) hereof.
(c)    Tower No. 913
That certain tract of land described in Paragraph Four, Sub-Paragraph (2)(c) hereof.
(d)    Towers Nos. 904 through 912
That certain tract of land described in Paragraph One, Sub-Paragraph (2)(b) hereof.
(e)    Towers Nos. 901 through 903
That certain tract of land described in Paragraph One, Sub-Paragraph (2)(a) hereof.
(f)    A certain portion of ground, situated in the Third District, forming part of Section 6, Township 12 South, Range 13 East, along Paris Road; acquired by the Company on June 2, 1942, from Samuel Zemurray, by deed registered in C.O.B. 523, Folio 375.
(4)    The 115 KV single circuit, steel pole and wood-pole H-frame transmission line No. 86, extending from the Midtown Substation in a generally northerly direction to the A. B. Paterson Steam Electric Generating Station, a distance of approximately 9 miles.

(5)    The 230 KV single circuit, steel tower and steel pole transmission line No. 87, extending from the Market Street Steam Electric Generating Station in a generally westerly then northerly direction for a distance of approximately 7 miles to the Orleans-Jefferson Parish line at a point in the Mississippi River located approximately one-half of a mile northeasterly of the Nine Mile Point Steam Electric Generating Station in Jefferson Parish, Louisiana, owned by others. Also the following described property used and useful in connection with said 230 KV transmission line and upon which is located the guy stub for East Bank Tower No. 2002 for the crossing of the Mississippi River, to-wit:
That certain tract of land described in Paragraph Four, Sub-Paragraph (1) hereof.
(6)    The 115 KV single circuit, steel pole transmission line No. 88, extending from the Avenue C Substation in a generally westerly direction for a distance of approximately one-fourth of a mile to a point on the Orleans-Jefferson Parish line located approximately 2-1/4 miles easterly of the Lakeshore Substation in Jefferson Parish, Louisiana, owned by others.
(7)    The 115 KV single circuit, steel pole transmission line No. 89, extending from the Midtown Substation in a generally southwesterly direction for a distance of approximately 3-1/2 miles to a point on the Orleans-Jefferson Parish line located approximately 3-1/4 miles south of the Paris Substation in Jefferson Parish, Louisiana, owned by others. Also the following described property used and useful in connection with said 115 KV transmission line and upon which is located Tower No. 2080, to-wit:
That certain tract of land described in Paragraph Two, Sub-Paragraph 11(b) hereof.
(8)    The 115 KV single circuit, steel tower and steel pole transmission line No. 90, extending from the Avenue C Substation in a generally southerly direction to the Midtown Substation, a distance of approximately 5 miles. Also the following described property used and useful in connection with said 115 KV transmission line and upon which is located Tower No. 401, to-wit:
That certain tract of land described in Paragraph Two, Sub-Paragraph (11)(d) hereof.
(9)    The 115 KV single circuit, steel tower and steel pole transmission line No. 91, extending from the A. B. Paterson Steam Electric Generating Station in a generally southerly direction to the Market Street Steam Electric Generating Station, a distance of approximately 9 miles. Also the following described property used and useful in connection with said 115 KV transmission line and upon which are located the following towers thereof, to-wit:
(a)    Towers Nos. 44 through 46
That certain tract of land described in Paragraph One, Sub-Paragraph (3)(a) hereof.
(b)    Tower No. 43
That certain tract of land described in Paragraph One, Sub-Paragraph (3)(b) hereof.
(c)    Tower No. 42-A
Two certain portions of ground, situated in the Third District, more particularly described as follows: (A) a part of Lot 64 of St. Geme Plantation, bounded by Gentilly Road, McKain Street, the L. & N. Railroad right-of-way and the East Highland Subdivision, acquired by the Company on November 10, 1941, from Albert Reel, by deed registered in C.O.B. 517, Folio 653; and (B) a portion of ground, acquired by the Company on April 1, 1953, from Albert Reel, by deed registered in C.O.B. 591, Folio 169, and more particularly described as follows: a portion of ground, designated by the letters B + C on plan of survey by F. C. Gandolfo, Jr., Surveyor, dated February 20, 1953, according to which survey said lot commences at the point of intersection of the south line of Gentilly Road with the division line between arpent lots 63 and 64 and running thence in a southerly direction along said division line between arpent lots 63 and 64 Four Hundred Fifty Nine and 96/100 (459.96) feet to a point on the north line of the right of way of the Louisville & Nashville Railroad, running thence in a westerly direction along the north line of the right of way of the Louisville & Nashville Railroad Two Hundred Eleven and 94/100 (211.94) feet to a point on the eastern line of the Industrial Canal property, running thence in a northerly direction along the eastern line of the Industrial Canal property One Hundred Twenty-Five (125) feet to a point, running thence easterly and parallel to the north line of the right of way of the Louisville & Nashville Railroad One Hundred Eighty-Six and 83/100 (186.83) feet to a point, and running thence in a northerly direction Three Hundred Forty-Four and 62/100 (344.62) feet to the point of beginning; LESS AND EXCEPTING FROM SAID TWO PORTIONS OF GROUND a parcel of ground, known as Parcel No. 11-2, described as: beginning at a point which marks the junction of the common property line between the Albert Reel property and the Inner Harbor Navigation Canal Reservation with the northerly right of way of the Louisville and Nashville Railroad, said point being South 16°10’47” East a distance of 521.11 feet from a concrete monument on the easterly right of way of the said canal reservation, thence North 16°10’47” West along the common property line between the Albert Reel property and the Inner Harbor Navigation Canal Reservation, crossing the centerline of the proposed New Orleans-Paris Road Highway, State Project No. 740-00-46, at Station 1536+70.69, a distance of 125 feet to a point which marks the junction of the common property line between the Albert Reel property and property formerly owned by Ervin Bradley Breazeale with the easterly right of way of the Inner Harbor Navigation Canal Reservation; thence North 75°13’21” East along the said common property line, a distance of 186.83 feet to a point which marks the southeast corner of the former Ervin Bradley Breazeale property; thence North 1°44’02” East along the common property line between the Albert Reel property and Ervin Bradley Breazeale, a distance of 32.94 feet to a point; thence North 74°21’15” East, parallel to and approximately 70 feet distance in a northerly direction from the centerline of said highway, a distance of 237.85 feet to a point on the westerly boundary of the East Highland Subdivision; thence South 6°06’09” East along the said westerly boundary of the said subdivision, crossing the centerline of the said highway at Station 1540+93.04, a distance of 162.00 feet to a point which marks the junction of the common property line between the Albert Reel property and the said western boundary of the said subdivision with the northerly right of way of the Louisville and Nashville Railroad; thence South 75°13’21” West along the northerly right of way of the said railroad a distance of 406.53 feet to the point of beginning and containing 1.381 acres, identified as Parcel 11-2, as shown on the Right of Way Map for the New Orleans-Paris Road Highway, Franklin Avenue-Joffre Road Section, State Project No. 740-00-46, Federal Aid Interstate Project No. 1-10-5(32)241, Orleans Parish, prepared by Palmer and Baker Engineers, Inc., dated May 19, 1961, said map being on file in the office of the Department of Highways in the City of Baton Rouge, Louisiana, bearings herein referred to being grid bearings based on Louisiana Coordinate System (South Zone).
(d)    Towers Nos. 33 and 34
A certain portion of ground situated in the Third District, bounded by Industry Street, Jourdan Avenue, Treasure and Deslonde Streets, and Florida Walk, acquired in part by the Company on June 9, 1942, from Harry Lee Risher, et als., known as the Wright-Risher Property, by deed registered in C.O.B. 523, Folio 388; in part by the Company on January 5, 1943, from Kathryn Nell Walker, et als., by deed registered in C.O.B. 526, Folio 172; in part by the Company on January 5, 1943, from John Shearer Barker, by deed registered in C.O.B. 525, Folio 169; and in part by the Company on April 28, 1949, from Edgar F. Viala and Emile Peterson, by deed registered in C.O.B. 565, Folio 191; LESS AND EXCEPTING THEREFROM that certain parcel of ground beginning at the point of intersection of the lake side property line of Florida Walk and the upper or east property line of Deslonde Street, projected, which point is located 350 feet east of the northeast corner of Florida Walk and Jourdan Avenue projected; thence in a northerly direction along said east property line of Deslonde Street projected a distance of 731.78 feet; thence in an easterly direction along the south or riverside property line of Agriculture Street projected to the west line of the Holy Cross College property a distance of 136.64 feet; thence in a southerly direction along the west property line of said Holy Cross College property, which line is also parallel to Deslonde Street projected to the north or lakeside property line of Florida Walk, a distance of 731.78 feet; thence in an easterly direction along the north or lake side property line of Florida Walk projected a distance of 136.58 feet to the point of beginning, said parcel comprising all of Squares 1627 and 1674 lying between Agriculture and Florida Walk and Deslonde Street and the west property line of the Holy Cross College property; all as more fully shown on photostat of sketch of the Company, #8-14410-3, dated February 11, 1942.
(e)    Tower No. 22
A certain portion of ground situated in the Third District, known as Lot A in Square 1011, bounded by North Johnson, Montegut, North Galvez and Feliciana Streets; acquired by the Company or January 7, 1942, from Mrs. Madeline Robertson, wife of/and Sterling Hayward, by deed registered in C.O.B. 520, Folio 25.
(f)    Tower No. 20
A certain portion of ground situated in the Third District, known as Lot 7 in Square 522, bounded by Press, Villere, Montegut and Urquhart Streets; acquired by the Company on February 14, 1942, from Anna M. Krener, widow of Thomas G. Pugh, and Audrey Anna Miller, by deed registered in C.O.B. 520, Folio 114; LESS AND EXCEPTING THEREFROM certain portions of ground in Square No. 522, bounded by Press, Montegut, N. Urquhart and N. Villere Streets, being those middle and rear portions of Lot No. 7 of former Square No. 14 on plan drawn by A. deArmas, Surveyor, dated May 1, 1876, deposited in the office of Macon, Allison & Co., auctioneers of New Orleans, a copy whereof, drawn by Edgar Pilie, Architect, on July 25, 1876, is annexed to an act passed before James Fahey, late Notary, on August 3, 1876, said excepted middle and rear portions of said Lot No. 7 being designated by the letters “Y” and “Z”, respectively, on sketch of F. C. Gandolfo, Jr., Surveyor, dated August 21, 1952, revised August 26, 1952, and being described as follows: (MIDDLE PARCEL “Y”) commencing at a point in the side line of Lot No. 7 nearest N. Urquhart Street, which said side line is situated at a distance of 186 feet, 2 inches and 6 lines from the corner of Press and N. Urquhart Streets, which said point in said side line is located at a distance of 32 feet, 11 inches and 4 lines from the front property line of said Lot No. 7 along Press Street, and measuring thence from said point along said side line, in the direction of Montegut Street, a distance of 25 feet, 3 inches and 7 lines to a point in said side line, and from said latter point thence on an oblique chord and tangent line across the width of said Lot No. 7, in the direction of N. Villere Street, a first distance of zero feet, 2 inches and 7 lines on a tangent forming an exterior angle to the left of 80 degrees, 49 minutes and 11 seconds, with the side line of Lots Nos. 6 and 7, and thence continuing on a chord having a radius of 970.37 feet, a distance of 31 feet, 1 inch and zero lines to a point in the side line of Lot No. 7 nearest N. Villere

Street, which point is situated at a distance of 62 feet, 6 inches and 7 lines from the front property line of said Lot No. 7 along Press Street, and from said point, measuring thence along said side line nearest Villere Street, in the direction of Press Street, a distance of 25 feet, 2 inches and 3 lines to another point in said side line, located at a distance of 37 feet, 4 inches and 4 lines from the front property line of Lot No. 7 along Press Street, and from this latter point thence on an oblique chord and tangent line across the width of said Lot No. 7, in the direction of N. Urquhart Street, a first distance of 27 feet, zero inches and 6 lines on a chord having a radius of 945.37 feet, and thence continuing on a tangent forming an exterior angle of 99 degrees, 10 minutes and 49 seconds with the side line of Lots Nos. 6 and 7, a distance of 4 feet 3 inches and 3 lines to the place of commencement; and (REAR PARCEL “Z”) commencing at a point in the side line of Lot No. 7 nearest N. Urquhart Street, which said side line is situated at a distance of 186 feet, 2 inches and 6 lines from the corner of Press and N. Urquhart Streets, which said point in said side line is located at a distance of 58 feet, 3 inches and 3 lines from the front property line of said Lot No. 7 along Press Street, and measuring thence from said point along said side line, in the direction of Montegut Street, a distance of 61 feet, 8 inches and 5 lines to the rear line of Lot No. 7, thence at right angles, along the rear line of Lot No. 7, in the direction of N. Villere Street, a distance of 31 feet to the side line of Lot No. 7 nearest N. Villere Street, and thence at right angles, along said side line, in the direction of Press Street, a distance of 57 feet, 5 inches and I line to a point on said side line of Lot No. 7 nearest Villere Street, which point is situated at a distance of 62 feet, 6 inches and 7 lines from the front property line of said Lot No. 7 along Press Street, and from said point, thence on an oblique chord and tangent line across the width of said Lot No. 7, in the direction of N. Urquhart Street, on a chord having a radius of 970.37 feet, a distance of 31 feet, 1 inch and zero lines, and continuing thence for a second distance of zero feet, 2 inches and 7 lines on a tangent forming an interior angle to the left of 80 degrees, 49 minutes and 11 seconds with the side line of Lots Nos. 6 and 7 to the place of commencement.
(g)    Tower No. 19
A certain portion of ground situated in the Third District, known as Lot A in Square 484, bounded by Press, Marais, Urquhart and Montegut Streets; acquired by the Company on June 12, 1942, from Charles J. Tessier, by deed registered in C.O.B. 521, Folio 437.
(h)    Tower No. 12
A certain portion of ground situated in the Second District, designated as Lot 1 of Square 3B, bounded by Clay Street, St. Louis Street, Conti Street, N. Front Street, and former Delta Street and measures as follows: commencing at the corner of Clay Street and St. Louis Street, and measures 57.80 feet along St. Louis Street, 60.41 feet width in the rear by a depth and front on Clay Street of 82 feet, 0 inches and a depth along a curved line of 66.61 feet on the opposite side nearer Delta Street, containing 4,245 square feet, all as shown on a plan by Gandolfo, Kuhn, Luecke and Associates, dated July 25, 1979 revised August 27, 1979; acquired by the Company on January 15, 1981, from the City of New Orleans, by deed registered in C.O.B. 769, Folio 348.
(10)    The 115 KV single circuit, underground transmission line No. 92, extending from the Midtown Substation in a generally southerly direction to the Market Street Substation, a distance of approximately 6.25 miles.
(11)    The 115 KV single circuit, steel tower and wood pole transmission line No. 93, extending from the A. B. Paterson Steam Electric Generating Station in a generally southerly then easterly direction for a distance of approximately 4-1/2 miles to a point on the Orleans-St. Bernard Parish Line located approximately 3 miles northwesterly of the Chalmette Substation in St. Bernard Parish, Louisiana, owned by others. Also the following described property used and useful in connection with said 115 KV transmission line and upon which are located the following towers thereof, to-wit:
(a)    Towers Nos. 44 through 46
That certain tract of land described in Paragraph One, Sub-Paragraph (3)(a) hereof.
(b)    Tower No. 43
That certain tract of land described in Paragraph One, Sub-Paragraph (3)(b) hereof.
(c)    Tower No. 42-A
That certain tract of land described in Paragraph Four, Sub-Paragraph (9)(c) hereof.
(d)    Towers Nos. 33 and 34
That certain tract of land described in Paragraph Four, Sub-Paragraph 9(d) hereof.
(12)    The 115 KV single circuit, steel tower and steel pole and wood pole H-frame transmission line No. 94, extending from the Michoud Steam Electric Generating Station in a generally easterly direction and then looping in a general southwesterly direction back to the Michoud Steam Electric Generating Station, a distance of approximately 11 miles. Also the following described property used and useful in connection with said 115 KV transmission line and upon which are located the following towers and H-frame structures thereof, to-wit:

(a)	Towers Nos. 2301 and 2302 and 1401 through 1405, and H-frame structures M 2303, H 2304 through 2306, M 2306 and 2307, H 905, H 2308 through 2310, M 2311 and 2312, H 2499, and M 2500 and 2501
That certain tract of land described in Paragraph One, Sub-Paragraph (2)(a) hereof.

(b)	Tower No. 2485 and H-frame structures M 2498, H 2487 through
2497, M 2492 and M 2486
That certain tract of land described in Paragraph One, Sub-Paragraph (2)(b) hereof.

(c)	Tower No. 2484
That certain tract of land described in Paragraph Four, Sub-Paragraph (2)(c) hereof.

(d)	Towers Nos. 2482 and 2483
That certain tract of land described in Paragraph Four, Sub-Paragraph (2)(d) hereof.
(13)    The 115 KV single circuit, steel tower and steel pole transmission line No. 95, extending from the Midtown Substation in a generally northwesterly direction for a distance of approximately 2-1/2 miles to the Orleans-Jefferson Parish line at a point located approximately 1-1/2 miles easterly of the LaBarre Road Substation in Jefferson Parish, Louisiana, owned by others. Also the following described property used and useful in connection with said 115 KV transmission line and upon which are located the following towers thereof, to-wit:
(a)    Tower No. 308
That certain tract of land described in Paragraph Two, Sub-Paragraph (11)(b) hereof.
(b)    Tower No. 310
That certain tract of land described in Paragraph Three, Sub-Paragraph (2)(c) hereof.
(14)    The 230 KV single circuit, guyed aluminum tower and steel tower and steel pole transmission line No. 96, extending from the Midtown Substation in a generally northeasterly then southerly direction to the Michoud Steam Electric Generating Station, a distance of approximately 20.5 miles. Also the following described property used and useful in connection with said 230 KV transmission line and upon which are located the following towers thereof, to‑wit:
(a)    Tower No. 411
That certain tract of land described in Paragraph Two, Sub-Paragraph (11)(c) hereof.
(b)    Towers Nos. 2104 through 2110
That certain tract of land described in Paragraph Four, Sub-Paragraph (2)(e) hereof.
(c)    Towers Nos. 1601 through 1630
Those certain tracts of land described in Paragraph Four, Sub-Paragraphs (2)(a) through (2)(e) hereof.
(d)    Towers Nos. 622
A certain portion of ground, situated in the Third District in a square bounded by Gentilly Road, McKain Street, Louisville and Nashville Railroad right-of-way and the Inner Harbor Navigation Canal Reservation, and designated by the letter A on a plat of survey by F. C. Gandolfo, Jr., Surveyor, dated February 20, 1953, redated September 14, 1961, measuring 298.93’ along the south line of Gentilly Road, 344.62’ along the side toward McKain Street, 186.83’ along the side toward the Louisville and Nashville Railroad right-of-way, and 348.44’ along the eastern boundary of the Inner Harbor Navigation Canal Reservation; acquired by the Company on September 21, 1961, from Mrs. Ongel Robert, widow of Albert Reel, by deed registered in C.O.B. 640, Folio 696; LESS AND EXCEPTING THEREFROM that certain parcel of ground (Parcel No. 11-1), more particularly described as beginning at a point on the easterly right of way line of the Inner Harbor Navigation Canal Reservation, said point being South 16°10’47” East a distance of 396.11 feet from a concrete monument located approximately at Station 180+00 of the Inner Harbor Navigation Canal on the easterly right of way line of the said canal reservation; thence North 16°10’47” West along the easterly right of way line of the said canal reservation, a distance of 28.60 feet to a point; thence North 74°21’15” East, parallel to and approximately 70 feet distant in a northerly direction from the centerline of the proposed New Orleans-Paris Road Highway, State Project No. 740-00-46, a distance of 196.91 feet to a point; thence South 1°44’02” West, a distance of 32.94 feet to a point; thence South 75°13’21” West, a distance of 186.83 feet to the point of beginning and containing 0.132 acres, identified as Parcel 11-1, as shown on the Right of

Way Map for the New Orleans-Paris Road Highway, Franklin Avenue-Joffre Road Section, State Project No. 740-00-046, Federal Aid Interstate Project No. 1-10-5(32) 241, Orleans Parish, prepared by Palmer and Baker Engineers, Inc., dated May 19, 1961, said map being on file in the office of the Department of Highways in the City of Baton Rouge, Louisiana, bearings herein referred to being grid bearings based on Louisiana Coordinate System (South Zone); and FURTHER LESS AND EXCEPTING THEREFROM THAT CERTAIN PARCEL OF GROUND shown as Lot A-2 on plat of survey by Coleman Kuhn, C. E. (Gandolfo, Kuhn & Associates, Civil Engineers-Surveyors), dated October 1, 1968, said Lot A-2 being situated at the intersection of the Southerly line of Gentilly Road and the Easterly line of the Industrial Canal property, and measures thence 288.64 feet front on the Southerly line of Gentilly Road, having a course of North 78°57’ East to a point; thence on a course South 2°36’30” West a distance of 196.74 feet to a point; thence on a course South 74°20’54” West, a distance of 224.15 feet to a point situated on the Easterly line of the Industrial Canal Property, on a course North 16°10’30” West a distance of 210 feet to the point of beginning, that is, the interesection of the Easterly line of the Industrial Canal property and the Southerly line of Gentilly Road.
(e)    Tower No. 623
That certain tract of land described in Paragraph Four, Sub-Paragraph (9)(c) hereof.
(15)    The 230 KV single circuit, steel tower and steel pole transmission line No. 97, extending from the Market Street Steam Electric Generating Station in a generally northwesterly direction to steel pole No. S2557, a distance of approximately 3 miles; thence extending from steel pole No. S2557, (A) in a generally northwesterly direction to the Midtown Substation, a distance of approximately 1.5 miles, and also (B) in a generally northeasterly direction a distance of approximately 8 miles to a point on the Orleans-St. Bernard Parish line located approximately 3/4 of a mile east of the Tricou Substation; thereafter re-commencing at another point on the Orleans-St. Bernard Parish line located approximately 5 miles northeast of the Arabi Substation in St. Bernard Parish, Louisiana, owned by others and extending in a generally northwesterly direction for a distance of approximately 1-3/4 miles to the Michoud Steam Electric Generating Station. Also the following described property used and useful in connection with said 230 KV transmission line and upon which are located the following towers thereof, to-wit:
(a)    Tower No. 33
That certain tract of land described in Paragraph Four, Sub-Paragraph (9)(d) hereof.
(b)    Tower No. 837
That certain tract of land described in Paragraph Two, Sub-Paragraph (11)(c) hereof.
(c)    Tower No. 2501
That certain tract of land described in Paragraph One, Sub-Paragraph (1)(h)(B) hereof.
(d)    Towers Nos. 1405 through 1408 and 2730
That certain tract of land described in Paragraph One, Sub-Paragraph (2)(a) hereof.
(e)    Towers Nos. 1412 through 1415

A right-of-way or servitude (not owned in fee by the Company) 150 feet wide situated in the Third District, extending from the north line of the South 1/2 of the Southeast 1/4, Section 18, Township 12 South, Range 13 East, to Bayou Bienvenu across the South 1/2 of the Southeast 1/4, Section 18 and the East 1/2 of Section 19, Township 12 South, Range 13 East, located as shown on the print of survey made by F. C. Gandolfo, Jr., under date of July 6, 1959, the centerline of said right-of-way being described according to said survey as commencing at a point designated by the letter b with coordinates X = 2,443,864/87 and Y = 488,399.92, and running thence South 16°18’13” East a distance of 4658 feet, more or less, to Bayou Bienvenu; acquired by the Company on August 3, 1959, from Arthur C. Waters, et als., by instrument registered in C.O.B. 630, Folio 389.
(16)    The 115 KV single circuit, steel tower and steel pole and wood pole transmission line No. 98, extending from the Market Street Steam Electric Generating Station in a generally northeasterly direction to the Michoud Steam Electric Generating Station, a distance of approximately 15 miles. Also the following described property used and useful in connection with said 115 KV transmission line and upon which are located the following towers thereof, to‑wit:
(a)    Tower No. 12
That certain tract of land described in Paragraph Four, Sub-Paragraph (9)(h) hereof.
(b)    Tower No. 622
That certain tract of land described in Paragraph Four, Sub-Paragraph (14)(d) hereof.
(c)    Tower No. 623
That certain tract of land described in Paragraph Four, Sub-Paragraph (14)(e) hereof.
(d)    Tower No. 913
That certain tract of land described in Paragraph Four, Sub-Paragraph (2)(c).
(e)    Towers Nos. 904 through 912
That certain tract of land described in Paragraph One, Sub-Paragraph (2)(b) hereof.
(f)    Towers Nos. 901 through 903
That certain tract of land described in Paragraph One, Sub-Paragraph (2)(a) hereof.
(17)    The 230 KV single circuit, steel tower transmission line No. 99, extending from the Michoud Steam Electric Generating Station in a generally southerly direction for a distance of approximately 1-3/4 miles to the Orleans-St. Bernard Parish line at a point located approximately 4-1/2 miles northeasterly of the Kaiser Substation in St. Bernard Parish, Louisiana, owned by others. Also the following described property used and useful in connection with said 230 KV transmission line and upon which are located the following towers thereof, to‑wit:
(a)    Towers Nos. 1405 through 1408 and 2730
That certain tract of land described in Paragraph One, Sub-Paragraph (2)(a) hereof.

(b)    Towers Nos. 1412 through 1415
That certain tract of land described in Paragraph Four, Sub-Paragraph (15)(e) hereof.
PARAGRAPH FIVE
The Electric Distribution Lines and Systems of the Company, including the structures, towers, poles, wires, insulators and appurtenances, appliances, conductors, conduits, cables, transformers, meters, regulator stations and regulators, accessories, devices and equipment and all of the Company’s other property, real, personal or mixed, forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distribution lines and systems, together with all of the Company’s rights-of-way, easements, permits prescriptions, privileges, municipal or other franchises, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, across, under, or upon any public streets or highways or other lands or property, public or private, all located in the Parish of Orleans, State of Louisiana.
PARAGRAPH SIX
The Gas Distributing Systems of the Company, whether now owned or, subject to the provisions of Section 15.03 hereof, hereafter acquired, including gas regulator stations, gas main crossings, odorizing equipment, gas metering stations, shops, service buildings, office buildings, expansion tanks, conduits, gas mains and pipes, mechanical storage sheds, boilers, service pipes, fittings, city gates, pipelines, booster stations, reducer stations, valves, valve platforms, connections, meters and all appurtenances, appliances, devices and equipment and all the Company’s other property, real, personal or mixed forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distributing systems, or any of them, together with all of the Company’s rights-of-way, easements, prescriptions, servitudes, privileges, immunities, permits and franchises, licenses, consents and rights for or relating to the construction, maintenance or operation thereof, in, on, through, across or under any public streets or highways or other lands or property, public or private, including all the Company’s right, title and interest in and to the following situated in the State of Louisiana:
ORLEANS PARISH
(1)    The Gas Service Center and Gas Regulator Station No. 14, situated in the First District on/and those certain tracts or parcels of land particularly described as follows:
(a)    A square of ground known as Square 407, bounded by Magnolia, Perdido, Clara and Poydras Streets, acquired by New Orleans Gas Light Co. on April 21, 1859, from Phoenia N. Wood, by deed registered in C.O.B. 77, Folio 683.
(b)    The continuation or projection of Magnolia Street, extending from Poydras to Perdido Streets, acquired by the Company on July 9, 1947 from George D. Tessier, by deed registered in C.O.B. 548, Folio 638.
(c)    A certain portion of ground designated by the letter “A” on a plat of survey by F. C. Gandolfo, Jr., Surveyor, dated October 9, 1946, comprising the greater portion (approximately 40,280 square feet) of the West half of Square No. 400, bounded by Poydras, Magnolia, Perdido, and South Robertson Streets, acquired by the Company on December 6, 1946, from the Illinois Central Railroad Company, by deed registered in C.O.B. 550, Folio 38; LESS AND EXCEPTING THEREFROM a certain irregular portion of ground designated as “Portion of Lot A to be acquired from N.O.P.S.I.” on a plan of resubdivision by the office of Gandolfo, Kuhn, Luecke and

Associates, dated July 6, 1981 (Dwg. No. T-163-14), and more particularly described as follows in accord with said plan: begin at a point on the northerly line of Poydras Street at the division line between Lots A and B; said point lying 202 feet 8 inches 1 line to the westerly line of S. Robertson Street measured westerly along the northerly line of Poydras Street; thence go along said line of Poydras Street westerly 10 feet 8 inches 3 lines to the division line of proposed Lots A-1 and W; thence go northerly along said line at 90° to Poydras Street a distance of 62 feet 8 inches 5 lines; thence continue along said line northeasterly, having an interior angle of 141°11’10”, a distance of 58 feet 9 inches 7 lines to the curved division line between Lots A and B; thence go southwesterly along said line along the arc of a curve to the right having a radius of 197 feet 1 inch 2 lines, a distance of 92 feet 6 inches 4 lines; thence go southerly along the division line between Lots A and B 22 feet 9 inches 2 lines to the northerly line of Poydras Street and the point of beginning, containing 1515.4 square feet.
(2)    Gas Regulator Station No. 1, situated in the Fourth District on/and that certain tract or parcel of land particularly described as follows:
A certain portion of ground in Square 204, bounded by Coliseum, Josephine, Prytania and St. Andrew Streets; acquired in part by the Company on December 2, 1929, from Charles A. Tessier, Jr., by deed registered in C.O.B. 450, Folio 526; and in part by the Company by counter-letter from Edwin T. Colton on August 23, 1932, registered in C.O.B. 489, Folio 425.
(3)    Gas Regulator Station No. 2, situated in the Fourth District on land owned by others and located at the intersection of Camp and Harmony Streets.
(4)    Gas Regulator Station No. 3, situated in the Sixth District on land owned by others and located at the intersection of Napoleon and Chestnut Streets.
(5)    Gas Regulator Station No. 4, situated in the Sixth District on land owned by others and located at the intersection of Nashville and Eleanor Streets.
(6)    Gas Regulator Station No. 5, situated in the Sixth District on land owned by others and located at the intersection of St. Charles Avenue and Dominican Street.
(7)    Gas Regulator Station No. 6, situated in the Seventh District on land owned by others and located at the intersection of South Claiborne Avenue and Fern St feet.
(8)    Gas Regulator Station No. 7, situated in the Seventh District on/and that certain tract or parcel of land particularly described as follows:
A certain portion of ground in Square 581, bounded by Carrollton Avenue, Stroelitz, Short and Palm Streets, acquired by the Company on August 6, 1931, from William J. Bentley, by deed registered in C.O.B. 461, Folio 517.
(9)    Gas Regulator Station No. 8, situated in the First District on land owned by others and located at the intersection of Canal Street and Carrollton Avenue.
(10)    Gas Regulator Station No. 9, situated in the Third District on land owned by others and located on Columbus Street between North Rocheblave and North Dorgenois Streets.
(11)    Gas Regulator Station No. 11, situated in the Third District on land owned by others and located at the intersection of North Miro Street and London Avenue.

(12)    Gas Regulator Station No. 12, situated in the Third District on land owned by others and located at the intersection of Franklin Avenue and North Roman Street.
(13)    Gas Regulator Station No. 13, situated in the Third District on/and that certain tract or parcel of land particularly described as follows:
A certain portion of ground known as Lot C in Square 476, bounded by Marais, Congress, Urquhart and Independence Streets, acquired by counter-letter by Charles A. Tessier, Jr., on July 13, 1931, in favor of the Company, registered in C.O.B. 477, Folio 130; and by the Company on July 13, 1931, from Charles A. Tessier, Jr., by deed registered in C.O.B. 463, Folio 286.
(14)    Gas Regulator Station No. 16, situated in the Fifth District on/and that certain tract or parcel of land particularly described as follows:
A certain portion of ground known as Lots 2 through 13 inclusive in Square 216, bounded by Brooklyn, DeArmas, Front and Lamarque Streets, acquired in part by New Orleans Lighting Co. on March 10, 1906, from Frank Sancho, by deed registered in C.O.B. 204, Folio 488; in part by New Orleans Gaslight Co. on June 5, 1908, from Sam Rasberry, by deed registered in C.O.B. 217, Folio 754; in part by New Orleans Gas Light Co. on August 14, 1909, from Philip Johnson, by deed registered in C.O.B. 228, Folio 604; in part by New Orleans Gas Light Co. on June 21, 1911, from Benjamin Miller, et als., by deed registered in C.O.B. 240, Folio 343; and in part by New Orleans Gas Light Co. on January 18, 1915 from Hudson Johnson, by deed registered in C.O.B. 271, Folio 272; LESS AND EXCEPTING THEREFROM a certain portion of Lot 8 in Square 216, comprising an area of approximately 3,125 square feet, described as commencing at the point formed by the intersection of the south property line of DeArmas Street and the east property line of River Street, thence in an easterly direction along the south property line of DeArmas Street approximately 162.5 feet to a point, the point of beginning; thence continuing in an easterly direction along the south property line of DeArmas Street approximately 31.25 feet to a point, thence right 90° along the west property line of Lot 9 of Square 216 approximately 100.00 feet to a point, thence right 90° along the north property line of Lot 13 of Square 216 approximately 31.25 feet to a point, thence right 90° along the eastern property line of Lot 7 of Square 216 approximately 100.00 feet to the point of beginning; and FURTHER LESS AND EXCEPTING THEREFROM seven certain portions of ground in Square No. 216 bounded by River Street, DeArmas Street, Brooklyn Street and Lamarque Street, which lots are designated as Lots 2, 3, 4, 5, 6, 7 and 13 on a survey of R. P. Fontcuberta, Jr., Surveyor, dated October 18, 1982, and revised on November 8, 1982 and December 15, 1982, which lots collectively commence at the point formed by the intersection of the south property line of DeArmas Street and the east property line of River Street and measures in a southerly direction along the east property line of River Street 129’11”3’’’ to a point forming the southwest corner of Lot 2; thence in an easterly direction along the south property line of Lots 2 and 13 a distance of 319’8”6’’’ to a point forming the southeast corner of Lot 13 and the property line of Brooklyn Street; thence in a northerly direction along the western property line of Brooklyn Street a distance of 29’11”3’’’ to a point forming the northeast corner of Lot 13; thence in a westerly direction along the north property line of Lot 13 a distance of 157’2”7’’’ to the southeastern corner of Lot 7; thence in a northerly direction along the eastern property line of Lot 7 100 to the point forming the northeast corner of Lot 7 and DeArmas Street; thence in a westerly direction along the southern line of DeArmas Street a distance of 162’6”0’’’ to the point of commencement.
(15)    Gas Regulator Station No. 18, situated in the Third District on/and that certain tract or parcel of land particularly described as follows:

A certain portion of ground known as Lot 23 in Square 218, bounded by Gordon, Burgundy, Tupelo and Dauphine Streets, acquired by the Company on July 18, 1932, from Jacob Faust, by deed registered in C.O.D. 469, Folio 357.
(16)    Gas Regulator Station No. 19, situated in the Second District on/and that certain tract or parcel of land particularly described as follows:
A certain portion of ground known as Lot C in Square 272, bounded by Canal Boulevard, Harrison Avenue, Louis XIV and French Streets, acquired by the Company on June 30, 1936, from Morris Caplan, by deed registered in C.O.B. 489, Folio 67.
(17)    Gas Regulator Station No. 20, situated in the Third District on/and that certain tract or parcel of land particularly described as follows:
A certain portion of ground known as Lot 3 in Square 43, bounded by Gentilly Boulevard, Peoples Avenue, Wisteria and Aster Streets, acquired by the Company on June 30, 1936, from East End Realty Co., Inc., by deed registered in C.O.B. 490, Folio 13.
(18)    Gas Regulator Station No. 21, situated in the Third District on land owned by others and located at the intersection of Lake Vista Avenue and Spanish Fort Circle.
(19)    Gas Regulator Station No. 22, situated in the Seventh District on/and that certain tract or parcel of land particularly described as follows:
A certain portion of ground known as Lots 1 and 2 in Square 539, bounded by Olive, Fern, Edinburgh and Short Streets, acquired by the Company on October 8, 1940, from Henry J. Bruning, by deed registered in C.O.B. 514, Folio 91.
(20)    Gas Regulator Station No. 23, situated in the Third District on land owned by others and located at the intersection of Elysian Fields Avenue and Timolean Street.
(21)    Gas Regulator Station No. 24, situated in the Fifth District on/and that certain tract or parcel of land particularly described as follows:
A certain portion of ground designated by the letter “B” on a plat of survey by F. C. Gandolfo, Jr., Surveyor, dated February 12, 1946, being the rear portion of original Lot 11 in Square No. 202, bounded by Hendee, DeArmas, Sumner and Lamarque Streets, acquired by the Company on April 5, 1946, from Charles J. Tessier, by deed registered in C.O.B. 539, Folio 680.
(22)    Gas City Gate No. 1, situated in the Seventh District on land owned by others and located at the intersection of Airline Highway and Cecil Street.
(23)    Gas City Gate No. 3, situated in the Fifth District on land owned by others and located at Patterson Road, south of Blair Street.
(24)    Gas City Gate No. 5, situated in the Fifth District on land owned by others and located at the northwest corner of Lennox Boulevard and Norman Canal.
(25)    Gas City Gate No. 6, situated in the Fifth District on/and that certain tract or parcel of land particularly described as follows:

A certain portion of ground designated as Lots 1 and 2 in Square 51 bounded by Jennifer Street, Mabel Street, East Sixth and East Ninth Streets, which said Lots 1 and 2 measure each 25 feet front on Jennifer Street, same in width in the rear, by a depth of 100 feet between equal and parallel lines, with Lot 1 forming the corner of East Ninth and Jennifer Streets; acquired by the Company from Junia A. Gingry, on January 19, 1970, by deed registered in C.O.B. 697, Folio 174.
(26)    Gas City Gate No. 7, situated in the Third District on/and that certain tract or parcel of land particularly described as follows:
A certain portion of ground, bounded in the front by the Chef Menteur Highway (U.S. Highway 90), in the rear by lands of the Louisville and Nashville Railroad Company, situated in Section 28, Township 11 South, Range 14 East; acquired by the Company from the Chef Menteur Land Company, Ltd., on May 7, 1976, by deed registered in C.O.B. 738F, Folio 131, and further described as follows:
Commencing at an iron pipe, marked by coordinates X=2,485,099.528 and Y=513,972.425, which is the point of beginning; thence south 37°53’27” east, a distance of 1,894.85 feet; thence south 56°25’33” west, a distance of 100.28 feet; thence north 37°53’27” west, a distance of 1,887.30 feet; thence north 52°06’33” east, a distance of 100 feet, to the point of beginning, as shown on a plat of survey by R. P. Fontcuberta, Surveyor, dated April 13, 1976
(27)    Gas City Gate No. 8, situated in the Third District on land owned by others and located at the northwest intersection of Paris Road and Bayou Bienvenue.
(28)    Gas City Gates Nos. 9, 11 and 12, situated in the Third District on/and that certain tract or parcel of land particularly described as follows:
A certain piece or portion of ground in that part thereof known as New Orleans East, Inc. Industrial Subdivision, and designated as Lot 31 on a Plan of Subdivision by Gandolfo, Kuhn, Luecke and Associates, Surveyors, dated September 20, 1978, approved by the City Planning Commission on October 5, 1978 and registered in C.O.B. 758, Folio 309, and according to which plan, and a survey of Gandolfo, Kuhn, Luecke and Associates, Surveyors, dated September 29, 1978 (Drawing No. J78), Lot 31 is located and measures as follows:
Commencing at a point formed by the intersection of the eastern property line of Industrial Parkway and the northern property line of Lot 18 of New Orleans East, Inc. Industrial Subdivision, thence N 64°19’11” E a distance of 2469.94 feet to the point of beginning; thence continue N 64°19’11” E a distance of 134.37 feet to a point; thence S 4°09’14” E a distance of 838.15 feet to a point; thence S 25°477’36” E a distance of 1218.27 feet to a point; thence N 64°14’54” E a distance of 125.00 feet to a point; thence N 25°47’36” W a distance of 1194.48 feet to a point; thence N 4°09’14” W a distance of 980.74 feet to a point; thence S 64°19’11” W a distance of 268.75 feet to a point; thence S 4°09’14” E a distance of 117.17 feet to the point of beginning; acquired by the Company subject to certain servitudes on October 6, 1978 from New Orleans East, Inc., by deed registered in C.O.B. 755, Folio 274.
(29)    Gas City Gate No. 15, situated in the Seventh District on land owned by others and located at the intersection of Earhart Expressway and Monticello Street.
(30)    Gas Booster Station No. 101, situated in the First District on land owned by others and located at the intersection of Tulane Avenue and S. Salcedo Street.

(31)    Gas Booster Station No. 102, situated in the Seventh District on land owned by others and located at the intersection of Airline Highway and Palmetto Street.
(32)    Gas Booster Station No. 103, situated in the Fifth District on land owned by others and located at the intersection of Pelican and Bermuda Streets.
(33)    Gas Booster Station No. 104, situated in the Third District on land owned by others and located at the intersection of Iroquois Street and Old Gentilly Road.
(34)    Gas Booster Station No. 105, situated in the Third District on land owned by others and located at the intersection of St. Bernard Avenue and DeSaix Circle.
(35)    Gas Booster Station No. 107, situated in the Seventh District on land owned by others and located at the intersection of Joliet and Jeannette Streets.
(36)    Gas Booster Station No. 108, situated in the Second District on land owned by others and located at the intersection of Orleans Avenue and N. Lopez Street.
(37)    Gas Booster Station No. 109, situated in the Seventh District on land owned by others and located at the intersection of Fig and Joliet Streets.
(38)    Gas Booster Station No. 110, situated in the Third District on land owned by others and located at the intersection of Chartres and Piety Streets.
(39)    Gas Booster Station No. 111, situated in the Third District on land owned by others and located at the intersection of Esplanade Avenue and Marais Street.
(40)    Gas Booster Station No. 112, situated in the Third District on land owned by others and located at the intersection of Gentilly Boulevard and St. Anthony Avenue.
(41)    Gas Booster Station No. 113, situated in the Second District on land owned by others and located at the intersection of Moss and Dumaine Streets.
(42)    Gas Booster Station No. 114, situated in the First District on land owned by others and located at the intersection of Tchoupitoulas and Diamond Streets.
(43)    Gas Booster Station No. 115, situated in the Sixth District on land owned by others and located at the intersection of Fontainebleau Drive and Napoleon Avenue.
(44)    Gas Booster Station No. 117, situated in the Third District on land owned by others and located at the intersection of Mirabeau and Paris Avenues.
(45)    Gas Booster Station No. 118, situated in the Second District on land owned by others and located at the intersection of Memphis and Walker Streets.
(46)    Gas Booster Station No. 119, situated in the Fourth District on land owned by others and located at the intersection of Josephine and Rousseau Streets.
(47)    Gas Booster Station No. 120, situated in the Third District on land owned by others and located at the intersection of Urquhart Street and Caffin Avenue.

(48)    Gas Booster Station No. 121, situated in the Third District on land owned by others and located on N. Rocheblave Street between Mazant and Piety Streets.
(49)    Gas Booster Station No. 122, situated in the Sixth District on land owned by others and located at the intersection of Louisiana Avenue and S. Saratoga Street.
(50)    Gas Booster Station No. 124, situated in the Second District on land owned by others and located on Toulouse Street near N. Bernadotte Street.
(51)    Gas Booster Station No. 125, situated in the Second District on land owned by others and located on Florida Avenue near Canal Boulevard.
(52)    Gas Booster Station No. 126, situated in the Fourth District on land owned by others and located on S. Saratoga Street between Second and First Streets.
(53)    Gas Booster Station No. 127, situated in the Third District on land owned by others and located on Mendez Street near Lafaye Street.
(54)    Gas Booster Station No. 128, situated in the Seventh District on land owned by others and located on Bellaire Drive at the 17th Street Canal.
(55)    Gas Booster Station No. 129, situated in the Third District on land owned by others and located at the intersection of Dauphine and Mandeville Streets.
(56)    Gas Booster Station No. 131, situated in the Sixth District on land owned by others and located at the intersection of Broadway and Perrier Streets.
(57)    Gas Booster Station No. 132, situated in the Fifth District on land owned by others and located at the intersection of Vallette and Slidell Streets.
(58)    Gas Booster Station No. 133, situated in the Third District on land owned by others and located on Law Street near Feliciana Street.
(59)    Gas Booster Station No. 135, situated in the Third District on land owned by others and located on Sister Street near St. Claude Avenue.
(60)    Gas Booster Station No. 136, situated in the Sixth District on land owned-by others and located on Olive Street near Audubon Street.
(61)    Gas Reducing Station No. 201, situated in the First District on land owned by others and located at the intersection of S. Dorgenois and Thalia Streets.
(62)    Gas Reducing Station No. 203, situated in the Second District on land owned by others and located at the intersection of Harrison Avenue and Memphis Street.
(63) Gas Reducing Station No. 205, situated in the Third District on land owned by others and located at the intersection of Robert E. Lee Boulevard and Begonia Lane.
(64)    Gas Reducing Station No. 206, situated in the Third District on land owned by others and located at the intersection of Beauregard Avenue and Zinnia Lane.

(65)    Gas Reducing Station No. 208, situated in the Third District on land owned by others and located at the intersection of St. Maurice Avenue and Marais Street.
(66)    Gas Reducing Station No. 209, situated in the Third District on land owned by others and located at the intersection of Reynes Street and St. Claude Avenue.
(67)    Gas Reducing Station No. 211, situated in the First District on land owned by others and located on Clio Street between S. Broad Avenue and S. White Street.
(68)    Gas Reducing Station No. 212, situated in the Second District on land owned by others and located at the intersection of Canal Boulevard and Robert E. Lee Boulevard.
(69)    Gas Reducing Station No. 213, situated in the First District on land owned by others and located on S. Salcedo Street between Erato and Thalia Streets.
(70)    Gas Reducing Station No. 215, situated in the Third District on land owned by others and located at the intersection of Gentilly Road and the Vincent Tract.
(71)    Gas Reducing Station No. 216, situated in the Third District on land owned by others and located at the intersection of Lakeshore Drive and Bayou St. John.
(72)    Gas Reducing Station No. 217, situated in the Third District on land owned by others and located at the intersection of Gentilly Road and Darby Street.
(73)    Gas Reducing Station No. 219, situated in the Second District on land owned by others and located at the intersection of Robert E. Lee Boulevard and General Haig Street.
(74)    Gas Reducing Station No. 220; situated in the Third District on land owned by others and located at the intersection of Cerise Street and Chef Menteur Highway.
(75)    Gas Reducing Station No. 221, situated in the Seventh District on land owned by others and located at the intersection of Pontchartrain Boulevard and Brooks Street.
(76)    Gas Reducing Station No. 223, situated in the Seventh District on land owned by others and located on Academy Drive near Lakewood Drive.
(77)    Gas Reducing Station No. 224, situated in the Third District on land owned by others and located on Michoud Boulevard near Chef Menteur Highway.
(78)    Gas Reducing Station No. 225, situated in the Third District on land owned by others and located at 14700 Intracoastal Drive.
(79)    Gas Reducing Station No. 226, situated in the Third District on land owned by others and located at the intersection of Industrial Parkway and the L & N Railroad tracks.
(80)    Gas Reducing Station No. 227, situated in the Third District on land owned by others and located on Vinot Road near U.S. Highway 90.
(81)    Gas Reducing Station No. 228, situated in the First District on land owned by others and located on Thalia Street near S. Roman Street.

(82)    Gas Reducing Station No. 229, situated in the Third District on land owned by others and located on Read Road south of Morrison Road.
(83)    Gas Reducing Station No. 230, situated in the Third District on land owned by others and located on Wright Road south of Morrison Road.
(84)    Gas Reducing Station No. 231, situated in the Third District on land owned by others and located on U.S. Highway 90 east of Chef Menteur Pass.
(85)    Gas Reducing Station No. 232, situated in the Third District on land owned by others and located at the intersection of Paris and Old Gentilly Roads.
ST. BERNARD PARISH
(1)    The odorizer building, situated on land owned by others, located on Judge Perez Drive below Paris Road.
(2)    The Alligator Point Platform, situated on land owned by others and located in Lake Borgne.
(3)    The concrete-coated-steel 6 inch Chalmette submarine and non-submarine transmission pipeline extending from Chalona Drive in a generally northeasterly direction to Gas City Gate No. 8, a distance of approximately 3 miles. Also the following described property used and useful in connection with said transmission pipeline and on which portions of the non-submarine part of said pipeline are located, more particularly described as follows:
That portion lying North of the 40 Arpent Canal of the following described property: One certain parcel of ground situated in the Parish of St. Bernard, State of Louisiana, on the East Bank of the Mississippi River at about four miles below the U.S. Barracks or about seven miles below Canal Street, in the City of New Orleans, forming part of the Corinne Plantation, known as Lot No. Two (2) on a plan by A. C. Bell, Civil Engineer, on the 11th day of July, 1893, annexed in the margin of an act of sale to Jules Meraux, executed before Charles T. Soniat, Notary, on January 2, 1894. The said parcel measures according to said plan one hundred ninety-one (191) feet, ten (10) inches front on a line designated by the letters “E” and “F”, said Lot No. Two (2) being bounded on the upper side by the line dividing said Lot No. Two (2) from Lot No. One (1) and on the lower side by the line dividing Lot No. Two (2) from Lot No. Three (3), together with the batture property in front of Lot No. Two (2), said lot extending from the river bank to the township line which divides Township 12 South from Township 13 South, Range 13 East; acquired by the Company from Goldking Properties Company on June 1, 1978, by deed registered in C.O.B. 156, Folio 109 of the records of St. Bernard Parish; LESS AND EXCEPTING THEREFROM the right of way of the New Orleans and Southern (commonly known as Shell Beach) Railroad and the right of way of the public road; and FURTHER LESS AND EXCEPTING THEREFROM the following: (A) a plot comprising the front portion of Lot No. Two (2) on a plan made by A. C. Bell, C.E., on July 11, 1893, annexed on the margin of act of sale to Jules Meraux executed before Charles T. Soniat, N.P., on January 2, 1894; (B) property acquired by Steve Favalora by purchase from Milton E. Drewes and Anthony J. Bertucci by act executed before Boris Burk, N.P., Parish of Orleans, on May 31, 1945, registered in C.O.B. 49, Folio 455; (C) drainage right of way acquired by Lake Borgne Basin Levee District by purchase from Milton E. Drewes and Anthony J. Bertucci by act executed before Anthony B. Nunez, Clerk of Court, St. Bernard Parish, Louisiana, on

March 29, 1946, registered in C.O.B. 50, Folio 294; (D) property acquired by Lawrence W. Bergeron by purchase from Milton E. Drewes and Anthony J. Bertucci by act before Anthony B. Nunez, Clerk of Court, St. Bernard Parish, Louisiana, on March 29, 1946, registered in C.O.B. 50, Folio 317; and (E) property acquired by Steve Favalora from Milton E. Drewes by act executed before Louis M. Vinsanau, N.P., Parish of St. Bernard, Louisiana, on December 27, 1947, registered in C.O.B. 51, Folio 550.
(4)    The concrete-coated, steel 6 inch Lake Borgne submarine transmission pipeline extending from Bayou Biloxi Field owned by others in a general direction to Alligator Point Platform, a distance of approximately 14 miles.
(5)    The concrete-coated, steel 8 inch Lake Borgne submarine transmission pipeline extending from Rigolets Field owned by others in a generally southwesterly direction to Alligator Point Platform, a distance of approximately 11 miles.
(6)    The concrete-coated, steel 10 inch Lake Borgne submarine transmission pipeline extending from the Alligator Point Platform in a general westerly direction to Gas City Gate No. 9, a distance of approximately 11 miles.
PARAGRAPH SEVEN
All of the franchises, privileges, permits, grants and consents for the construction, operation and maintenance of electric and gas systems in, on and under streets, alleys, highways, roads, public grounds and rights-of-way and all rights incident thereto which were granted by the governing bodies of the City of New Orleans, State of Louisiana, and which are shown together with the expiration dates thereof, in the following schedule:

ELECTRIC FRANCHISES

Description		Expiration

Ordinance No.	806 C.S.	Indeterminate
Ordinance No.	6,822 C.C.S.	Indeterminate
Ordinance No.	7,068 C.C.S.	Indeterminate
Ordinance No.	8,423 C.C.S.	Indeterminate
Ordinance No.	1,443 M.C.S.	Indeterminate
Ordinance No.	4,272 M.C.S.	Indeterminate

GAS FRANCHISES

Description		Expiration

Ordinance No.	6,822 C.C.S.	Indeterminate
Ordinance No.	7,069 C.C.S.	Indeterminate
Ordinance No.	8,423 C.C.S.	Indeterminate
Ordinance No.	10,612 C.C.S.	Indeterminate
Ordinance No.	1,443 M.C.S.	Indeterminate
Ordinance No.	4,272 M.C.S.	Indeterminate

IN WITNESS WHEREOF, NEW ORLEANS PUBLIC SERVICE INC., party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and Bank of Montreal Trust Company, one of the parties hereto of the second part, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Secretaries, and Z. George Klodnicki, the other party hereto of the second part, for like purposes, has hereunto set his hand and affixed his seal, all as of the day and year first above written.

NEW ORLEANS PUBLIC SERVICE INC.

[CORPORATE SEAL]	By/s/M. H. McLETCHIE M. H. McLETCHIE Senior Vice President

ATTEST:

/s/N. J. BRILEY
N. J. BRILEY
Assistant Secretary

Executed, sealed and delivered by
NEW ORLEANS PUBLIC SERVICE INC.,
in the presence of:

/s/ ALICE G. ROJAS

/s/ JEAN P. COLLINS

BANK OF MONTREAL TRUST COMPANY, as Trustee

[CORPORATE SEAL]	/s/K. O. HEALEY K. O. HEALEY Vice President and Trust Officer

ATTEST:

/s/T. GABALLAH
T. GABALLAH
Assistant Secretary

/s/Z. GEORGE KLODNICKI [L.S.] Z. George Klodnicki As Co-Trustee

Executed, sealed and delivered by
BANK OF MONTREAL TRUST COMPANY and,
Z. GEORGE KLODNICKI, in the
presence of:

/s/ K. BARKER
K. BARKER

/s/ T. CORTES
T. CORTES

STATE OF LOUISIANA    )
) SS.:
PARISH OF ORLEANS    )

On this 11th day of May, 1987, before me appeared M. H. McLETCHIE, to me personally known, who, being duly sworn, did say that he is Senior Vice President of NEW ORLEANS PUBLIC SERVICE INC., and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said M. H. McLETCHIE acknowledged said instrument to be the free act and deed of said corporation.
On the 11th day of May, in the year 1987, before me personally came M. H. McLETCHIE, to me known, who, being by me duly sworn, did depose and say that he resides at 21 Glacier Court, New Orleans, Louisiana 70114; that he is Senior Vice President of NEW ORLEANS PUBLIC SERVICE INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

[NOTARIAL SEAL]	/s/J. WAYNE ANDERSON Notary Public Parish of Orleans, State of Louisiana My Commission is Issued for Life

STATE OF NEW YORK    )
) SS.:
COUNTY OF NEW YORK    )

On this 8th day of May, 1987, before me appeared K. O. HEALEY, to me personally known, who, being duly sworn, did say that he is a Vice President and Trust Officer of BANK OF MONTREAL TRUST COMPANY, and that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said K. O. HEALEY acknowledged said instrument to be the free act and deed of said corporation.
On the 8th day of May, in the year 1987, before me personally came K. O. HEALEY, to me known, who, being by me duly sworn, did depose and say that he resides at 25 McCutcheon Court, Middletown, New Jersey 07748; that he is a Vice President and Trust officer of BANK OF MONTREAL TRUST COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

[NOTARIAL SEAL]	/s/MAUREEN RADIGAN MAUREEN RADIGAN Notary Public, State of New York No. 31-4865983 Qualified in New York County Commission Expires July 28, 1988

STATE OF NEW YORK    )
) SS.:
COUNTY OF NEW YORK    )

On this 8th day of May, 1987, before me personally appeared Z. GEORGE KLODNICKI, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.
On the 8th day of May, 1987, before me personally came Z. GEORGE KLODNICKI, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.

[NOTARIAL SEAL]	/s/MAUREEN RADIGAN MAUREEN RADIGAN Notary Public, State of New York No. 31-4865983 Qualified in New York County Commission Expires July 28, 1988

SUMMARY OF RECORDING DATA

Parish	Date Filed	Entry or File No.	Mortgage Book	Page or Folio
Orleans	May 12, 1987	705481*	2515	615
St. Bernard	May 12, 1987	231021	457	1

_____________________

* Notarial Archives Number